                                                                   EXHIBIT 10.3


[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                                                                  EXECUTION COPY



                      STOCK AND WARRANT PURCHASE AGREEMENT

         THIS STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of February 4, 2001 between Princeton Video Image, Inc., a New Jersey corporation (the "Company"), and PVI Holding, LLC, a Delaware limited liability company (the "Purchaser"). The parties hereby agree as follows:

         1. Authorization and Sale of the Common Shares and Warrants.

            1.1 Authorization. The Company has authorized the issuance and sale pursuant to the terms and conditions hereof of 15,471,908 shares of its Common Stock, including shares of Common Stock issuable upon exercise of the Warrants described below.

            1.2 Sale and Issuance of the Shares and Warrants; Consideration. Subject to the terms and conditions hereof,

                (a) on the business day after the consummation of the conditions precedent to the issuance thereof in Sections 5.1 and 5.2 have been satisfied or waived (the "First Closing Date"), the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company 2,007,909 shares of Common Stock (the "First Shares") in consideration for $5,019,772.50; and

                (b) on the Second Closing (as defined below), the Company will issue and sell to the Purchaser and the Purchaser will purchase from the
Company:

                    (i) 1,992,091 shares of Common Stock (the "Second Shares", and together with the First Shares, the "Initial Shares") in consideration for $4,980,227.50; and

                    (ii) warrants (the "Warrants") which entitle the Purchaser to purchase 11,471,908 shares of the Company's Common Stock (subject to adjustment pursuant to the footnote to the form of Warrant Certificate attached hereto as Exhibit B) (the "Warrant Shares, and together with the Initial Shares, the "Shares") at any time after the Second Closing Date (as defined below) until and including the third anniversary of the Second Closing Date (the "Expiration Date") at the following prices:

                         (A) $8.00 per share from the Second Closing Date until and including the first anniversary of the Second Closing Date;

                         (B) $9.00 per share from the first anniversary of the Second Closing Date until and including the second anniversary of the Second Closing Date; and

                         (C) $10.00 per share from the second anniversary of the Second Closing Date until and including the Expiration Date,

                         on the terms set forth in the form of the Warrant Certificate attached hereto as in Exhibit B.


         2. Closing Date; Delivery.

            2.1 Closing Date. The closing comprising the purchase by the Purchaser and sale by the Company of the First Shares shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 on the First Closing Date or at such other time and place as the Company and the Purchaser may agree in writing (the "First Closing"). The closing comprising the purchase by the Purchaser and sale by the Company of the Second Shares and the Warrants shall be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 on the business day following the date upon which the conditions to the issuance thereof in Sections 5.3 and 5.4 have been satisfied or waived or at such other time and place as the Company and the Purchaser may agree in writing (the "Second Closing").

            2.2 Delivery. Subject to the terms of this Agreement:

                (a) at the First Closing, the Company will deliver to the Purchaser a certificate representing the First Shares, in consideration for $5,019,772.50 by wire transfer of same day funds to such account or accounts as may be specified by the Company; and

                (b) at the Second Closing, the Company will deliver to the
Purchaser:

                    (i) a certificate representing the Second Shares, in consideration for $4,980,227.50 by wire transfer of same day funds to such account or accounts as may be specified by the Company; and


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                    (ii) a certificate evidencing the Warrants.


         3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that (except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be deemed to be representations and warranties as if made hereunder):

            3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted. At the time of and continuing after the merger of the Company with and into Princeton Video Image, Inc., a Delaware corporation with the certificate of incorporation substantially in the form attached as Exhibit A-1 hereto and bylaws substantially in the form attached as Exhibit A-2 hereto (the "Delaware Company"), the Delaware Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and will have all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted. The Company is qualified or licensed to do business as a foreign corporation in all jurisdictions where such qualification or licensing is required, except where the failure to so qualify could not have a material adverse effect on the financial condition, properties, business, prospects or results of operations of the Company. For the purpose of this Agreement, where the context requires, the terms "Company" and "Delaware Company" may be used interchangeably to refer to Insert, Inc. after the reincorporation.

            3.2 Corporate Power. The Company has all requisite corporate power and authority necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), the Shareholders Agreement in the form attached hereto as Exhibit E (the "Shareholders Agreement"), the L-VIS License Agreement in the form attached hereto as Exhibit F-1 (the "License Agreement") and the Joint Collaboration and License Agreement, which definitive agreement will be based on the terms set forth in Exhibit F-2 attached hereto (the "Joint Collaboration and License Agreement"). This Agreement, the Registration Rights Agreement, the Shareholders Agreement, the License Agreement and the Joint Collaboration and License Agreement (together, the "Transaction Documents") are valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.




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            3.3 Subsidiaries; Other Entities.

                (a) The Company owns or controls, directly or indirectly, the majority of voting power of the entities listed on Exhibit G-1 attached hereto (each, a "Subsidiary"). Each Subsidiary has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. Each Subsidiary is qualified to do business as a foreign corporation in those jurisdictions in which such qualification is necessary in order to undertake its respective business and is not qualified to do business as a foreign corporation only in such other jurisdictions in which the failure to be so qualified will not have a material adverse effect on such Subsidiary's financial condition, properties, business, prospects or results of operations. Exhibit G-1 attached hereto sets forth the details of ownership of the securities of each Subsidiary and the details of any existing equity interests and Rights in relation to each Subsidiary. The Company owns all such securities of each Subsidiary free and clear of any lien, encumbrance or similar right. Except for the Subsidiaries, the Company does not control, directly or indirectly, any other corporation, partnership, joint venture, limited liability company, association or business entity or other similar entity.

                (b) Exhibit G-2 attached hereto sets forth the entities in which the Company has an economic interest ("Investments"), the details of ownership of the securities of each such entity and the details of any existing equity interests and Rights in relation to each such entity. The Company owns all securities of each Investment free and clear of any lien, encumbrance or similar right.

            3.4 Capitalization.

                (a) The authorized capital stock of the Company is (i) 40,000,000 shares of Common Stock, no par value, (ii) 1,000,000 shares of Preferred Stock, (iii) a series of 167,000 shares of such class of Preferred Stock designated as the Series A Redeemable Preferred Stock, $4.50 par value ("Series A Redeemable Preferred Stock") and (iv) a series of 93,300 shares of such class of Preferred Stock designated as the Series B Redeemable Preferred Stock, $5.00 par value ("Series B Redeemable Preferred Stock"). There are issued and outstanding 10,089,995 shares of the Common Stock, 11,363 shares of Series A Redeemable Preferred Stock, 12,834 shares of Series B Redeemable Preferred Stock and no other Preferred Stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The holders of any and all options, warrants, securities, rights or other interests convertible into or exchangeable for, or otherwise giving the holder thereof the right to purchase or acquire, directly or indirectly, from the Company or, to the best knowledge of the Company, from any other Person any shares of Common Stock or any other such option, warrant of security, right or instrument,



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including, without limitation, unvested warrants, out-of-the-money options, securities issued in any acquisition transaction, and any instrument of the value of which is measured by reference to the value of the Common Stock (individually or collectively, "Rights"), along with the number of shares of capital stock issuable upon exercise of such Rights and the agreements upon which the Rights are based, are set forth in Exhibit H hereto. The information regarding the nature and amount of shares of Common Stock and Rights set forth in Exhibit K attached hereto is accurate.

                (b) The Company has reserved 2,160,000 shares of Common Stock (and upon obtaining shareholder approval, will have reserved 5,160,000 shares of Common Stock) for issuance to employees, consultants, officers or directors upon exercise of options granted or to be granted under stock or other option plans or arrangements approved by the Board of Directors of the Company (the "Company's Board").

                (c) Except as set forth in this Agreement and the Registration Rights Agreement, there are no outstanding Rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock, including without limitation, agreements providing for the payment to be made in the form of shares of Common Stock or Rights.

                (d) Except for the Shareholders Agreement executed concurrently herewith, the Company is not a party or subject to any agreement or understanding between any persons or entities, which affects or relates to the voting or giving of written consents with respect to any securities.

            3.5 Authorization.

                (a) Corporate Action. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Shares and the Warrants and the authorization, execution and performance of the Company's obligations hereunder and under the other Transaction Documents in the case of the First Shares, have been taken and, in the case of the Second Shares and the Warrants, other than the approval of the Company's shareholders have been taken.

                (b) Shareholder Approval. The approval by the Company's shareholders of this Agreement and the other Transaction Documents (i) is not required for the issuance and sale of the First Shares, (ii) with respect to the issuance and sale of the Second Shares, the Warrants and the Warrant Shares, and
(iii) with respect to the re- incorporation of the Company in Delaware as the Delaware Company, requires an affirmative vote of a majority of the votes cast at a meeting of shareholders of the Company at which a quorum is present and is the only vote of holders of any class or



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series of the Company's securities necessary to approve the Company's actions taken or to be taken in connection with this Agreement and the other Transaction Documents.

                (c) Valid Issuance. The Shares when issued in compliance with the provisions of this Agreement will be duly and validly issued, fully paid and nonassessable and will be free of any liens or encumbrances. The rights and restrictions of the Shares are as set forth in the Certificate of Incorporation. Each of the Warrants when issued in compliance with the provisions of this Agreement will be duly and validly issued and free of any liens or encumbrances. The Second Shares and the Warrant Shares have been duly and validly reserved for issuance. The Shares when issued and delivered in accordance with the terms of this Agreement and the Warrants (with respect to the Warrant Shares) will not be subject to any preemptive rights or rights of first refusal, and the Shares will be entitled to full and unencumbered voting rights consistent with the provisions of the Company's Certificate of Incorporation.

            3.6 No Preemptive Rights. No person has any right of first refusal or any preemptive rights in connection with (i) the issuance of the Shares or
(ii) any future issuances of securities by the Company.

            3.7 Intellectual Property Rights.

                 (a) "Intellectual Property Rights" means all domestic and foreign patents, trademarks, copyrights, service marks, and applications and registrations therefor, and all software, technical data and designs, trade names, customer lists, trade secrets, proprietary processes and formulae, inventions, know-how, other confidential and proprietary information, and other industrial and intellectual property rights. The Company and its Subsidiaries owns or is licensed to use all of the Intellectual Property Rights used by the Company to carry on its business as presently conducted and as presently proposed to be conducted. Exhibit I-1 attached hereto sets forth a true and complete list of all domestic and foreign patents, domestic and foreign trademarks, domestic and foreign service marks, domestic and foreign copyrights, and applications and registrations therefor, owned or controlled by the Company or its Subsidiaries. All registered or issued patents, copyrights, trademarks, and service marks, and applications therefor owned or controlled by the Company or its Subsidiaries are in full force and effect. All prior art known to the Company or its Subsidiaries which may be or may have been pertinent to the examination of any United States patent or patent application listed on Exhibit I-1 attached hereto has been cited to the United States Patent and Trademark Office.

                 (b) Except with respect to the Licensed Rights (as defined herein), the Company has good, valid and subsisting title to all of the Intellectual Property Rights used by the Company or its Subsidiaries to carry on its business as presently conducted, free and clear of all liens, mortgages, security interests, pledges, charges and



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encumbrances, and, to the Company's best knowledge, third party claims of any ownership rights, title or interest. The Company or its Subsidiaries has the right to bring infringement actions with respect to the Intellectual Property Rights owned or controlled by the Company and its Subsidiaries. Intellectual Property Rights conceived by employees or consultants of the Company or its Subsidiaries and related to the business of the Company or its Subsidiaries were "works for hire", and all right, title, and interest therein were transferred and assigned to the Company or its Subsidiaries.

                 (c) To the Company's best knowledge, the Company does not use, market or sell, nor proposes to use, market or sell, any product or service that violates or would violate any Intellectual Property Right of a third party. Other than as identified in Exhibit I-2, there is no pending or threatened claim or litigation against the Company (i) contesting the Company's or its Subsidiaries' right to use Intellectual Property Rights to carry on its business as presently conducted, (ii) asserting the invalidity, unenforce ability or misuse of any Intellectual Property Rights owned or controlled by the Company or its Subsidiaries, or (iii) asserting the infringement or other violation of, or conflict with, any Intellectual Property Rights of a third party. Other than as identified in Exhibit I-3, the Company is not aware of any third party that uses, markets or sells or proposes to use, market or sell, any product or service that violate, or would violate or is in conflict with the Intellectual Property Rights owned or controlled by the Company or its Subsidiaries.

                 (d) None of the Intellectual Property Rights owned or controlled by the Company or its Subsidiaries are subject to any outstanding judgment or contract restricting the use thereof by the Company or its Subsidiaries. Other than in the ordinary course of business consistent with past practices, neither the Company nor its Subsidi aries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Rights. Any agreement, contract or other representations or commitment by the Company or its Subsidiaries to indemnify a third party with respect to Intellectual Property Rights owned or controlled by the Company or its Subsidiaries is identified in Exhibit I-4 attached hereto.

                 (e) Exhibit I-5 attached hereto sets forth all agreements, memorandums or other undertakings that grant licenses, sublicenses or other rights of use of any Intellectual Property Rights owned by a third party and licensed to the Company or its Subsidiaries (the "Licensed Rights"). Such Licensed Rights are valid and authorized by the terms under which the Company or its Subsidiaries licenses or otherwise uses such Licensed Rights. The Company and its Subsidiaries are not in default in the payment of any royalties, license fees or other consideration to any owner or licensor of any Licensed Rights used in or necessary for the conduct of its business as now conducted and as proposed to be conducted or to any agent or representative of any such owner or licensor by reason of the use thereof by the Company or its Subsidiaries nor otherwise is in default in any material respect in the performance of any of its obligations to any such owner or




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

licensor, and no such owner or licensor, nor any such agent or representative, has notified the Company or its Subsidiaries of any claim of any such default.

                 (f) Exhibit I-6 attached hereto sets forth all agreements, memoran dums or other undertakings that grant licenses, sublicenses, or other rights of use of the Intellectual Property Rights or the Licensed Rights granted by the Company or its Subsidiaries.

            3.8 Compliance with Other Instruments. Each of the Company and its Subsidiaries is not in violation of any term of its Certificate of Incorporation or Bylaws, nor is the Company nor its Subsidiaries in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment or decree, the violation of which could have a material adverse effect on the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually or in the aggregate, and, to the best knowledge of the Company, is not in violation of any order, statute, rule or regulation applicable to the Company or its Subsidiaries, the violation of which could have a material adverse effect on the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually or in the aggregate. The execution, delivery and performance of and compliance with this Agreement or the other Transaction Documents, and the issuance and sale of Shares and the Warrants will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company and its Subsidiaries, individually or in the aggregate, pursuant to any such term. To the best knowledge of the Company, there is no such term or any such order, statute, rule or regulation which adversely affects, or in the future could materially adversely affect, the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually or in the aggregate, or any of their properties or assets.

            3.9 Litigation, etc. There is no action, proceeding or investigation pending or threatened against the Company or its Subsidiaries, or their respective officers, directors or shareholders, or to the best knowledge of the Company, against employees of the Company or its Subsidiaries (or, to the best knowledge of the Company, any basis therefor or threat thereof): (a) which could result, either individually or in the aggregate, in (i) any material adverse change in the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually or in the aggregate, or in any of their properties or assets, or (ii) any material impairment of the right or ability of the Company or its Subsidiaries to carry on its business as now conducted or as proposed to be conducted, or (iii) any material liability on the part of the Company or its Subsidiaries; or (b) which questions the validity of this Agreement or the other Transaction Documents, or any action taken or to be taken in connection herewith.




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Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or its Subsidiaries currently pending or which the Company or its Subsidiaries currently intends to initiate.

            3.10 Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental or regulatory authority, agency, commission, body or other governmental entity or by any court ("Governmental Authority") or other third party is required in connection with:
(a) the valid execution and delivery of this Agreement or the other Transaction Documents; (b) the obtaining of the consents, permits and waivers specified in subsection 5.1(b) hereof with respect to the First Closing; or (c) the obtaining of the consents, permits and waivers specified in subsection 5.3(b) hereof with respect to (x) the Second Closing, other than the re-incorporation in Delaware or (y) the re-incorporation in Delaware.

            3.11 Offering. In reliance on the representations and warranties of the Purchaser in Section 4 hereof, the offer, sale and issuance of Shares and the Warrants in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), or the qualification or registration requirements of applicable blue sky laws.

            3.12 Taxes. Each of the Company and its Subsidiaries has filed all tax returns that are required to have been filed with appropriate federal, state, county and local governmental agencies or instrumentalities, except where the failure to do so could not have a material adverse effect on the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually and in the aggregate. Neither the Company nor its Subsidiaries have elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which could have a material effect on the financial condition, properties, business, prospects or results of operations of the Company, as presently conducted or proposed to be conducted or any of its properties or material assets. Each of the Company and its Subsidiaries has paid or established reserves for all income, franchise and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by it.

            3.13 Title. Each of the Company and its Subsidiaries owns or leases all property and assets used in the conduct of its business free and clear of all liens, mortgages, loans or encumbrances except liens for current taxes and such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's or its Subsidiary's ownership (as applicable) or use of such property or assets.




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


With respect to the property and assets leased by each of the Company and its Subsidiaries, each of the Company and it Subsidiaries is in compliance with such leases and, to the best of the Company's knowledge, holds valid leasehold interests free and clear of any liens, claims or encumbrances.

            3.14 Material Contracts and Commitments. (a) All of the Company's material agreements are set forth on the list attached hereto as Exhibit J (the "Contracts") which includes, without limitation:

                 (i) all of the contracts, mortgages, indentures, agreements, instruments and transactions to which the Company is a party or by which it is bound (including purchase orders to the Company or placed by the Company) which involve obligations of, or payments to, the Company in excess of $100,000;

                 (ii) all agreements between the Company and its officers, directors, consultants and employees,

                 (iii) all agreements or understandings between the Company and current or potential sales affiliates, agents or distributors;

                 (iv) all agreements of the Company that contain restrictions on its ability to compete;

                 (v) all agreements creating an obligation to participate in a joint venture, limited liability company, partnership or similar arrangement;

                 (vi) all agreements that contain provisions that require or gives either party to the agreement the option that payments by the Company be made as a percent of its revenue or in stock;

                 (viii) all agreements with a term exceeding three years;

                 (ix)   all guarantees of the obligations of others;

                 (x) all agreements granting rights of exclusivity to third parties ;

                 (xi) all agreements relating to the acquisition or disposition of any business or any interest therein;

                 (xii) all leases of real property or material personal property or any capital leases.

                 (b) All of the Contracts are valid, binding and in full force and effect and enforceable by and against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. Neither the Company nor, to the best of its knowledge, any of its counterparties is in material breach or default under any of such Contracts.



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                 (c) A true, correct and complete copy of each of the Contracts which are referred to in clause (a), together with all amendments, waivers or other changes thereto, has been supplied or made available via EDGAR or otherwise by the Company to the Purchaser.

            3.15 Financial Statements. The Company's financial statements, consoli dated balance sheets, consolidated statements of operations and consolidated statements of cash flows for the fiscal years ended June 30, 2000 and 1999 (the "Audited Financial Statements"), reported on by PricewaterhouseCoopers LLP, have been delivered to the Purchaser. The Company's financial statements, consolidated balance sheets, consoli dated statements of operations and consolidated statements of cash flows for the interim periods subsequent to June 30, 1999 and 2000 (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements") are in accordance with the books and records of the Company, are complete and correct, and fairly and accurately present the financial condition and operating results of the Company for the periods indicated therein, all in conformity with generally accepted accounting principles ("GAAP"), except that the Interim Financial Statements do not contain footnotes or reflect the interperiod adjustments required by GAAP. As of the date of the most recent balance sheet included in the Interim Financial Statements, the Company did not have any liabilities, absolute, contingent, or otherwise, which in accordance with GAAP are required to be disclosed or reserved for other than as set forth in the Financial Statements. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

            3.16 No Material Adverse Change. Since June 30, 2000, there has been no material adverse change in the financial condition, operating results, assets, operations, prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries, taken as a whole.

            3.17 Absence of Changes. Since June 30, 2000:

                 (a) neither the Company nor any of its Subsidiaries has entered into any transaction which was not in the ordinary course of business:

                 (b) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually or in the aggregate;

                 (c) neither the Company nor its Subsidiaries has declared or paid any dividend or made any distribution on its stock, or issued, offered, redeemed, purchased or otherwise acquired any of its capital stock;




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



                 (d) neither the Company nor its Subsidiaries has materially changed any compensation arrangement or agreement with any of its key employees or executive officers, or materially changed the rate of pay of its employees as a group;

                 (e) each of the Company and its Subsidiaries has not changed or amended any Contract, except as contemplated by this Agreement;

                 (f) there has been no resignation or termination of employment of any key officer or employee of the Company or its Subsidiaries, and each of the Company and its Subsidiaries does not know of any impending resignation or termination of employment of any such officer or employee that, if consummated, would have a material adverse effect on the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually or in the aggregate,

                 (g) there has been no change, except in the ordinary course of business, in the material contingent obligations of the Company or its Subsidiaries (or in any contingent obligation of the Company or its Subsidiaries regarding any director, shareholder or key employee or officer of the Company or its Subsidiaries) by way of guaranty, endorsement, indemnity, warranty or otherwise;

                 (h) there have been no loans made by the Company or its Subsidi aries to any of its employees, officers or directors other than travel advances and other advances made in the ordinary course of business;

                 (i) there has been no waiver by the Company or the Subsidiaries of a valuable right or of a material debt owing to it; and

                 (j) there has not been any satisfaction or discharge of any lien, claims or encumbrance or any payment of any obligation by the Company or its Subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries, individually or in the aggregate.

            3.18 Registration Rights. Other than as granted pursuant to the Registra tion Rights Agreement, the Company has not granted or agreed to grant any rights to register (as that term is defined in the Registration Rights Agreement) securities, including piggyback registration rights, to any person or entity which grants or agreements are effective as of the date hereof.

            3.19 Certain Transactions. Each of the Company and its Subsidiaries is not indebted, directly or indirectly, to any of its employees, officers, directors or shareholders or to their spouses or children, in any amount whatsoever; and none of said employees, officers, directors, shareholders, or any member of their immediate families, are indebted to the Company or its Subsidiaries or have any direct or indirect ownership interest in any firm or corporation with which the Company or its Subsidiaries is affiliated or with which the Company or its Subsidiaries has a business relationship. No such employee, officer, director, shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or its Subsidiaries. Each of the Company and its Subsidiaries is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            3.20 Proprietary Information of Third Parties. No employee or consultant of the Company nor its Subsidiaries is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee or consultant with the Company or its Subsidiaries or , to the Company's best knowledge, any other party because of the nature of the business conducted or proposed to be conducted by the Company or its Subsidiaries or the use by the employee or consultant of his best efforts with respect to such business. To the Company's best knowledge, no third party has claimed or has reason to claim that any person employed or engaged by the Company or its Subsidiaries has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company or its Subsidiaries which suggests that such a claim might be contemplated. To the Company's best knowledge, no person employed by or engaged by the Company or its Subsidiaries has used or proposes to use any trade secret or any information or documentation proprietary to any former employer, and no person employed by or engaged by the Company or its Subsidiaries has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company or its Subsidiaries, and the Company has no reason to believe there will be any such use or violation.

            3.21 Employee Benefit Plans.

                 (a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), are listed on Schedule III attached hereto. True and complete copies of all Benefit Plans listed on Schedule III, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to the Purchaser.

                 (b) All Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees which are subject to ERISA (the "ERISA Plans") are in substantial compliance with ERISA. Each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under
Section 401(a) of the Code, may properly rely upon a favorable determination letter issued by the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Plan under Section 401(a) of the Code. Each ERISA Plan which is intended to be part of a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code has (i) received an opinion letter from the Internal Revenue Service recognizing its exempt status under Section 501(c)(9) of the Code and (ii) filed a timely notice with the Internal Revenue Service pursuant to Section 505(c) of the Code, and the Company is not aware of circumstances likely to result in the loss of the exempt status of such ERISA Plan under Section 501(c)(9) of the Code. Neither the Company nor any of its subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material.

                 (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and the subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                 (d) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Audited Financial Statements or the Interim Financial Statements. Neither any Pension Plan nor any single- employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                 (e) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year. The withdrawal liability of the Company and its subsidiaries under each Benefit Plan which is a multiemployer plan to which the Company, any of its subsidiaries or an ERISA Affiliate has contributed during the preceding 12 months, determined as if a "complete withdrawal", within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $100,000.

                 (f) There is no material pending or, to the best knowledge of the Company threatened, litigation relating to the Benefit Plans. Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any ERISA Plan. The Company or the Subsidiaries may amend or terminate any such Plan at any time without incurring any liability thereunder.

                 (g) There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the execution of this Agreement, shareholder approval of this Agreement nor the consummation of the transactions contemplated hereby will (i) entitle any employees of the Company or any of the Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (iii) cause the Company or any of its Subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (iv) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

                 (h) All Benefit Plans maintained outside of the United States comply in all material respects with applicable local law. The Company and its Subsidiaries have no material unfunded liabilities with respect to any such Benefit Plan.

            3.22 Environmental and Safety Laws. Neither the Company nor its Subsidiaries is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety which violation or violations, in the aggregate, would have a material adverse effect on the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually or in the aggregate, and no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

            3.23 Insurance. Each of the Company and its Subsidiaries has in full force and effect fire and casualty insurance policies, and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

            3.24 Company Reports; Disclosure.

                 (a) Company Reports. The Company has delivered or made available via EDGAR or otherwise to the Purchaser each registration statement, report, proxy statement or information statement filed by it with the Securities and Exchange Commission (the "SEC") in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, not misleading.

                 (b) Disclosure. No representation or warranty by the Company in this Agreement, or in any statement, document or certificate furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, not misleading.

            3.25 New Jersey Anti-Takeover Statute. Based on the Purchaser's representation in Section 4.1(e) herein, the Company has taken all action (including approval of the issuance and sale of the Shares and the Warrants and the consummation by the Company of the other transactions contemplated hereby) necessary to cause the restrictions contained in N.J.S.A. 14A:10A-1 et. seq. (the "New Jersey Statute") to be inapplicable to (a) the issuance and sale of the First Shares, (b) the issuance and sale of the Second Shares, (c) the issuance and sale of the Warrants, (d) the issuance and sale of the Warrant Shares upon exercise of the Warrants (after giving effect to the application of any anti-dilution adjustments), (e) the grant and exercise of the preemptive rights under Section 6.2 hereof, including the exercise of rights, options and warrants acquired in accordance with such preemptive rights and the conversion and exchange of securities acquired in connection with such preemptive rights, (f) the execution of the License Agreement and the Joint Collaboration and License Agreement and
(g) the other transactions contemplated hereby. Further, the Company's Board has adopted resolutions in the form attached as Schedule I hereto intended to exclude, to the maximum extent permitted by law, any subsequent "business combination" (as defined in the New Jersey Statute) between the Company or any of its Subsidiaries and the Purchaser or any of the Purchaser's affiliates from the restrictions of the New Jersey Statute.

         4. Representations and Warranties of Purchaser and Restrictions on Transfer Imposed by the Securities Act.

            4.1 Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Company as follows:

                 (a) Investment Intent; Due Authorization. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, evidenced by Purchaser's execution of this Agreement, that the Purchaser is acquiring the Shares and the Warrants for investment for the Purchaser's own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Purchaser has the full right, power and authority to enter into and perform the Transaction Documents, and the Transaction Documents constitute valid and binding obligations upon it.

                 (b) Shares and Warrants Not Registered. The Purchaser understands and acknowledges that the offering of the Shares and the Warrants pursuant to this Agreement will not be registered under the Securities Act or qualified under applicable blue sky laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualifications available under applicable blue sky laws, and that the Company's reliance upon such exemptions is predicated upon the Purchaser's representations set forth in this Agreement.

                 (c) Knowledge and Experience. The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Shares and the Warrants; (ii) has the ability to bear the economic risks of the Purchaser's prospective investment; (iii) has been furnished with and has had access to such information as the Purchaser has considered necessary to make a determination as to the purchase of the Shares and the Warrants together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by such Purchaser satisfactorily answered by the Company; and (v) has not been offered the Shares and the Warrants by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. Nothing in this Section 4.1(c) shall limit the Purchaser's right to rely on the Company's representations and warranties and indemnification obligations in making its investment decision to purchase the Shares and Warrants.

                 (d) Accredited Investor. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act.

                 (e) Interested Stockholder. Immediately prior to the execution and delivery of this Agreement, the Purchaser is not an "interested stockholder" as defined in N.J.S.A. 14A:10A-3.

            4.2 Legends. Each certificate representing the Shares and the Warrants (together, the "Securities") may be endorsed with the following legends:

                 (a) Federal Legend. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144 OR ANOTHER EXEMPTION FROM THE ACT.

                 (b) Other Legends. Any other legends required by applicable state blue sky laws.

                 The Company need not register a transfer of legended Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in each of the foregoing legends are satisfied.

            4.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 4.2(a) and the stop transfer instructions with respect to such legended Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k).

         5. Conditions to the Closing.

            5.1 Conditions to the Purchaser's Obligations - First Closing. The obligation of the Purchaser to purchase the First Shares at the First Closing is subject to the fulfillment to the Purchaser's satisfaction, on or prior to the First Closing Date, of the following conditions, any of which may be waived by the Purchaser:

                 (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the First Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks of an earlier date) and, to the extent not already qualified by materiality, except for changes which, in the aggregate, would not have a material adverse effect on the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually or in the aggregate). The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing Date.

                 (b) Consents and Waivers. The Company shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the purchase and sale of the First Shares.

                 (c) Approvals and Waivers with Respect to the Mexican Affiliate. The Company shall have obtained the irrevocable approvals and waivers from the parties to the Reorganization Agreement, dated as of December 28, 2000 (as to be amended immediately prior to the First Closing, the "Reorganization Agreement"), on the terms set forth in Schedule II hereto, to permit the consummation of the purchase and sale of the First Shares by the Company and the Purchaser.

                 (d) Registration Rights Agreement. The Company and the Purchaser shall have executed the Registration Rights Agreement.

                 (e) Shareholders Agreement. The Company, the Purchaser and each of the shareholders listed thereunder shall have executed the Shareholders Agreement.

                 (f) License Agreement. The Company and the Purchaser shall have executed the License Agreement.

                 (g) Nasdaq Listing. The First Shares to be issued hereunder shall have been approved for quotation on the Nasdaq National Market.

                 (h) Absence of Proceedings. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding should have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                 (i) Purchaser's Appointment of Directors. If the Purchaser nominates a person to be appointed a director to the Company's Board in accordance with Section 6.1 hereof, the Purchaser Director (as defined below) shall have been appointed to the Company's Board.

                 (j) Officer's Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the First Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 5.1.

                 (k) Secretary's Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the First Closing Date, certifying the Company's Board resolutions approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the First Shares in the form attached hereto as Schedule I and certifying the current versions of the Certificate of Incorporation and Bylaws of the Company.

                 (l) Opinion of Counsel. The Purchaser shall have received in form and substance satisfactory to the Purchaser an opinion from Smith, Stratton, Wise, Heher & Brennan, the Company's counsel, dated as of the First Closing Date, regarding the due organization of the Company, the due authorization, execution and delivery of this Agreement by the Company, the due authorization, validity and fully paid and nonassessable status of the First Shares, such other customary matters, the enforceability of the Company's Board resolutions attached hereto as Schedule I in relation to Section 3.25(a)-(g) and the accuracy of Section 3.25 hereof.

            5.2 Conditions to Obligations of the Company- First Closing. The Company's obligation to sell and issue the First Shares at the First Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:

                 (a) Representations and Warranties Correct. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the First Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks of an earlier date).

                 (b) Conditions Fulfilled. The conditions set forth in subsections (b) and (c) of Section 5.1 shall have been fulfilled.

                 (c) License Agreement. The Company and the Purchaser shall have executed the License Agreement.

                 (d) Officer's Certificate. The Purchaser shall have delivered a Certificate, executed on behalf of the Purchaser by its Chief Executive Officer, dated as of the First Closing Date, certifying to the fulfillment of the conditions specified in subsection (a) of this Section 5.2.

                 (e) Absence of Proceedings. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding should have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

            5.3 Conditions to the Purchaser's Obligations - Second Closing. The obligation of the Purchaser to purchase the Second Shares and the Warrants at the Second Closing is subject to the fulfillment to the Purchaser's satisfaction, on or prior to the Second Closing Date, of the following conditions, any of which may be waived by the Purchaser:

                 (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks of an earlier date and, to the extent not already qualified by materiality, except for changes which, in the aggregate, would not have a material adverse effect on the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually or in the aggregate). The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Second Closing Date.

                 (b) Consents and Waivers. The Company shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the purchase and sale of the Second Shares and the Warrants.

                 (c) Satisfactory First Closing. The First Closing shall have been satisfactorily completed in accordance with the terms of this Agreement.

                 (d) Reincorporation of the Company. The Company shall have been reincorporated in the State of Delaware as the Delaware Company.

                 (e) Joint Collaboration and License Agreement. The Company and the Purchaser shall have entered into and executed a definitive Joint Collaboration and License Agreement, in form and substance satisfactory to each party, reflecting the terms set forth in Exhibit F-2 attached hereto.

                 (f) Approvals and waivers with respect to the Mexican Affiliate. The Company shall have obtained the irrevocable approvals and waivers from the parties to the Reorganization Agreement, on the terms set forth in
Schedule II hereto, to permit the Company and the Purchaser to complete the transactions contemplated by this Agreement and the other Transaction Agreements.

                 (g) Board and Shareholders' Approval. The Company's Board and shareholders shall have approved the Proposals (as defined in Section 6.5(b)), the latter with an affirmative vote of a majority of the votes cast at a meeting of shareholders of the Company at which a quorum is present and the issuance of the Second Shares and the Warrants shall have been approved by the Company's shareholders in the manner required by applicable laws and the applicable NASD Rules.

                 (h) Nasdaq Listing. The Second Shares and the Warrant Shares to be issued hereunder shall have been approved for quotation on the Nasdaq National Market.

                 (i) Absence of Proceedings. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding should have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                 (j) Officer's Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the Second Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (f) of this Section 5.3.

                 (k) Secretary's Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Second Closing Date, certifying the Company's Board and shareholders resolutions approving the Proposals and certifying the current versions of the Certificate of Incorporation and Bylaws of the Company.

                 (l) Opinion of Counsel. The Purchaser shall have received in form and substance satisfactory to the Purchaser an opinion from Smith, Stratton, Wise, Heher & Brennan, the Company's counsel, dated as of the Second Closing Date, regarding the due organization of the Company, the due authorization, execution and delivery of the Transaction Documents by the Company, the due authorization, validity and fully paid and nonassessable status of the Second Shares and the shares underlying the Warrants, such other customary matters, the enforceability of the Company's Board resolutions attached hereto as Schedule I in relation to Section 3.25(a) - (g) and the accuracy of Section 3.25 hereof.

            5.4 Conditions to Obligations of the Company - Second Closing. The Company's obligation to sell and issue the Second Shares and the Warrants at the Second Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Second Closing Date of the following conditions, any of which may be waived by the Company:

                 (a) Representations and Warranties Correct. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks of an earlier date).

                 (b) Conditions Fulfilled. The conditions set forth in subsections (b), (f) and (to the extent it applies to the approval by the Company's shareholders) (g) of Section 5.3 shall have been fulfilled.

                 (c) Joint Collaboration and License Agreement. The Company and the Purchaser shall have entered into and executed a definitive Joint Collaboration and License Agreement, in form and substance satisfactory to each party, reflecting the terms set forth in Exhibit F-2 attached hereto.

                 (d) Officer's Certificate. The Purchaser shall have delivered a Certificate, executed on behalf of the Purchaser by its Chief Executive Officer, dated as of the First Closing Date, certifying to the fulfillment of the conditions specified in subsection (a) of this Section 5.4.

                 (e) Absence of Proceedings. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding should have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

         6. Affirmative Covenants of the Company. The Company hereby covenants and agrees as follows:

            6.1 Nomination of a Director. (a) For so long as the Cablevision Systems Corporation, a Delaware corporation and the indirect beneficial owner of the Purchaser (the "Parent"), or its affiliates beneficially own shares of Common Stock that in the aggregate comprise at least 75% of the Original Investment (as defined below), the Parent shall be entitled to nominate one director to the Company's Board and each Committee thereof (the "Purchaser Director"). In the event that the Parent or its affiliates shall at any time cease to beneficially own shares of Common Stock that in the aggregate comprise at least 75% of the Original Investment, the Parent shall thenceforth not be entitled to nominate any Purchaser Director under this Section 6.1 and the Company may request that any Purchaser Director then on the Company's Board resign as director of Company, and upon such request, the Parent shall use its reasonable efforts to, cause such Purchaser Director to, resign immediately. For the purposes of this Agreement, the "Original Investment" is, until and including the Second Closing Date, if any, the number of shares of Common Stock issued in the First Closing and, following the Second Closing Date, if any, the number of Initial Shares, as adjusted to give effect to stock splits, dividends, distribution, reclassifications and similar matters.

                 (b) The Parent shall have the right to designate one person to be appointed to the Company's Board and each Committee thereof on the First Closing Date and the Company's Board shall elect such person to the Company's Board as soon as practicable after such designation. Thereafter, the Parent shall have the right to designate one person to be nominated for election to the Company's Board at each shareholders meeting at which directors are to be elected. The Company shall notify the Parent of the date of any meeting of stockholders at which directors are to be elected at least 90 days prior to the date of such meeting. The Parent shall give the Company notice of the person so designated not later than 75 days prior to the date of any such meeting. If the Parent fails to give such notice, the designee of the Parent then serving as a director shall be its designee for re- election. The Purchaser shall vote, or cause to be voted, all shares of Common Stock of which it or any of its affiliates is the direct or indirect beneficial owner in favor of the Parent's designee. If the shareholders of the Company do not elect the Purchaser Director as a director of the Company, the Company shall take all action required to increase the size of its Board of Directors and shall appoint the Purchaser Director to fill such newly-created directorship, provided that such action is then permitted by applicable law and the rules and regulations of any stock exchange or automated quotation system on which the Company's Common Stock is then listed or quoted.

            6.2 Preemptive Rights. The Company hereby agrees that the Purchaser shall be entitled to the respective rights and subject to the respective obligations set forth in this Section:

                 (a) Notice; Exercise; Closing. If the Company proposes to issue, issues, grant or sell or grants or sells shares of Common Stock, the Company shall give to the Purchaser a written notice setting forth in reasonable detail the per share consideration and other terms on which such shares of Common Stock are proposed to be issued, granted or sold and the amount thereof proposed to be issued, granted or sold. For the purpose of this Section 6.2(a), with respect to any convertible or derivative security or any other Rights, "proposes to issue" means the receipt by the Company of a notice of exercise, conversion, exchange or similar notice of settlement of such Right. The Purchaser shall thereafter have the preemptive right, exercisable by notice to the Company no later than 15 days after the Company's notice is received, to purchase up to such number of shares of Common Stock so that, after giving effect to such issuance, grant or sale and the preemptive subscription by the Purchaser, the Purchaser, together with its affiliates, will beneficially own in the aggregate the same proportion of the outstanding shares of Common Stock beneficially owned as of the date of the Company's notice, for the consideration in cash and on the other terms set forth in the Company's notice. Any written notice by the Purchaser exercising the right to purchase shares of Common Stock pursuant to this Section shall constitute an irrevocable commitment to purchase from the Company the shares of Common Stock specified in such notice upon the issuance of such shares of Common Stock, subject to the maximum set forth in the preceding sentence. The closing of the purchase of such shares of Common Stock by the Purchaser shall, to the extent legally practicable, take place at the same time and place as the closing of such issuance, grant or sale to the persons giving rise to the preemptive rights set forth in this Section and if not at the same time shall take place as soon thereafter as is practicable; provided, that such closing shall, to the extent applicable, be conditioned upon the expiration or termination of any waiting period under the HSR Act (as defined below) and the making of any necessary filings with and obtaining of any approvals from any Governmental Authorities except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the financial condition, properties, business, prospects or results of operations of the Company and its Subsidiaries, individually or in the aggregate. At such closing, (i) the Company shall deliver to the Purchaser certificates representing the shares of Common Stock being subscribed, and such shares of Common Stock will be validly issued, fully paid and nonassessable, (ii) the Purchaser shall deliver to the Company the consideration to be paid for such shares of Common Stock and agreements of the nature provided herein if similar agreements are executed by the other purchasers in such issuance which may include, without limitation, representations and warranties by the Company and the Purchaser and agreements which restrict the Purchaser's rights with respect to the Common Stock, and in any event, at the request of the Company, a duly executed certificate reasonably satisfactory to the Purchaser containing such representations and warranties of the Purchaser with respect to federal and state securities laws as are included herein and (iii) the Purchaser and the Company shall execute such other documents and take such other action as shall be reasonably necessary to consummate the subscription of such or shares of Common Stock.

                 (b) Non-Exercise. From the date of the Company's notice first referred to in the foregoing paragraph (a) and for a period of 90 days thereafter, the Company may offer, issue, grant and sell to any person up to the amount of shares of Common Stock set forth in the Company's notice relating to such shares of Common Stock for a price and other terms no less favorable to the Company, and including no less cash, than those set forth in such notice (without deduction for reasonable underwriting, sales agency and similar fees payable in connection therewith); provided, however, that the Company may not issue, grant or sell shares of Common Stock in an amount greater than the amount set forth in such notice without granting the Purchaser the preemptive rights in this Section with respect to such greater amount of shares of Common Stock.

                 (c) Exemptions. The provisions of this Section shall not apply to:

                     (i) shares of Common Stock and Rights as set forth in
                 Exhibit K attached hereto; and

                     (ii) the securities to be issued pursuant to the
                 transactions contemplated by this Agreement.

                 (d) Non-Cash Valuation. In the event that any offer, issue, grant or sale includes or is proposed to include any non-cash consideration, the Company and the Purchaser shall in good faith seek to agree upon the value of such non-cash consideration. If the Company and the Purchaser fail to agree on such value during the 15-day period contemplated by paragraph (a) of this Section, then the value shall be as reasonably determined by the Company's Board of Directors in good faith. The value of any securities shall be the fair market value of such securities and the value of any property other than securities shall be the fair market value of such property.

                 (e) HSR Condition. If in the reasonable judgment of the Purchaser, the Purchaser's acquisition of shares of Common Stock upon exercise of its rights under this Section 6.2 would require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company and the Purchaser each will take such actions as may be required promptly to comply with the requirements of the HSR Act relating to the filing and furnishing of information (an "HSR Report") to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ"), such actions to include (i) preparing and cooperating with each other in preparing the HSR Report to be filed by or on behalf of each of them so as to avoid errors or inconsistencies between their HSR Reports in the description of the reported transaction and to permit the filing of their HSR Reports in a timely fashion, (ii) complying with any request for additional documents or information made by the FTC, the DOJ or any other Governmental Authorities and assisting the other in so complying and (iii) causing all persons which are part of the same "person" (as defined for purposes of the HSR Act) as such party to cooperate and assist in such compliance. The Company and Purchaser each will pay any costs that it incurs in complying with the obligations set forth in this paragraph. It will be a condition precedent to the acquisition of shares of Common Stock by the Purchaser that either (i) no filing under the HSR Act by the Purchaser is required in connection with such acquisition or (ii) any applicable waiting period under the HSR Act has expired or been terminated. If the applicable waiting period under the HSR Act has not expired or been terminated within 180 days after filing of the HSR Report or if the Purchaser and the Company agree to withdraw the HSR Report, then the Company will use its reasonable best efforts to afford to the Purchaser the benefits intended to be provided by this Section 6.2 by granting to the Purchaser the right to acquire, on the same terms as the securities originally to be acquired, other securities of the Company having substantially the same rights, privileges and preferences as the securities originally to be acquired, except that such other securities will not possess voting rights and will be convertible into the shares of Common Stock that the Purchaser was to acquire pursuant to this Section.

            6.3 Reincorporation in Delaware. As soon as practicable after the shareholders have approved the reincorporation of the Company in the Shareholders Meeting (as defined in Section 6.5), the Company agrees to file the certificate of merger with the Secretary of State of Delaware to effect the merger of the Company with and into the Delaware Company having the Certificate of Incorporation substantially in the form set forth in Exhibit A-1 attached hereto and the bylaws substantially in the form set forth in Exhibit A-2 attached hereto.

            6.4 Acquisition Proposals. The Company agrees that after the date hereof and prior to the earlier of the termination of this Agreement in accordance with the terms herein and the Second Closing Date, neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate or solicit, encourage or otherwise knowingly facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or 15% or more of the assets or any outstanding equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person other than the Purchaser relating to an Acquisition Proposal or any person that the Company believes may be considering an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (a) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (b) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Company's Board receives from the person so requesting such information an executed a customary form of confidentiality agreement; (c) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal; or (d) withdrawing, modifying or changing, in a manner adverse to the Purchaser, its recommendation to the shareholders of the Company with respect to this Agreement and the transactions contemplated herein and in the other Transaction Documents, if and only to the extent that, (i) in each such case referred to in clause (b), (c) or (d) above, the Company's Board determines in good faith by a majority vote after consultation with outside legal counsel that failing to take such action would result in a breach of its fiduciary duties under applicable law and (ii) in each case referred to in clause (c) or (d) above, the Company's Board determines in good faith (after consultation with its outside legal counsel and a financial advisor of national reputation) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties other than the Purchaser conducted heretofore with respect to any Acquisitions Proposal. The Company agrees that it will take the necessary steps to promptly inform any individuals or entities referred to in the preceding sentence hereof of the obligations undertaken in this Section 6.4. The Company agrees that it will notify the Purchaser immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep the Purchaser informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request any person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such person by or on behalf of it or any of its Subsidiaries.

            6.5 Proxy Statement; Shareholders Meeting. The Company will comply with Article 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the "Proxy Statement") to be sent to the shareholders of the Company in connection with a meeting of the shareholders of the Company in connection with the transactions contemplated by this Agreement (the "Shareholders Meeting"), and the Company shall not, on the date of the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Shareholders Meeting which has become false or misleading. The Company will promptly prepare and file as promptly as practicable with the SEC the Proxy Statement and promptly thereafter mail the Proxy Statement to the shareholders of the Company. If the Company should discover at any time prior to the Second Closing, any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company's obligations under the Exchange Act, the Company will promptly inform the Purchaser thereof.

            (b) Subject to their fiduciary obligations under applicable law, the Company's Board shall recommend to the Company's shareholders (and not revoke or amend such recommendation) (i) the proposed sale and issuance of the Second Shares and the Warrants, together with the Warrant Shares upon exercise of the Warrants and (ii) the proposed reincorporation of the Company in the State of Delaware (together, the "Proposals") to the shareholders at the Shareholders Meeting called to consider and vote upon the Proposals and shall take all lawful action to solicit the adoption of the Proposals, including the adoption of the Certificate of Incorporation of Delaware Company as attached hereto as Exhibit A-1. Whether or not the Company's Board determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to its shareholders, the Company is required to, and will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene the Shareholders Meeting as promptly as practicable to consider and vote upon the adoption of the Proposals.

            6.6 Nasdaq Listing. The Company shall use its best efforts to cause
(i) the First Shares issuable pursuant to the terms of this Agreement to be approved for quotation on the Nasdaq National Market prior to the First Closing and (ii) the Second Shares and the Warrant Shares issuable pursuant to the terms of this Agreement to be approved for quotation on the Nasdaq National Market prior to the Second Closing.

            6.7 Conduct of Business. Until the earlier of the Second Closing and the termination of this Agreement in accordance with Section 10.2 hereof, the Company shall:

                 (a) not take any of the actions that the Company would not be able to take without the consent of the Purchaser under Section 7 hereof other than as set forth in Exhibit L attached hereto;

                 (b) conduct its business in the ordinary course and refrain from taking any action that would cause any representation or warranty made herein to be untrue or materially misleading or cause any condition to either of the First Closing or the Second Closing set forth in Section 5 hereof to fail to be satisfied;

                 (c) comply in all material respects with its contractual obligations and legal requirements applicable to it;

                 (d) permit the Purchaser and any of its employees, agents and representatives to have reasonable access to its books and record of account;

                 (e) make available to the Purchaser copies of all documents referenced on the Schedules hereto and not attached hereto (including, without limitation, contracts , deeds, lease agreements, intellectual property license agreements and intellectual property registrations); and

                 (f) provide the Purchaser with such other instruments, agreements and documents as the Purchaser may reasonably request.

            6.8 Warrant Exercise and HSR. If the Purchaser gives notice to the Company of its intention to exercise any or all of the Warrants in accordance with their respective terms and if the exercise is only subject to a filing required under the HSR Act, (i) the exercise price of the Warrants shall be as of the date of the notice of exercise and (ii) the Company and the Purchaser each will take such actions as may be required promptly to comply with the requirements of the HSR Act relating to the filing and furnishing of a HSR Report to the FTC and DOJ, such actions to include (i) preparing and cooperating with each other in preparing the HSR Report to be filed by or on behalf of each of them so as to avoid errors or inconsistencies between their HSR Reports in the description of the reported transaction and to permit the filing of their HSR Reports in a timely fashion, (ii) complying with any request for additional documents or information made by the FTC, the DOJ or any other Governmental Authorities and assisting the other in so complying and (iii) causing all Persons which are part of the same "person" (as defined for purposes of the HSR
Act) as such party to cooperate and assist in such compliance. The Company and Purchaser each will pay any costs that it incurs in complying with the obligations set forth in this paragraph. It will be a condition precedent to the acquisition of shares of Common Stock by the Purchaser that either (i) no filing under the HSR Act by the Purchaser is required in connection with such acquisition or (ii) any applicable waiting period under the HSR Act has expired or been terminated.

         7. Negative Covenants of the Company. For so long as the Purchaser, together with its affiliates, continues to hold at least 75% of the Original Investment, the Company hereby covenants and agrees not to take any of the following actions without the prior written consent of the Purchaser:

            (a) the consolidation with or merger with or into, or conveyance, transfer or lease of all or substantially all of the Company's or any of its Subsidiaries' assets to, any person;

            (b) the offering, sale or issuance of any debt in excess of $2,500,000 (other than in connection with (i) accounts payable incurred in the ordinary course of business or (ii) incurrences in the ordinary course of business for a term of less than one year in an aggregate not to exceed $5,000,000) in a single transaction or any series of related transactions, by the Company or any of its Subsidiaries (with respect to which, the Purchaser shall not be permitted to unreasonably withhold its consent);

            (c) the offering, sale or issuance of any equity securities or Rights of the Company or any of its Subsidiaries, other than:

                    (i) the Rights and the shares of Common Stock as set forth in Exhibit K attached hereto (including the shares of Common Stock issued pursuant to exercise of the Rights set forth in Exhibit K attached hereto);

                    (ii) up to 250,000 shares of Common Stock (or Rights
                therefore), in the aggregate, that are issued in connection with any strategic purpose approved by the Company's Board;

                    (iii) up to 800,000 shares of Common Stock, in the
                aggregate, to the extent that such shares are required to be issued to Endeavor pursuant to the letter agreement dated as of December 15, 2000, as revised on January 3 and 11, 2001 (but not as revised, amended or extended after the date hereof);

                    (iv) shares of Common Stock that are issued by the Company pursuant to its 401(k) plan as in effect on the date hereof;

                    (v) up to 2,112,193 authorized but unissued options, and
                shares of Common Stock that are issued upon the exercise of options, that are granted under the Company's stock option plans for employees, directors and consultants (the options and shares of Common Stock (or Rights therefore) that may be issued under subsections (ii), (iii), (iv) and (v), the "Permitted Transfer Basket");

                    (vi) the securities to be issued pursuant to the
                transactions contemplated by this Agreement.

            (d) any acquisition or transfer of assets (including investments in third parties) (other than in the ordinary course of business) involving consideration in excess of 10% of the Company's market capitalization (calculated on the basis of the outstanding shares of the Company only) at the time of such acquisition or transfer as recorded on the balance sheet of the Company or any of its Subsidiaries (with respect to which, the Purchaser shall not be permitted to unreasonably withhold its consent); provided that any acquisition or transfer of assets involving a third party in excess of such 10% threshold shall not be considered in the ordinary course of business;

            (e) any transactions with officers or directors (other than pursuant to existing employment or stock option agreements otherwise approved by the Company's Board in the ordinary course of business consistent with the Company's past practice), any entity, shareholder or affiliate which beneficially owns 5% or more of the Company's outstanding shares other than on an arm's-length basis for fair market value as determined by the Company's Board in good faith;

            (f) [CONFIDENTIAL TREATMENT REQUESTED];













            (g) at any time prior to the Expiration Date, any material change by the Company or any of its Subsidiaries in any existing or future employment relationship with the Company's current or future chairman of the Company's Board, principal executive officer, chief technology officer or principal financial officer; provided that this covenant shall not prevent the Company's Board from terminating in good faith any of such persons for "cause" and provided further that the Purchaser shall not unreasonably withhold its consent with respect to the selection of a successor to any such person;

            (h) any voluntary change in the quotation on the Nasdaq National Market System;

            (i) any voluntary bankruptcy, liquidation or dissolution of the Company or any of its Subsidiaries; and

            (j) from the date hereof and until the earlier of the Second Closing and the termination of this Agreement, the taking of any action that would have caused any adjustment under Section 6 of the Warrants (as set forth in the form of Warrant Certificate attached as Exhibit B) if such Warrants had actually been issued to Purchaser as of the date hereof, other than the issuance of up to 50,000 shares of Common Stock (or Rights therefore) for any valid purpose, other than with the prior written consent of the Purchaser (such consent not to be unreasonably withheld if the Company agrees to adjust the initial face amount of the Warrants appropriately).

         8. Affirmative Covenants of the Purchaser. The Purchaser hereby covenants and agrees as follows:

            8.1 Purchaser Agreements.

                (a) The Purchaser hereby agrees, as of the date hereof until the earlier of the Expiration Date or the date that the Warrants have been fully exercised (but in all cases, until the first anniversary of the Second Closing), that neither it, Parent nor any subsidiary of Parent will acquire any additional shares of Common Stock without the prior approval of the Company's Board (other than shares of Common Stock acquired upon the exercise of any of the Warrants or pursuant to the exercise of the Purchaser's preemptive rights under Section 6.2 hereof).

                (b) The Purchaser agrees, as of the Second Closing Date, that so long as the Purchaser, Parent and Parent's subsidiaries hold, in the aggregate, more than 20% of the outstanding Common Stock of the Company, the Purchaser, Parent and Parent's subsidiaries will not transfer, in the aggregate, more than 5% of the outstanding Common Stock of the Company in any three-month period without the approval of the Company's Board (other than pursuant to the exercise of the Purchaser's registration rights under the Registration Rights Agreement).

                (c) The Purchaser shall, subject to any rule or regulation of Nasdaq, vote, or cause to be voted, all shares of Common Stock of which it or any of its affiliates is the direct or indirect beneficial owner in favor of the Proposals at the Shareholders Meeting.


         9. Indemnification.

                (a) Indemnity. The Company agrees to indemnify, defend and hold harmless the Purchaser, its affiliates and their respective shareholders, directors, officers, partners, employees, agents, successors and assigns (each an "Indemnified Party"), from and against all losses, damages, liabilities, deficiencies or obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal fees) (collectively, "Losses") to which any of them may become subject as a result of any and all misrepresentations or breaches of a representation or warranty of the Company herein or the nonperformance or breach of any covenants or agreements of the Company contained herein (for the purposes of this Section 9 deleting any material adverse effect qualifier contained in any such representation or warranty).

                (b) Payment. Any obligations of the Company under the provisions of this Section shall be paid promptly to the Indemnified Party by the Company. Notwithstanding anything contained herein to the contrary, other than indemnification for Losses that result from any misrepresentation or breaches of a representation or warranty of the Company or the nonperformance or breach of any representation, covenant or agreement of the Company contained in Sections
3.12 and 3.13, the indemnification provided above, with respect to Losses resulting from any misrepresentation or breach of any misrepresentation or warranty, shall only apply to the extent that, and not until, the aggregate of all amounts subject to indemnification under this Section 9 exceeds $200,000.


         10. Miscellaneous.

            10.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK.

            10.2 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                 (i) at any time, by the mutual written agreement of the Purchaser and the Company;

                 (ii) by the Purchaser if the First Closing does not occur within 3 weeks from the date hereof; or

                 (iii) by either party upon written notice to the other party if the Second Closing has not occurred within 6 months from the date hereof, in which case all parties shall be released from all obligations hereunder other than obligations arising from a breach or default hereunder, including Section 9.

            10.3 Survival. Notwithstanding any investigation made by the Purchaser, all representations and warranties made herein shall survive, with respect to each of the First Closing and the Second Closing, the relevant closing of the transactions contemplated hereby for a period of 3 years, except with respect to the representations and warranties contained in (a) Sections 3.1 (Organization and Standing), 3.2 (Corporate Power), 3.3 (Subsidiaries), 3.4 (Capitalization), 3.5 (Authorization), 3.6 (No Preemptive Rights), 3.7 (Intellectual Property Rights), 3.13 (Title) and 3.25 (New Jersey Anti-Takeover Statute), each of which shall remain in full force and effect indefinitely; (b)
Section 3.12 (Taxes), which shall remain in full force and in effect until 60 days following the expiration of the applicable statute of limitation period (including extensions); and (c) Section 3.22 (Environmental and Safety

Laws), which shall survive the closing of the transactions for a period of 5 years. This Section 10 shall survive the termination of this Agreement. For the purpose of this Section 10.3, all statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this
Section 10.3 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

            10.4 Successors and Assigns; Third Party Beneficiary. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing set forth in this Agreement shall be construed to confer any benefit to any third party who is not a party to this Agreement, other than the Parent.

            10.5 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

            10.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, delivered by courier or overnight delivery, addressed (a) if to the Purchaser, c/o Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, New York 11714, Attention: General Counsel or such other address as such Purchaser shall have furnished to the Company in writing, with a copy (which shall not constitute notice) to Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, Attention: Robert W. Downes, or (b) if to the Company, at 15 Princess Road, Lawrenceville, New Jersey 08648, Attention: President, or at such other address as the Company shall have furnished to the Purchaser in writing, with a copy (which shall not constitute notice) to Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, New Jersey 08540, Attention: Richard
J. Pinto. Notices that are mailed shall be deemed received five days after deposit in the United States mail.

            10.7 Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

            10.8 Finder's Fees and Other Fees.

                 (a) The Company (i) represents and warrants that it has retained no finder or broker other than First Union Securities, Inc. in connection with the transactions contemplated by this Agreement and, (ii) hereby agrees to indemnify and to hold the Purchaser harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

                 (b) The Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser, or any of its employees or representatives, are responsible.

            10.9 Expenses. (a) The Company and the Purchaser shall each bear their own expenses and legal fees in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

                 (b) Notwithstanding Section 10.9(a), the Company agrees to reimburse the Purchaser's reasonable fees and expenses of outside counsel incurred in connection with the transactions contemplated by this Agreement, up to a maximum of $200,000 upon the Second Closing based on copies of the relevant invoices delivered to the Company; provided, however, that in the event that this Agreement is terminated in accordance with Section 10.2(iii), the Company agrees to reimburse the Purchaser for all the Purchaser's reasonable fees and expenses of outside counsel incurred in connection with the transactions contemplated by this Agreement, up to a maximum of $350,000 within 5 business days of receipt of a copy of the relevant invoices.

            10.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            10.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                            PRINCETON VIDEO IMAGE, INC.


                                            By: /s/ Dennis P. Wilkinson
                                                _______________________________
                                                Name:  Dennis P. Wilkinson
                                                Title: CEO


                                            PVI HOLDING, LLC


                                            By: /s/ William J. Bell
                                                ________________________________
                                                Name:  William J. Bell
                                                Title: Vice Chairman

                         LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A-1:   FORM OF DELAWARE CERTIFICATE OF INCORPORATION

EXHIBIT A-2:   FORM OF BYLAWS

EXHIBIT B:     FORM OF WARRANT CERTIFICATE

EXHIBIT C:     SCHEDULE OF EXCEPTIONS

EXHIBIT D:     FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E:     FORM OF SHAREHOLDERS AGREEMENT

EXHIBIT F-1:   FORM OF LICENSE AGREEMENT

EXHIBIT F-2:   LETTER OF INTENT IN RELATION TO THE JOINT COLLABORATION AND
               LICENSE AGREEMENT

EXHIBIT G-1:   SUBSIDIARIES

EXHIBIT G-2:   OTHER ENTITIES

EXHIBIT H:     HOLDERS OF RIGHTS

EXHIBIT I:     INTELLECTUAL PROPERTY RIGHTS

EXHIBIT J:     MATERIAL CONTRACTS

EXHIBIT K:     COMMON SHARES AND RIGHTS IN THE DENOMINATOR

EXHIBIT L:     PERMITTED BUSINESS

SCHEDULE I:    FORM OF BOARD APPROVAL

SCHEDULE II:   APPROVALS AND WAIVERS WITH RESPECT TO THE
               MEXICAN AFFILIATE

SCHEDULE III:  BENEFIT PLANS

                                TABLE OF CONTENTS

1.  Authorization and Sale of the Common Shares and Warrants........................................1
    1.1      Authorization..........................................................................1
    1.2      Sale and Issuance of the Shares and Warrants; Consideration............................1

2.  Closing Date; Delivery..........................................................................2
    2.1      Closing Date...........................................................................2
    2.2      Delivery...............................................................................2

3.  Representations and Warranties of the Company...................................................3
    3.1      Organization and Standing..............................................................3
    3.2      Corporate Power........................................................................3
    3.3      Subsidiaries; Other Entities...........................................................4
    3.4      Capitalization.........................................................................4
    3.5      Authorization..........................................................................5
    3.6      No Preemptive Rights...................................................................6
    3.7      Intellectual Property Rights...........................................................6
    3.8      Compliance with Other Instruments......................................................8
    3.9      Litigation, etc........................................................................8
    3.10     Consents...............................................................................9
    3.11     Offering...............................................................................9
    3.12     Taxes..................................................................................9
    3.13     Title.................................................................................10
    3.14     Material Contracts and Commitments....................................................10
    3.15     Financial Statements..................................................................11
    3.16     No Material Adverse Change............................................................11
    3.17     Absence of Changes....................................................................12
    3.18     Registration Rights...................................................................13
    3.19     Certain Transactions..................................................................13
    3.20     Proprietary Information of Third Parties..............................................13
    3.21     Employee Benefit Plans................................................................14
    3.22     Environmental and Safety Laws.........................................................16
    3.23     Insurance.............................................................................16
    3.24     Company Reports; Disclosure...........................................................16
    3.25     New Jersey Anti-Takeover Statute......................................................17

4.  Representations and Warranties of Purchaser and Restrictions on Transfer Imposed
    by the Securities Act..........................................................................17
    4.1      Representations and Warranties by the Purchaser.......................................17
    4.2      Legends...............................................................................18
    4.3      Removal of Legend and Transfer Restrictions...........................................19

5.  Conditions to the Closing......................................................................19
    5.1      Conditions to the Purchaser's Obligations - First Closing.............................19
    5.2      Conditions to Obligations of the Company- First Closing...............................21
    5.3      Conditions to the Purchaser's Obligations - Second Closing............................22
    5.4      Conditions to Obligations of the Company - Second Closing.............................23

6.  Affirmative Covenants of the Company...........................................................24
    6.1      Nomination of a Director..............................................................24
    6.2      Preemptive Rights.....................................................................25
    6.3      Reincorporation in Delaware...........................................................28
    6.4      Acquisition Proposals.................................................................28
    6.5      Proxy Statement; Shareholders Meeting.................................................29
    6.6      Nasdaq Listing........................................................................30
    6.7      Conduct of Business...................................................................30
    6.8      Warrant Exercise and HSR..............................................................31

7.  Negative Covenants of the Company..............................................................31

8.  Affirmative Covenants of the Purchaser.........................................................34
    8.1      Purchaser Agreements..................................................................34

9.  Indemnification................................................................................34

10. Miscellaneous..................................................................................35
    10.1     GOVERNING LAW.........................................................................35
    10.2     Termination...........................................................................35
    10.3     Survival..............................................................................35
    10.4     Successors and Assigns; Third Party Beneficiary.......................................36
    10.5     Entire Agreement......................................................................36
    10.6     Notices, etc..........................................................................36
    10.7     Severability..........................................................................36
    10.8     Finder's Fees and Other Fees..........................................................37
    10.9     Expenses..............................................................................37
    10.10    Titles and Subtitles..................................................................37
    10.11    Counterparts..........................................................................37
    10.12    Delays or Omissions...................................................................37

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]




                             Exhibits and Schedules

         The following information is provided as required by the Stock and Warrant Purchase Agreement dated February 4, 2001 between PRINCETON VIDEO IMAGE, INC. (the "Company") and PVI HOLDING, LLC. (the "Purchaser").

         As used herein, "Reorganization Agreement" refers to the Reorganization Agreement dated as of December 28, 2000, by and among Presencia en Medios, S.A., Eduardo Sitt, David Sitt, Roberto Sonabend, Presence in Media LLC, Virtual Advertisement LLC, PVI LA, LLC, the Company and Princeton Video Image Latin America, LLC (the "Reorganization Agreement") with certain holders of shares of its Common Stock and warrants to acquire its Common Stock.

                                   Exhibit A-1

         Attach Form of Delaware Certificate of Incorporation

                          CERTIFICATE OF INCORPORATION

                         OF PRINCETON VIDEO IMAGE, INC.


         FIRST. The name of this corporation is Princeton Video Image, Inc. (the "Corporation").

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The registered agent of the Corporation at such address is Corporation Service Company.

         THIRD. The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH.

         A. The total authorized capital stock of the Corporation shall consist of one class of 60,000,000 shares of Common Stock, par value $.001, one class of 975,803 shares of Preferred Stock, par value $.001, one class of 11,363 shares of Series A Redeemable Preferred Stock, par value $4.50 and one class of 12,834 shares of Series B Redeemable Preferred Stock, par value $5.00, such classes of Preferred Stock to have such relative rights, preferences and limitations as herein set forth.

         B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C. The Series A Redeemable Preferred Stock shall have a par value of $4.50 per share. The Series A Redeemable Preferred Stock shall have a six percent (6%) per annum dividend rate and dividends shall be paid annually and shall be cumulative. The failure of the Corporation to pay dividends on a current basis shall not create any special rights except that no dividends shall be paid in respect of Common Stock until all accumulated dividends in respect of the Series A Redeemable Preferred Stock have been paid. Dividends shall be paid either in cash or at the election of the Corporation in a number of shares of Common Stock determined by the then current value per share of

Common Stock of the Corporation. The Series A Redeemable Preferred Stock will not have voting rights in connection with the election of directors of the Corporation, or on any other matter, other than as required by applicable law. The Corporation shall have the right to redeem the Series A Redeemable Preferred Stock in whole at any time or in part from time to time in cash at par plus all accrued but unpaid dividends. The Corporation shall be required to redeem the Series A Redeemable Preferred Stock in cash at par plus all accrued but unpaid dividends out of thirty percent (30%) of the amount, if any, by which the Corporation's annual net income after taxes in any year as shown on its audited financial statements exceeds $5,000,000.

         D. The Series B Redeemable Preferred Stock shall have a par value of $5.00 per share. The Series B Redeemable Preferred Stock shall have a six percent (6%) per annum dividend rate and dividends shall be paid annually and shall be cumulative, provided that no dividends shall be paid at any time while there are accrued but unpaid dividends with respect to the Series A Redeemable Preferred Stock. The failure of the Corporation to pay dividends on a current basis shall not create any special rights except that no dividends shall be paid in respect of Common Stock until all accumulated dividends in respect of the Series B Redeemable Preferred Stock have been paid. Dividends shall be paid either in cash or at the election of the Corporation in a number of shares of Common Stock determined by the then current value per share of Common Stock of the Corporation. The Series B Redeemable Preferred Stock will not have voting rights in connection with the election of directors of the Corporation, or on any other matter, other than as required by applicable law. Provided that no Series A Redeemable Preferred Stock is then outstanding, the Corporation shall have the right to redeem the Series B Redeemable Preferred Stock in whole at any time or in part from time to time in cash at par plus all accrued but unpaid dividends. Provided that no Series A Redeemable Preferred Stock is then outstanding, the Corporation shall be required to redeem the Series B Redeemable Preferred Stock in cash at par plus all accrued but unpaid dividends out of twenty percent (20%) of the amount, if any, by which the Corporation's annual net income after taxes in any year as shown on its audited financial statements exceeds $5,000,000.

         FIFTH. The name and address of the incorporator is as follows:

                              _________________________
                              _________________________
                              _________________________


         SIXTH. The Corporation hereby elects not to be governed by Section 203 of the Delaware General Corporation Law, as amended.

         SEVENTH. The Board of Directors of the Corporation is hereby expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation, except as such power may be restricted or limited by the Delaware General Corporation Law, as amended.

         EIGHTH. The election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

         NINTH. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption of an inconsistent provision.

         TENTH.

         A. The Corporation shall indemnify its directors and officers to the fullest extent permitted by applicable law as in effect from time to time.

         B. Expenses (including attorneys' fees) incurred by a director or officer of the Corporation in defending an action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, to the fullest extent permitted by Delaware law, upon receipt of an undertaking by the director or officer to repay the amount of expenses so advanced if it shall be determined that the director or officer is not entitled to be indemnified. The indemnification provided by this Article TENTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of an indemnified party. The provisions of this Article TENTH shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine. Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption of an inconsistent provision.

         IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation this ______________ day of ______________, 2001.

                                              _____________________________
                                              Incorporator
                                              Name:

                                   Exhibit A-2

         Attach Form of Delaware By-Laws

                                     BY-LAWS
                                       OF
                           PRINCETON VIDEO IMAGE, INC.


                               ARTICLE I - OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be at such place in the State of Delaware as shall be designated by the Board of Directors (hereinafter called the "Board").

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other place(s) within or without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

                            ARTICLE II - STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at the principal office of the Corporation or at such place within or without the State of Delaware as the Board shall authorize, or in the case of special meetings, at the place specified in the notice of the meeting.

         SECTION 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for such other business as may properly come before the meeting shall be held at such date and time as may be designated by the Board.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the Board or at the request in writing by any stockholder owning shares of the Corporation's capital stock. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

         SECTION 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Written notice of the time, place and purpose or purposes of every meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at the meeting.

         When a meeting is adjourned to another time or place, it shall not be necessary, unless the Bylaws otherwise provide, to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if adjournment is for more than thirty (30) days, or if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice.

         SECTION 5. WAIVER OF NOTICE. Notice of meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         SECTION 6. ACTION BY STOCKHOLDERS WITHOUT A MEETING. To the fullest extent permitted by law, whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, the meeting, prior notice thereof and the vote of stockholders may be dispensed with if the holders of shares of stock of the Corporation having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

         SECTION 7. QUORUM. Except as otherwise provided by statute or the Certificate of Incorporation of the Corporation, the presence, in person or by proxy, of stockholders holding a majority of the shares of the stock of the Corporation generally entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. In the absence of a quorum at any meeting or any adjournment thereof, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without any notice other than announcement at the meeting of the time and place of the adjourned meeting, until the requisite amount of shares entitled to vote thereat shall be present.

                             ARTICLE III - DIRECTORS

         SECTION 1. BOARD OF DIRECTORS. Subject to any provision in the Certificate of Incorporation, the business of the Corporation shall be managed by its Board, each of whom shall be at least 18 years of age.

         SECTION 2. NUMBER OF DIRECTORS. The authorized number of the directors of the Corporation shall be established from time to time by the Board.

         SECTION 3. TERM OF DIRECTORS. At each annual meeting the stockholders shall elect directors to hold office until the next succeeding annual meeting, except as otherwise required by the Certificate of Incorporation or the Bylaws in the case of classification of directors. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. A director may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

         SECTION 4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the Board, and newly created directorships resulting from an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. A director so elected by the Board shall hold office until his successor shall have been elected and qualified. If, for any reason, the Corporation shall at any time have no directors then in office, any stockholder may call a special meeting of stockholders for the election of directors and, over his/her signature, shall give notice of such meeting in accordance with these Bylaws.

         SECTION 5. REMOVAL OF DIRECTORS. One or more or all of the directors of the Corporation may be removed for cause by the stockholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors.

         SECTION 6. QUORUM OF BOARD OF DIRECTORS AND COMMITTEES. A majority of the entire Board, or of any committee thereof, shall constitute a quorum for the transaction of business, unless the Certificate of Incorporation shall provide that a greater or lesser number shall constitute a quorum, which in no case shall be less than the greater of two persons or one-third of the entire Board or committee, except that when a Board of one director is authorized, one director shall constitute a quorum.

         SECTION 7. ACTION OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as a unanimous vote of the Board or committee for all purposes.

         SECTION 8. PLACE OF BOARD MEETINGS. Meetings of the Board may be held either within or without the State of Delaware.

         SECTION 9. ANNUAL MEETING. An annual meeting of the Board shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders.

         SECTION 10. NOTICE OF MEETINGS OF THE BOARD; ADJOURNMENT. Regular meetings of the Board may be held with or without notice. Special meetings of the Board shall be held upon notice to the directors and may be called by the president upon three (3) days' notice to each director either personally or by mail or by wire. Special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

         A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

         SECTION 11. EXECUTIVE AND OTHER COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the Board.

                              ARTICLE IV - OFFICERS

         SECTION 1. OFFICES, ELECTION, TERM, SALARIES, SECURITY. The officers of the Corporation shall be a chairman of the Board, a chief executive officer, a chief financial officer, a chief operating officer, a president, a secretary and a treasurer. In addition, the Board may elect additional officers such as one or more vice presidents and such assistant secretaries and assistant treasurers as the Board may deem proper. The officers shall be elected or appointed by the Board.

         Any two or more offices may be held by the same person.

         Any officer elected or appointed as herein provided shall hold office until the next regular meeting of the Board following the annual meeting of stockholders or until a successor is elected or appointed and has qualified subject to earlier termination by removal or resignation.

         All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in the Bylaws, or as may be determined by resolution of the Board not inconsistent with the Bylaws.

         The salaries of all officers shall be fixed by the Board.

         In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

         SECTION 2. DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that may seem sufficient to the Board, the directors may, by a majority vote of the Board, delegate the powers and duties of such officer, for the time being, to any other officer, or to any director.

         SECTION 3. REMOVAL AND RESIGNATION OF OFFICERS; FILLING OF VACANCIES. Any officer elected or appointed by the Board may be removed by the Board with or without cause.

         An officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

         Any vacancy occurring among the officers, however caused, may be filled by election or appointment by the Board for the unexpired term.

         SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the Board shall preside at all meetings of the stockholders and of the Board. He shall have general and active management of the business of the Corporation, shall oversee the fulfillment of the Corporation's mission, and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the chairman of the Board, to any other officer or officers of the Corporation. He shall have the authority to execute bonds, mortgages and other contracts under the seal of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall have the general powers and duties of supervision and management usually vested in an executive officer and the chairman of the board of a corporation. He shall present a report of the condition of the business of the Corporation at each annual meeting of the stockholders and the Board. He shall perform such other duties as may from time to time be requested by the Board.

         SECTION 5. CHIEF EXECUTIVE OFFICER. The chief executive officer shall, in the absence of the chairman of the Board, preside at all meetings of the stockholders and of the Board. Acting under the direction of the Board and the chairman of the Board, he shall have general and active management of the business of the Corporation, shall oversee the marketing, business and strategic development efforts of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. He shall have the authority to execute bonds, mortgages and other contracts under the seal of the Corporation, except where the signing and execution thereof shall be expressly designated by the Board to some other officer or agent of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation. He shall perform such other duties as may from time to time be requested by the Board or by the chairman of the Board.

         SECTION 6. CHIEF FINANCIAL OFFICER. A chief financial officer, if one has been appointed, shall be vested with all of the powers, and shall be required to perform all of the duties, as may be properly assigned by the Board, the chairman of the Board, the chief executive officer or the president.

         SECTION 7. PRESIDENT. The president shall be vested with all of the powers, and shall be required to perform all of the duties, as may be properly assigned by the Board or the chairman of the Board.

         SECTION 8. CHIEF OPERATING OFFICER. A chief operating officer, if one has been appointed, shall be vested with all of the powers, and shall be required to perform all of the duties, as may be properly assigned by the Board, the chairman of the Board, the chief executive officer or the president.

         SECTION 9. VICE-PRESIDENTS. During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the Board shall prescribe.

         SECTION 10. SECRETARY. The secretary shall attend all meetings of the Board and of the stockholders; record all votes and minutes of all proceedings in a book to be kept for that purpose; give or cause to be given notice of all meetings of stockholders and of special meetings of the Board; keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board; when required, prepare a list of stockholders or cause to be prepared and available at each meeting of stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each; keep all the documents and records of the Corporation as required by law or otherwise in a proper and same manner; and perform such other duties as may be prescribed by the Board.

         SECTION 11. ASSISTANT-SECRETARIES. During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the Board, shall have all the powers and functions of the secretary.

         SECTION 12. TREASURER. The treasurer shall have the custody of the corporate funds and securities; keep full and accurate accounts of receipts and disbursements in the corporate books; deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board; disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements; render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the Corporation; render a full financial report at the annual meeting of the stockholders if so requested; be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the Corporation; and perform such other duties as are given to him by the Bylaws or as from time to time are assigned to him by the Board, the chairman of the Board, the chief executive officer or the president.

         SECTION 13. ASSISTANT-TREASURER. During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the Board, shall have all the powers and functions of the treasurer.


                         ARTICLE V - STOCK CERTIFICATES

         SECTION 1. CERTIFICATES REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board, or the president or a vice-president, and by the treasurer or an assistant-treasurer, or the secretary or an assistant-secretary of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof.

         SECTION 2. LOST OR DESTROYED CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         SECTION 3. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of stockholders.

         SECTION 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by Delaware statutes.

         SECTION 5. CLOSING TRANSFER BOOKS. The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten (10) days during the thirty-day period immediately preceding (a) any stockholders' meeting, or (b) any date upon which stockholders shall be called upon to or have a right to take action without a meeting, or (c) any date fixed for the payment of a dividend or any other form of distribution, and only those stockholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (a) receiving notice of or voting at such meeting, or (b) allowing them to take appropriate action, or (c) entitling them to receive any dividend or other form of distribution.

         SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and to applicable law, the Corporation may, from time to time, by action of its Board, declare and pay dividends or make other distribution on its outstanding shares in cash or in its own shares or in its bonds or other property, including the shares or bonds of other corporations, except when the Corporation is insolvent or would thereby be made insolvent.

         Dividends may be declared or paid and other distributions may be made out of surplus only, except as otherwise provided by statute.

                           ARTICLE VI - CORPORATE SEAL

         The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "Princeton Video Image, Inc., Corporate Seal 2001 Delaware." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or any corporate obligation for payment of money may be a facsimile, engraved or printed.

                            ARTICLE VII - FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of July of each year.

                          ARTICLE VIII - BY-LAW CHANGES

         AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

         Except as otherwise provided in the Certificate of Incorporation, the Bylaws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be amended, repealed or adopted by the Board but any Bylaw adopted by the Board may be amended by the stockholders entitled to vote thereon.

         If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the Bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

                                    Exhibit B

         Attach Form of Warrant Certificate

                          [FORM OF WARRANT CERTIFICATE]

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144 OR ANOTHER EXEMPTION FROM THE ACT.

                                                            11,471,908* Warrants


------------
         *The 11,471,908 number was calculated by using the fully diluted number of shares reflected in Exhibit K to the Stock and Warrant Purchase Agreement (the "Purchase Agreement"), plus 50,000 shares, as the denominator for calculating the number of shares Purchaser would need to acquire (in addition to the 4 million shares it is purchasing under the Purchase Agreement) to own 45% of the Company on a fully diluted basis (pro forma for the full exercise of these Warrants). The initial face number of the Warrants shall instead be 8,350,398 if, as of the Second Closing, the Reorganization Agreement dated as of December 28, 2000, by and among Presencia en Medios, the Company and the other parties thereto, has been terminated without any obligation of the Company (i) to issue to the Sellers thereunder any shares or warrants referred to therein or
(ii) to issue the warrant for 100,000 shares to Allen & Company, Incorporated relating to the closing of the transaction contemplated therein. The above calculations are both premised on the assumption that the Company will comply with Section 7(j) of the Purchase Agreement.

                           PRINCETON VIDEO IMAGE, INC.

                               WARRANT CERTIFICATE


                  This warrant certificate ("Warrant Certificate") certifies that for good and valuable consideration, the sufficiency of which is hereby acknowledged, PVI Holding, LLC or its assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (as hereinafter defined), one fully paid and non-assessable share of Common Stock, no par value ("Common Stock"), of Princeton Video Image, Inc., a Delaware corporation (the "Company"), at the purchase prices per share of Common Stock set forth in Section 1 below in lawful money of the United States of America in cash (including by wire transfer of funds to an account designated by the Company) or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

                  1. Warrant; Purchase Price. Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants (the "Purchase Price") shall initially be as follows:

                           (i) $8.00 per share from the date hereof until and including the first anniversary of the date hereof;

                           (ii) $9.00 per share from the first anniversary of the date hereof until and including the second anniversary of the date hereof; and

                           (iii) $10.00 per share from the second anniversary of the date hereof until and including the Expiration Date (as defined below).

The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of common stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

                  2. Exercise; Expiration Date. The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time on or after the date hereof and on or before 5:00 p.m. New York time on the third anniversary of the date hereof (the "Expiration Date"), upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of the exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

                  3. Registration and Transfer on Company Books. The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares. Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof. No sale, transfer, assignment, hypothecation or other disposition of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission (the "Commission") and (i) a registration statement under the Securities Act of 1933, as amended (the "Act"), including such shares is currently in effect, or (ii) an exemption therefrom is applicable to such transfer.

                  4. Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of capital stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens, claims and charges with respect to the issue thereof, and that, upon issuance, such shares shall be listed on each national securities exchange or automated over-the-counter trading system, if any, on which the other shares of such outstanding capital stock of the Company are then listed.

                  5. Loss or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

                  6. Adjustment of Purchase Price and Number of Shares
Deliverable

                  6.1 The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) declare or make a dividend or distribution on its Common Stock payable in shares of its Common Stock, (ii) subdivide or redivide its outstanding shares of Common Stock through stock split or otherwise, or (iii) reduce, combine or consolidate its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the number of Warrant Shares that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Such adjustment shall be made successively whenever any event referred to in this paragraph (a) shall occur. Any adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

                  (b) In case the Company shall issue by reclassification of its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company (such event, a "Reclassification"), the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of securities of the Company issued as a result of such Reclassification that such Holder would have owned or have been entitled to receive after the happening of such Reclassification had such Warrant been exercised immediately prior to the happening of such Reclassification or any record date with respect thereto. Such adjustment shall be made successively whenever any event referred to in this paragraph (b) shall occur. Any adjustment made pursuant to this paragraph (b) shall become effective retroactively as of the record date of such Reclassification.

                  (c) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation, or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company (any such event in this paragraph (c), a "Triggering Event"), the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to the rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this
Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this paragraph (c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (d) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as provided in paragraphs (a), (b) or (c) of this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  (e) In the event that the Company grants, issues or sells any shares of Common Stock (whether upon the exercise of rights, options, warrants, convertible or exchangeable securities or otherwise) or other securities for which a Warrant is exercisable, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be increased so that the Holder shall be entitled to receive a number of Warrant Shares in the aggregate the same proportion of the total outstanding shares of Common Stock or other securities represented by each Warrant immediately prior to such grant, issue or sale. The provisions of this paragraph (e) shall similarly apply to successive grants, issues or sales of shares of Common Stock or other securities. In addition, to the extent that PVI Holding, LLC (or its permitted assigns, the "Purchaser") elects not to exercise its preemptive rights under
Section 6.2 of the Stock and Warrant Purchase Agreement, dated as of February 4, 2001, between the Company and the Purchaser (the "Purchase Agreement"), with respect to (i) any shares of Common Stock issued under the "Permitted Transfer Basket" (as defined in the Purchase Agreement), (ii) any shares of Common Stock issued to Frank Aernout pursuant to his Contract of Employment with Princeton Video Image Europe dated June 23, 2000, or (iii) any shares of Common Stock issued to First Union Securities, Inc., or its affiliates, pursuant to its agreement with the Company dated August 27, 2000, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto (including for this purpose the adjustment outlined above) shall also be increased so that the Holder shall be entitled to receive a further number of Warrant Shares in the aggregate equal to the number of additional shares that the Holder would have received with respect to its preemptive rights had the Purchaser exercised its preemptive rights in full. The adjustment provided in this Section 6.1(e) shall not apply to any grant, issue or sale by the Company of any of the shares of Common Stock issued as set forth in Exhibit K to the Purchase Agreement.

                  (f) In addition to the adjustment provided in paragraph (e) of this Section 6.1, in the event that the Company grants, issues or sells any shares of Common Stock (whether upon the exercise of rights, options, warrants, convertible or exchangeable securities or otherwise) or other securities for which a Warrant is exercisable at a price (or in consideration for assets having a fair market value) per share less than the Market Price Per Share (as determined pursuant to

Section 9.2 below), the Purchase Price of each Warrant shall be reduced immediately after such grant, issuance or sale so that it shall equal the price determined by multiplying the Purchase Price in effect on the date of such grant, issuance or sale by a fraction, the numerator of which shall be the total number of shares of Common Stock or other securities outstanding on the date of such grant, issuance or sale plus a number of shares of Common Stock or other securities equal to the number arrived at by dividing the aggregate price of the total number of additional shares of Common Stock or other securities granted, issued or sold by such Market Price per Share, and the denominator of which shall be the total number of shares of Common Stock or other securities outstanding on the date of such grant, issuance or sale plus the total number of additional shares of Common Stock or other securities granted, issued or sold. Any shares of Common Stock or other securities owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever there is such a grant, issuance or sale of shares of Common Stock or other securities. The adjustment provided in this Section 6.1(f) shall not apply to any grant, issue or sale by the Company of any of the shares of Common Stock issued as set forth in Exhibit K to the Purchase Agreement.

                  (g) In the case the Company shall make a distribution on its Common Stock or other securities for which a Warrant is exercisable that is payable in assets (including, without limitation, cash) or securities ("Assets or Securities"), the Purchase Price of each Warrant shall be reduced immediately after such distribution by an amount equal to (i) the fair market value of the Assets or Securities distributed divided by (ii) the total number of shares of Common Stock or other applicable securities outstanding on the date of such distribution. Any shares of Common Stock or other applicable securities owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever there is such a distribution of Assets or Securities.

                  (h) In the event of any dispute arising with respect to the computation of adjustments provided in Section 6.1, such question shall be conclusively determined by a nationally recognized investment banking firm appointed by the Company and acceptable to the Holder; such investment banking firm having access to all necessary records of the Company and such determination shall be binding on the Holder.

                  6.2 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant or in the Purchase Price thereof, provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be.

                  6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chairman of the Board, Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  6.4 The Company shall give notice to the Holder by registered mail, if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                  (a) The Company shall authorize the payment of any dividend or authorize the making of any distribution to the holders of shares of Common Stock (including, without limitation, any distribution payable in Assets or Securities);

                 (b) The happening of any Reclassification or Triggering Event;

                 (c) Any grant, issuance or sale of shares of Common Stock;

                 (d) A dissolution, liquidation or winding up of the Company; or

                 (e) A capital reorganization or reclassification of the Common Stock (other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially an entirety.

Such giving of notice shall be initiated at least 10 business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend or distribution, for the grant, issuance or sale of such shares of Common Stock, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution, Reclassification, grant, sale, issuance, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

                  7. Conversion Rights.

                  7.1 In lieu of the exercise of any portion of the Warrants as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of shares of Common Stock then issuable upon the exercise of the Warrants to be so converted and (b) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion. For example, if the Market Price Per Share on the date of conversion is $4.00 and the Purchase Price is $2.00, then the Holder would be entitled to receive 15,000 shares of Common Stock upon conversion of 30,000 Warrants without any cash payment being required.

                  7.2 The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.

                  8. Voluntary Adjustment by the Company. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board and/or extend the date of the expiration of the Warrants.

                  9. Fractional Shares and Warrants; Determination of Market Price Per Share

                  9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common

Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

                  9.2 As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock or others securities on any date shall mean the average closing price per share of the Common Stock or other securities for the 20 trading days immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock or other securities are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock or other securities on NASDAQ or any comparable system, or if such Common Stock or other securities is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, or with respect to rights for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock or other securities as determined in good faith by the Board.

                  10. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this ____ day of _________, 2001.

                                       PRINCETON VIDEO IMAGE, INC.



                                       By:___________________________________
                                          Name:
                                          Title:

[SEAL]



Attest:





By:______________________________
   Name:
   Title:

                                                                       EXHIBIT A

                               NOTICE OF EXERCISE

                  The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, __________ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.

                                        Name of Holder: ________________________


                                        Signature:      ________________________


                                        Address:        ________________________

                                                        ________________________

                                                        ________________________

                                                                       EXHIBIT B


                              NOTICE OF CONVERSION

                  The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, __________ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

                  The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.

                                        Name of Holder: ________________________


                                        Signature:      ________________________


                                        Address:        ________________________

                                                        ________________________

                                                        ________________________

                                    Exhibit C

Section 3 Representations and Warranties of the Company.

Schedule of Exceptions.

         Section 3.4(c) Rights to Acquire Stock.

Warrants to Purchase Common Stock.


       WARRANT                 EXPIRATION                         NO. OF      EXERCISE PRICE /
       NUMBER                     DATE                            SHARES          SHARE
       ------                  ----------                         ------      ----------------
         37                      11/03/03                         13,600          $8.00

         50                      09/15/03                         20,000          $8.00

         52                      11/04/04                         13,600          $8.00

         112                     04/15/04                        450,000          $8.00

         120          3 years from Commencement Date              70,000         $20.00
                         (term defined in Warrant)

         127                      9/3/05                           6,000          $8.00

         129                     04/15/04                         10,932          $8.00

         131                     02/09/06                         28,226          $8.00

         132                     03/28/06                         24,000          $8.00

      133-141,                   12/21/00-                        21,572          $8.00
         144                     11/06/01

         145                     09/03/05                         20,000          $4.50

         174                     02/28/04                          2,000          $8.00

         175                     02/28/04                          2,000          $8.00

         176                     02/28/04                          2,000          $8.00

         177                     02/28/04                          1,000          $8.00

         178                     04/29/04                         22,200          $8.00

                                 12/16/02                        380,000          $8.40
     Unnumbered

                                 10/22/06                        200,000          $6.05
      Warrants

                                 12/16/02                         20,000          $8.40

                                TOTAL:                         1,307,130

Options to Purchase Common Stock.

         The Company has reserved 2,160,000 shares of Common Stock (and upon obtaining shareholder approval, will have reserved 5,160,000 shares of Common Stock) for issuance to employees, consultants, officers or directors upon exercise of options granted or to be granted under the Amended 1993 Stock Option Plan (the "Plan"). The Company has currently outstanding options to purchase 3,047,807 shares under the Plan; the excess over the 2,160,000 shares currently authorized under the Plan is subject to shareholder approval.

         On February 2, 2001, the Board of Directors authorized the grant to senior employees of the Company of additional options to purchase a total of 775,000 shares of Common Stock under the Plan, subject to shareholder approval.

         On February 2, 2001, the Board of Directors, in connection with the proposed hiring of a Vice President of Business Affairs of the Company and contingent upon the Second Closing, authorized the grant of additional stock options under the Plan to purchase 160,000 shares of the Common Stock of the Company.

Other Commitments to Issue Capital Stock or Warrants.

         2,678,353 shares of Common Stock and warrants to purchase 1,036,825 shares of Common Stock are to be issued pursuant to the Reorganization Agreement.

         The Company has a consulting agreement with Endeavor, dated January 11, 2001, pursuant to which commissions, if and when earned, will be payable in Common Stock.

         Warrants to be issued to the General Manager of Princeton Video Image Europe, N.V. ("PVI Europe") for the purchase of [CONFIDENTIAL TREATMENT REQUESTED] of the common stock of PVI Europe, pursuant to his employment arrangement, will provide that if PVI Europe has not commenced an initial public offering of its stock by [CONFIDENTIAL TREATMENT REQUESTED], the Company will grant to the General Manager warrants to purchase [CONFIDENTIAL TREATMENT REQUESTED] of the Company's Common Stock, and the warrants to purchase shares of PVI Europe will be cancelled.

         Upon the closing of the transactions contemplated by the Reorganization Agreement, the Company will issue to Allen & Company warrants for the purchase of 100,000 shares of its Common Stock for acting as a financial advisor; such warrants will be exercisable at a price per share equal to 110% of the average price per share of the Common Stock for the ten (10) days immediately preceding the closing of the transaction contemplated by the Reorganization Agreement and will have a 5 year term. The parties are currently negotiating whether the warrants will contain any registration rights.

         Allen & Company has delivered a fairness opinion, dated as of December 20, 2000, with regard to the Reorganization Agreement, and is entitled to receive warrants for the purchase of 100,000 shares of the Company's Common Stock; the exercise price per share for the Common Stock underlying the warrants shall be $2.3065. The warrant will have a five year term. The Company has not yet issued the warrant certificate; the parties are currently negotiating whether the warrants will contain any registration rights.

         An additional 100,000 shares are reserved for issuance under the employer match provisions of the Company's 401(k) plan.

         The Company has an agreement with ScholarShop, Inc. d/b/a Food for Thought, signed November 17, 2000, pursuant to which the Company may be required to pay Food for Thought in the form of PVI Common Stock rather than cash, at the option of ScholarShop on reasonable notice and subject to approvals as required by law.

         The Company has an agreement with a law firm, dated November 1, 1999 pursuant to which the Company has the option to pay the bonus amount payable thereunder with shares of PVI Common Stock.

         The Reorganization Agreement, Section 11, provides that the Company may, at its sole option, elect to pay any reimbursements to the Sellers in shares of Common Stock of the Company.

         Section 3.4(d) Voting. The Reorganization Agreement, Section 7.1, grants the Seller Group, as defined therein, the right to nominate a specified number of directors of PVI dependent on the amount of shares of the Company which are held by such group. All members of the Seller Group shall vote all shares over which they exercise voting control in favor of the designees of the Seller.

         The Shareholders Agreement of PVI Europe, N.V., dated July 18, 2000,
Section 8, grants the Company the right to nominate two candidates for election as one of the directors of PVI Europe as long as the Company holds at least eight percent of the outstanding capital stock of PVI Europe. (Based on a translation in English of the original agreement which is written in Dutch).

         Section 3.6(ii) Preemptive Rights. Reorganization Agreement, Sections
7.2 and 7.3. Each member of the Seller Group (as defined in the Reorganization Agreement) shall have a right to purchase a pro rata portion of certain securities which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth in the Reorganization Agreement. Such member's pro rata portion shall equal a fraction, the numerator of which is the number of shares of PVI Common Stock held by it on the date of exercise of this right plus the number of shares of PVI Common Stock issuable upon conversion or exchange of then outstanding convertible or exchangeable securities or on exercise of then outstanding options, rights or warrants held by it, and the denominator of which is the total number of shares of PVI Common Stock then outstanding plus the number of shares of PVI Common Stock issuable upon conversion or exchange of then outstanding convertible or exchangeable securities or on exercise of then outstanding options, rights or warrants.

         Section 3.9  Litigation.

                  Princeton Video Image, Inc. v. Scidel USA Ltd. (Pending trial, anticipated to begin in late February 2001).

                  Sportvision, Inc. and Fox Sports Productions, Inc. v. Princeton Video Image, Inc. (Discovery stayed to March 3,
                  2001).

                  European Patent Office, Opposition to Grant by Symah, on EPO Application No. 9191562.8 (Hearing scheduled for March 28,
                  2001).

         Section 3.10  Consents.

         3.10(c)(x) Filing of preliminary and definitive proxy statements pursuant to the Securities Exchange Act of 1934.

                  Shareholder consent required for issuance of shares, warrants and reincorporation under this Agreement.

         3.10(c)(y) The lease for NJ office space, dated July 16, 1997, amended June 1, 1999, between the Company and Princeton South at Lawrenceville One, requires written consent of landlord, which shall not be unreasonably withheld, on merger or reincorporation.

                  The Agreement with RealNetworks, Inc., dated April 28, 2000, requires the written consent of Real Networks, Inc. on merger or reincorporation.

         Section 3.17  Absence of Changes Since June 30, 2000.

         (a)  The Company has entered into the Reorganization Agreement.

                  The Company has entered into the Shareholders Agreement, dated July 18, 2000, by and among Princeton Video Image, Inc., Interactive Media, S.A., and Princeton Video Image Europe, N.V.

                  The Company has entered into an Operating Agreement for Revolution Company, L.L.C., a Delaware Limited Liability Company, with CBS Technology Corporation and Core Digital Technologies, Inc., dated January 27, 2001. The Company has executed the Operating Agreement, and the Company understands that the other members have approved the form of and are expected to execute the Operating Agreement in the immediate future.

         (c) The Company made a Preferred Stock Exchange Offer, dated June 13, 2000, which closed in August 2000, and the share exchange was completed in September 2000.

                Pursuant to the Stock Option Plan, each director of the Company received an automatic grant of options on the first day of the Company's fiscal year, with such options to vest on a schedule of 1/12 on the first day of each month.

         (d) Changes in employment arrangements, agreements, compensation of officers:

                   As set forth above, on February 2, 2001, the Board of Directors granted to the ten senior employees of the Company additional options to purchase a total of 775,000 shares of Common Stock under the Plan, subject to shareholder approval.

         On February 2, 2001, the Board of Directors authorized the Company to enter contracts of employment with its 10 senior employees. For those employees currently employed under written agreements, the terms of the new agreements will be substantially similar to the agreement now in effect. Those 4 employees without written agreements will receive written agreements with terms and conditions substantially similar to those agreements of other employees of comparable seniority and responsibility. The new agreements will supersede any agreement or arrangement now in effect. Of the 10 employees, the Chairman and CEO will have agreements which run to February 1, 2004, unless extended. All other of the above-referenced senior employees will receive agreements which run to February 1, 2003, unless extended. The agreements will contain the Company's customary severance provisions (requiring the Company to pay severance equal to the employee's salary for 6 months or the balance of the term, whichever is greater), should the employee be terminated without cause as defined in the agreement, except that the agreement with each the Chairman and the CEO of the Company will provide for severance in an amount equal to the salary payable for the remaining term of employment or 2 years, whichever is greater.



         On February 2, 2001, the Board of Directors authorized the increase of the annual salary of the Chairman and the CEO of the Company, with the increase in salary to commence as of February 2, 2001. The annual salary of the Chairman is $325,000 and the annual salary of the CEO is $425,000.

         On February 2, 2001, the Board of Directors authorized the Company to hire a Vice President of Business Affairs, with the hiring contingent upon the consummation of the Second Closing. The prospective employee is to receive 160,000 of the Company's Common Stock under the Plan.


         On February 2, 2001, the Board of Directors authorized the repricing to $4.375 per share of all options held by officers, directors and employees with an exercise price of $5.00 or more. Options as to which employees elect repricing will become unvested and vesting, as provided in the Plan, will commence on the date of repricing. The options held by directors will be subject to the reduced exercise price without further action and without change to any conditions or terms regarding the vesting thereof. No directors who are also officers or employees hold options with an exercise price of $5.00 or more.

         On December 20, 2000, the Board of Directors Compensation Committee authorized the grant to Company employees of options to purchase 589,000 shares of the Company's Common Stock under the Stock Option Plan.

         Section 3.18  Registration Rights.

         The Company has granted registration rights in warrants to purchase shares of its Common Stock held by Allen & Company (580,000 shares) and Barington Capital (20,000 shares).

         The Company is negotiating as to whether the warrants to purchase 200,000 shares of the Company's Common Stock to be granted to Allen & Company in connection with the Reorganization Agreement will provide for registration rights.

         The Company will enter into a registration rights agreement upon the closing of the transactions contemplated by the Reorganization Agreement; the form of registration rights will be as attached to the Reorganization Agreement.

         Section 3.19 Certain Transactions. Officers and directors of the Company or any of its subsidiaries with any direct or indirect interest in any entity that does business with the Company or subsidiaries are as follows:
Enrique Senior, a Managing Director and Executive Vice President of Allen & Company and a Director of the Company; Eduardo Sitt, the President and a principal shareholder of Presencia en Medios, S.A. de C.V. and a Director of the Company; and John Torkelsen, President of PVR Securities, Inc. and a Director of the Company.

         Other transactions are as follows:

         Nonrecourse Promissory Note dated July 31, 1997 of Brown F Williams in favor of the Company.

         Pledge Agreement dated July 31, 1997 between the Company and Brown F Williams.

         Nonrecourse Promissory Note dated July 31, 1997 of Samuel A. McCleery in favor of the Company.

         Pledge Agreement dated July 31, 1997 between the Company and Samuel A. McCleery.

         Nonrecourse Promissory Note in the amount of $122,920, dated December 22, 1997, of Brown F Williams in favor of the Company.

         Pledge Agreement dated December 22, 1997 between the Company and Brown F Williams.

         Nonrecourse Promissory Note in the amount of $46,580, dated December 22, 1997, of Samuel A. McCleery in favor of the Company.

         Pledge Agreement dated December 22, 1997 between the Company and Samuel
A. McCleery.

         NOTHING DISCLOSED IN THIS EXHIBIT C SHALL ALTER, AMEND OR MODIFY THE RESTRICTIONS UPON THE COMPANY AS SET FORTH IN SECTION 7 OF THE STOCK AND WARRANT PURCHASE AGREEMENT.

                                    Exhibit D

                  Attach Form of Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of February 4, 2001, by and among Princeton Video Image, Inc., a New Jersey corporation (the "Company"), and PVI Holding, LLC , Delaware limited liability company and a subsidiary of Cablevision Systems Corporation (together with its successors and assigns, the "Investor").

                             PRELIMINARY STATEMENTS

A. The Company and the Investor have entered into the Stock and Warrant Purchase Agreement, dated as of February 4, 2001 (the "Purchase Agreement"), pursuant to which the Investor has acquired shares of Common Stock and Warrants.

B. In connection with its purchase of Common Stock and Warrants pursuant to the Purchase Agreement, the Investor has requested that the Company grant the registration rights set forth herein on the terms and conditions set forth in
Section 2 of this Agreement.

C. The Company has determined that it is advisable and in the Company's best interest to grant the Investor the registration rights set forth herein on the terms and conditions set forth in Section 2 of this Agreement and has agreed to do so.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

         1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this agreement, applicable to both the singular and plural forms of any of the terms herein defined. Terms defined in the Preliminary Statements shall have the meanings assigned to such terms therein.

         "Agreement" means this Registration Rights Agreement.

         "Board" means the Board of Directors of the Company.

         "Common Stock" means the common stock, no par value, of the Company.

         "Commission" means the United States Securities and Exchange
Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holders" means any record or beneficial owner of the Company's securities.

         "Person" includes any natural person, corporation, trust, association, company, limited liability company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

         The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means (1) all Common Stock or other equity securities of the Company acquired on the date hereof or hereafter acquired by the Investor; (2) all Common Stock issued or issuable upon exercise of the Warrants by the Investor, and (3) any securities issued or issuable with respect to the Common Stock or Warrants referred to in clauses (1) and (2) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they (i) have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; (ii) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction; or (iii) can not be sold in any three month period (or any other relevant period under any amendment to Rule 144 made subsequent to the date hereof) pursuant to Rule 144 without regard to any manner of sale or volume limitations.

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act or any similar successor rule.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Warrants" means any and all warrants or options issued by the Company to the Investor which are exercisable for the purchase of Common Stock.

         2.       Demand Registration Rights.

                  2.1 Grant of Demand Registration Rights. Subject to the terms of this Agreement, at any time and from time to time, the Investor shall be entitled to request registration under the Securities Act of at least 200,000 Registrable Securities then held by the Investor. Each such request for registration must specify the number of Registrable Securities requested to be registered and whether such registration is to be in the form of an Underwritten Offering. The Investor shall not be entitled to request that a Demand Registration be a shelf registration pursuant to Rule 415 under the Securities Act for a period of one year commencing from the date of the Second Closing (as defined in the Purchase Agreement).

                  2.2 Selection of Underwriter(s). If the Investor elects to have the offering of Registrable Securities pursuant to a Demand Registration be in the form of an underwritten offering (an "Underwritten Offering"), the Investor shall select and obtain the investment banker or investment bankers and manager or managers for the offering , subject to the approval of the Company not to be unreasonably withheld or delayed.

                  2.3 Priority on Underwritten Demand Registration. If a Demand Registration is an Underwritten Offering and the managing underwriters advise the Investor and the Company in writing that in their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities that can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration the number of Registrable Securities requested to be included that, in the opinion of such underwriters, can be sold without adversely affecting the marketability of the offering. Any reduction in the number of Registrable Securities included in such Underwritten Offering shall be applied in a manner that the percentage of reduction of such Registrable Securities shall be no greater than the percentage of securities of Persons other than the Investor, as such percentage reductions are determined in the good faith and judgment of the Company. The Company shall not include, and shall not permit other holders of its securities to include, any securities in such Demand Registration other than securities of the same class or series as the Registrable Securities to which the demand request pursuant to Section 2.1 related. If the aggregate number of shares actually offered by the Investor with respect to such registration is less than 75% of the aggregate number of shares such Investor initially requested to be offered as a result of a reduction pursuant to this Section, then such registration shall not count as a Demand Registration hereunder and such Investor shall retain its rights hereunder with respect to the number of Demand Registrations without a reduction as a result of such registration. The Investor may abandon a Demand Registration at any time. An abandoned Demand Registration shall not count as a Demand Registration and such Investor shall retain its rights hereunder with respect to the number of Demand Registrations without a reduction as a result thereof if such Investor, at its option, pays all fees and expenses in connection with such abandoned registration other than fees and expenses relating to any Registrable Securities that any Person other than the Investor may have requested to be included in such abandoned registration.

                  2.4 Limitations on Demand Registration. Notwithstanding any other provision in this Agreement, (i) the Investor shall not be permitted to make more than 6 requests for a Demand Registration pursuant to Section 2.1, and
(ii) the Company shall
not be required to effect more than two Demand Registrations during any 12-month period.

                  2.5 Postponement of Demand Registration by the Company. The Company may postpone for up to 90 days the filing of a registration statement for a Demand Registration if the Company has delivered a certificate to the Investor stating that the Board, acting in good faith, has determined that pursuance of such Demand Registration would be seriously detrimental to the Company and its shareholders; provided, however, that in the event of any such postponement, the Investor shall be entitled to withdraw the request for such Demand Registration and, if such request is withdrawn, such request shall not count as a Demand Registration hereunder; and provided, further, that the Company may not exercise its rights under this Section 2.5 more than once in any twelve-month period.

                  2.6 Special Audits. Notwithstanding any other provision of this Agreement, the Company shall not be required to undergo or pay for any special audit to effect any registration statement pursuant to Section 2, and if such a special audit would be required in order to file or effect a registration statement hereunder, the Company shall be entitled to delay the filing or effectiveness of such registration statement until a reasonable period of time following completion of such audit in the ordinary course of the Company's business; provided, however, that the Company shall not be entitled to delay the filing or effectiveness of such registration statement if the Investor shall agree to pay for the cost of such audit.

         3.       Piggyback Registrations Rights.

                  3.1 Grant of Piggyback Registration Rights. Subject to the terms of this Agreement, at any time at which the Company shall determine to file a registration statement under the Securities Act (other than on Forms S-4, S-8 or a registration statement on Form S-l covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities, the Company agrees promptly to give written notice of its determination to the Investor. Upon the written request of the Investor given within 15 days after the receipt of such written notice from the Company, the Company agrees to use its best efforts to cause any or all such Registrable Securities, of which the Investor has so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition of the Registrable Securities to be so registered. All registrations of Registrable Securities referred to in this Section 3 may be referred to as "Piggyback Registrations."

                  3.2 Underwritten Piggyback Registration. If the registration of which the Company gives written notice pursuant to Section 3.1 is for a public offering involving an underwriting, the Company agrees to so advise the Investor as a part of its written notice.

                  3.3 Priority on Piggyback Registration. Notwithstanding any other provision of this Section 3, if the managing underwriter of a Piggyback Registration that is an underwritten distribution advises the Company and the Investor in writing that, in its good faith judgment, the number of shares of Registrable Securities and the other securities requested to be registered exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering without adversely affecting the marketability of the offering, then (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering, and (ii) such reduced number of shares shall be allocated among all participating Holders, in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that, in all events, the shares to be issued by the Company shall have priority over the shares of Registrable Securities requested to be registered.

         4. Registration Procedures. If and as often as the Company is required by the provisions of Section 2 or Section 3 hereof to include shares of Registrable Securities held by the Investor in a registration statement filed under the Securities Act, the Company, at its expense and as expeditiously as possible, agrees to:

                  4.1 Registration Statement; Period of Effectiveness. In accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities within 15 days of the date of any request for a Demand Registration pursuant to Section 2.1 and use its best efforts to cause such registration statement to become and remain effective for a period of 90 days (or, if such registration statement has been filed on Form S-3 and the Investor has indicated in its request for a Demand Registration that it is requesting a shelf registration pursuant to Rule 415 under the Securities Act, for a period of two years) and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete during such period of time;

                  4.2 Underwriting Agreement. With respect to an Underwritten Offering, the Company shall enter into one or more underwriting agreements, engagement letters, agency agreements, or other agreements, as appropriate, and take all other appropriate and reasonable actions as the managing underwriters or the Investor shall reasonably request in order to expedite or facilitate such Underwritten Offering and in such connection:

                           4.2.1. make such representations and warranties to
                  the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

                           4.2.2. obtain opinions of counsel to the Company and
                  updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) covering the matters customarily covered in opinions requested in comparable underwritten offerings and such other matters as may be reasonably requested by such underwriters;

                           4.2.3. obtain "cold comfort" letters and updates
                  thereof from the Company's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with comparable underwritten offerings;

                           4.2.4. if requested, provide the indemnification in
                  accordance with the provisions and procedures hereof to all parties to be indemnified pursuant to said paragraph and, if requested by the underwriters provide indemnification in form, substance and scope as is customarily provided by issuers to underwriters in comparable underwritten offerings; and

                           4.2.5. deliver such documents and certificates as may
                  be reasonably requested by the managing underwriters, if any, to evidence the satisfaction of any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

                  4.3 Copies of Registration Statement, Prospectus, Other Documents. Furnish to the Investor and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Investor may reasonably request in order to facilitate the public offering of such securities;

                  4.4 Blue Sky Qualification. Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Investor and underwriters may reasonably request within 20 days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction;

                  4.5 Notification of Effectiveness and Filing. Notify the Investor promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  4.6 Preparation of Amendments and Supplements at Investor's Request. Prepare and file with the Commission, promptly upon the request of the Investor, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Investor, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Investor;

                  4.7 Correction of Statements or Omissions. Prepare and file promptly with the Commission, and promptly notify the Investor of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  4.8 Amendment of or Supplement to Non-Complying Registration Statement or Prospectus. In case the Investor is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                  4.9 Stop Orders, Proceedings. Advise the Investor, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  4.10 Inspection; Roadshows. Make available for inspection upon request by the Investor, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Investor or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, cause all of the Company's officers, directors and employees to supply all information reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such registration statement, and cause executive officers of the Company to participate in roadshow presentations reasonably requested by the underwriters in connection with any public offering.

         5. Expenses. Except as set forth in Section 2.3, with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 2 or Section 3 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that the Investor agree to bear its pro rata share of any applicable underwriting discount and commissions. The fees, costs and expenses of registration to be borne as provided in the preceding sentence shall include, without limitation, all registration, filing, listing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursement of counsel for the underwriter or underwriters, if any, of the securities to be offered (if the Company and/or the Investor are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which such securities are to be registered or qualified, reasonable fees and disbursement of one firm of counsel for the Investor to be selected by the Investor, and the premiums and other costs of policies of insurance against liability arising out of such public offering.

         6. Underwriting Agreements. In the event any Demand Registration or Piggyback Registration under this Agreement is an Underwritten Offering, the right of the Investor to participate therein, and the inclusion of the Investor's Registrable Securities therein, shall be subject to the Investor's agreeing to enter into, together with the Company, an underwriting agreement with the underwriter or underwriters selected by the Company for such underwriting.

         7. Indemnification.

                  7.1 Indemnification by Company. The Company hereby agrees to indemnify and hold harmless pursuant to the provisions of this Agreement from and against, and agrees to reimburse the Investor and any underwriter or broker dealer acting for the Investor with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs or expenses to which the Investor may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement that includes the Registrable Securities of the Investor, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by the Investor specifically for use in the preparation thereof.

                  7.2 Indemnification by the Investor. The Investor hereby agrees to indemnify and hold harmless the Company, its officers, directors and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in a registration statement that includes the Registrable Securities of the Investor, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by the Investor specifically for use in the preparation thereof. Notwithstanding the foregoing, the Investor shall be obligated hereunder to pay no more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

                  7.3 Indemnification Procedure. Promptly after receipt by a party indemnified pursuant to the provisions of Section 7.1 or Section 7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to Section 7.1 or Section 7.2, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7 and shall not relieve the indemnifying party from liability under this Section 7 unless such indemnifying party is prejudiced by such omission. In case any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under Section 7.1 or Section 7.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless: (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence; (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time; (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action; or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party, and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

         7.4      Contribution.

                  7.4.1 If the indemnification provided for in Section 7.1 or
Section 7.2 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such Section, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Investor shall be obligated to contribute pursuant to this Section 7.4 shall be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by the Investor pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Investor has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities).

                  7.4.2 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7.4 from any person who was not guilty of such fraudulent misrepresentation.

         8. Reporting Requirements Under the Exchange Act. The Company represents and warrants to the Investor that it meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale of Registrable Securities by the Investor, and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner so as to maintain such eligibility for the use of Form S-3. The Company further agrees to furnish to the Investor such reports and documents filed by the Company with the Commission as the Investor may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

         The Company acknowledges and agrees that the purposes of the requirements contained in this Section 8 are to enable the Investor to comply with the current public information requirement contained in paragraph (c) of Rule 144 should the Investor ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). In addition, the Company agrees to take such other measures and file such other information, documents and reports, as shall be required of it hereafter by the Commission as a condition to the availability of Rule 144 (or any similar exemptive provision hereafter in effect) and the use of Form S-3.

         9. Shareholder Information. The Company may request the Investor to furnish the Company with such information with respect to the Investor and the distribution of such Registrable Securities of the Investor that is sought to be effected pursuant to this Agreement and itself as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and the Investor agrees to furnish the Company with such information.

         10. Additional Registration Rights. The Company, at its discretion, may grant registration rights, pari passu with the rights granted in Section 2 and
Section 3 of this Agreement, to persons who become holders of other securities of the Company subsequent to the date of this Agreement, and shall not be obligated to seek or obtain the consent of the Investor in order to do so; provided, that the Company shall not permit other holders of its securities to include any securities in a Demand Registration other than securities of the same class or series as the Registrable Securities to which the demand request pursuant to Section 2.1 related; and provided, further, that the granting of any such rights shall not conflict with or otherwise alter any rights granted to Investor hereunder. If the Company intends to grant registration rights to any other Person at any time, the Company shall first send a copy of the proposed agreement with respect to such registration rights to the Investor as soon as practicable prior to such grant, and the Company agrees that the Investor may, at its option, agree to adopt the registration rights contained in the proposed agreement in lieu of the registration rights contained herein for the Registrable Securities.

         11. Forms. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         12. Standstill. The Investor and the Company each agrees, if requested by the managing underwriter of an Underwritten Offering or any other underwritten offering of securities by the Company for its own account, not to offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of the Registrable Securities held by the Investor, or any other securities of the Company or any security or instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company for a period commencing 7 days prior to and ending 90 days following the effective date of any registration statement pertaining to such Underwritten Offering or such other underwritten offering, except (i) with respect to any Registrable Securities or other equity securities of the Company included in such registration or any equity securities required to be issued by the Company pursuant to its existing contracts, stock options plans and warrants (including, for the sake of clarity, the equity securities set forth in Exhibit K to the Purchase Agreement) or (ii) with respect to any Registrable Securities or other equity securities of the Company offered or sold by the Company under a private placement in compliance with the Securities Act, provided that, in the case of
(ii), such offeree or purchaser agrees to be bound by the restrictions contained herein to the extent that the Company is bound. The Company shall obtain similar agreements from each of its officers and directors and the restrictions contained herein shall be applied to the Investor only to the extent applied to each such director and officer. The Company shall obtain similar agreements from each future holder of registration rights and the restrictions contained herein shall be applied to the Investor only to the extent applied to each such holder of registration rights.

         13. Miscellaneous; Termination of Rights.

         13.1 Termination. Unless sooner terminated pursuant to the terms of this Agreement, the obligations of the Company pursuant to Sections 2 and 3 hereof as to any Registrable Securities, and the Investor's restrictions under this Agreement, shall terminate upon the sale or other disposition of all such Registrable Securities by the Investor. In addition to the foregoing, the obligations of the Company pursuant to this

Agreement, other than the obligations set forth in Sections 5, 7 and 13, shall terminate if the Investor notifies the Company in writing that it does not wish to have its shares of Common Stock registered under this Agreement.

                  13.2     Waivers and Amendments.

                           13.2.1 With the written consent of the Investor, the
obligations of the Company to the Investor and the rights of the Investor under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder or thereunder of the Investor and the Company; provided, however, that, without the consent of the Investor, the Company may, from time to time, amend this Agreement in any manner that, viewed in its entirety, is ameliorative of, or provides the Investor with rights that are superior to or of greater benefit to the Investor than, the rights that the Investor holds prior to the date of any such amendment. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company agrees to give prompt written notice thereof to the Investor who has not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 13.2. Specifically, but without limiting the generality of the foregoing, the failure of the Investor at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of the Investor at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         13.2.2. Notwithstanding the foregoing and without the consent of the Investor, the rights and obligations of the Investor under this Agreement may be transferred to any transferee to whom Registrable Securities are transferred; provided, however, that: (i) such transfers are in compliance with all other documents and agreements between the Company and the Investor; (ii) the Investor provides the Company with written notice of the transfer of such Registrable Securities at or prior to such transfer, advising the Company of the name and address of the proposed transferee and identifying the securities to be transferred; and (iii) such proposed transferee agrees in writing to be bound by all of the provisions of this Agreement. In such event, such transferee shall be added as a party to this Agreement, and the term "Investor" under this Agreement shall also refer to such transferee.

                  13.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter hereof. All such agreements shall terminate and be of no further force or effect.

         13.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. If any transferee of the Investor shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof as if it were the Investor. The Investor (or a transferee designated in writing to the Company by the Investor) shall act on behalf of the initial Investor and all transferees thereof as the Investor for all purposes hereof.

                  13.5 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

                           13.5.1 If to the Investor, at c/o Cablevision Systems
Corporation, 1111 Stewart Avenue, Bethpage, New York 11714, Attention: General Counsel, or at such other address as the Investor shall have furnished to the Company in writing, with a copy (which shall not constitute notice) to Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, Attention: Robert W. Downes; or

                           13.5.2 If to the Company, at 15 Princess Road,
Lawrenceville, New Jersey 08648, Attention: President, or at such other address as the Company shall have furnished to the Investor in writing, with a copy (which shall not constitute notice) to Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, New Jersey 08540, Attention: Richard J. Pinto.

         Each such notice, request, consent and other communication shall, for all purposes of the Agreement, be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of U.S. mail, addressed and postage prepaid as aforesaid.

         13.6 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

         13.7 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

         13.8 Headings. The headings of the sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         13.9 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         13.10 Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any New York State or Federal court sitting in the State of New York, for any action or proceeding arising out of or related to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

         13.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

                                            PRINCETON VIDEO IMAGE, INC.



                                            By: /s/ Dennis P. Wilkinson
                                                -------------------------------
                                                Name: Dennis P. Wilkinson

                                                Title: CEO



                                            PVI HOLDING, LLC

                                            By: /s/ William J. Bell
                                                -------------------------------
                                                Name: William J. Bell

                                                Title: Vice Chairman

                                    Exhibit E

                     Attach Form of Shareholders Agreement

                             SHAREHOLDERS AGREEMENT

                          DATED AS OF FEBRUARY 4, 2001

                                  By and Among

                           PRINCETON VIDEO IMAGE, INC.

                                PVI HOLDING, LLC

                                       and

                              CERTAIN SHAREHOLDERS

                                  NAMED HEREIN

                             SHAREHOLDERS AGREEMENT


                  This SHAREHOLDERS AGREEMENT ("Agreement") is made and entered into as of February 4, 2001, by and among Princeton Video Image, Inc., a New Jersey corporation (the "Company"); PVI Holding, LLC, a Delaware limited liability company (the "Purchaser"); Brown F. Williams, Chairman of the Board of Directors of the Company ("Williams"), and Presencia en Medios, SA de CV, a Mexican corporation ("Presencia", together with its affiliates and Williams, the "Shareholders").


                              W I T N E S S E T H:

                  WHEREAS, the Company has entered into the Stock and Warrant Purchase Agreement (the "Stock Purchase Agreement"), dated as of February 4, 2001, between the Company and the Purchaser pursuant to which the Company is issuing and will issue to the Purchaser common stock, no par value, of the Company (the "Common Stock") and certain warrants to purchase Common Stock of the Company (the "Warrants");

                  WHEREAS, the Stock Purchase Agreement also contemplates that a designee of Purchaser shall be named to the Company's Board of Directors and that the Company re-incorporate in the State of Delaware;

                  WHEREAS, the Company and the Shareholders believe it to be in their best interests that the transactions contemplated by the Stock Purchase Agreement, including the issuance of the Common Stock and Warrants to the Purchaser, the designation of the Purchaser's designee on the Company's Board of Directors and the re-incorporation of the Company in Delaware, be approved;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                               Certain Definitions

                  As used in this Agreement, the following terms shall have the meanings ascribed to them below:

                  "Board" shall mean the Board of Directors of the Company in office at the applicable time.

                  "Expiration Date" shall mean the later of (i) the third anniversary date of the issuance of the Warrant or (ii) December 31, 2004.

                  "Lien" shall mean any lien, pledge, security interest, claim, third party right or other encumbrance.

                  "Person" shall mean an individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

                  "Proposal Notice" shall have the meaning specified in Section 2.2.

                  "Shareholders Meeting" shall have the meaning specified in
Section 4.1(a).

                  "Subject Shares" shall have the meaning specified in Section 4.1(a).

                  "Shares" shall mean any shares of Common Stock issued and outstanding from time to time.

                  "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law (other than by way of a merger or consolidation of the Company) or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, any Shares.

                  "Transferee" shall have the meaning specified in Section 2.1.


                                   ARTICLE II

                        Certain Restrictions on Transfers

                  2.1 Williams Restrictions. (a) Until the Expiration Date, Williams shall not, directly or indirectly, Transfer Shares to any Person (any Person in whose favor a Transfer of Shares is made, and all subsequent transferees of any such Person, regardless of the method of Transfer, being referred to collectively as "Transferees" and individually as a "Transferee") without the prior written consent of the Purchaser, except for:

                  (i) Transfers of Shares, in one or a series of transactions that, in the aggregate, do not exceed the greater of:

                           (A) the number of Shares that are 5% of the number of
                  Shares beneficially owned by Williams on the date hereof; and

                           (B) the number of Shares, the net proceeds of which
                  (after brokerage commissions) are used entirely for the repayment of the $475,000 and $122,920 nonrecourse promissory notes, dated July 31, 1997 and December 22, 1997, respectively plus interest, owed by Williams to the Company, plus the number of shares the net proceeds of which (after brokerage commissions) is equal to $1,000,000;

                  (ii) any Transfer by will, trust, intestacy laws or the laws of descent or survivorship; or

                  (iii) any Transfer by the laws of community property or otherwise pursuant to a court order upon the divorce of such Shareholder.

                  2.2 Presencia Restrictions. The Purchaser and Presencia hereby agree with each other that, for so long as the Purchaser, together with its affiliates, continues to hold at least 75% of the Original Investment (as defined in the Stock Purchase Agreement), Presencia desires to Transfer in a transaction or series of transactions any Shares to any other Person, Presencia shall first notify the Purchaser in writing (a "Proposal Notice") at least 30 but not more than 60 days prior to the proposed date of Transfer of the possibility of such a transaction and the number of Shares proposed to be Transferred; provided, however, that Presencia need not provide a Proposal Notice to the Purchaser in relation to any such Transfers to its affiliates (as defined under Rule 405 of the Securities Act of 1933, as amended) or, if such affiliate is an individual, any such affiliate's immediate family (meaning such affiliate's spouse, parents, children, adopted children, stepchildren and grandchildren), trusts solely or primarily for the benefit of such individual or such individual's immediate family members, and corporations, partnerships, limited liability companies or other entities in which such individual or such individual's family members and/or trusts are the majority equity holders as the case may be, if and only if such transferee shall have, prior to such Transfer, executed and delivered an agreement, in form and substance reasonably satisfactory to the Purchaser, agreeing to be bound by the terms of this Agreement to the extent that Presencia is bound. Following the Purchaser's receipt of a Proposal Notice, Presencia shall discuss with the Purchaser the possibility of effecting such a transaction with the Purchaser. If the Purchaser wishes to pursue such a transaction and is capable of completing such a transaction, then, for a period of 30 days after the Purchaser's receipt of the Proposal Notice (or such shorter period if the Purchaser responds in writing that it is not interested in pursuing such a transaction), Precenia shall negotiate in good faith and exclusively with the Purchaser to determine whether it is possible to agree to such a transaction with the Purchaser but shall not be obligated to enter into any agreement with the Purchaser to do so. Presencia shall be free to negotiate and to initiate and hold discussions with other potential purchasers at any time before the Proposal Notice or after the expiration of such 30-day or shorter period and may agree to enter into such a transaction at any time after the expiration of such 30-day or shorter period even if such transaction has a lower value to the Shareholder than any transaction proposed by the Purchaser. The Purchaser agrees to keep confidential the fact that Presencia is considering effecting such a transaction, the possible terms thereof and any confidential information obtained by the Purchaser in pursuing negotiations contemplated by this Section. Notwithstanding anything in this Section 2.2 to the contrary, Presencia shall not be required to provide a Proposal Notice with respect to the proposed Transfers, in a single transaction or a series of related transactions, that in the aggregate represent less than 5% of the outstanding Common Stock on the date hereof.

                                   ARTICLE III

                                     Legend

                  All Shareholders agree that any certificates evidencing Shares subject to this Agreement shall be stamped or endorsed with a legend in substantially the following form; provided, that the Company shall upon termination of this Agreement promptly upon request deliver a replacement certificate not containing the legend below in exchange for the legended certificate:

         THE TRANSFER OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A SHAREHOLDERS AGREEMENT DATED AS OF FEBRUARY 4, 2001 AMONG THE COMPANY AND CERTAIN SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY.

                                   ARTICLE IV

                                Voting Agreements

                  4.1 Agreement to Vote Subject Shares in Favor of Transactions Contemplated by Stock Purchase Agreement.

                  (a) Voting. For so long as this Agreement is in effect, at any meeting of shareholders of the Company, however called, including any adjourned or postponed meeting (a "Shareholders Meeting"), and in any action by consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval is sought, each Shareholder shall vote (or cause to be voted), or, if applicable, give consent or approval with respect to, all of the Shares that such Shareholder has the right to vote (the "Subject Shares") in favor of approval of the transactions contemplated by the Stock Purchase Agreement, including the issuance of Common Stock and the Warrants to the Purchaser and the re-incorporation of the Company to the State of Delaware. Any such vote shall be cast or consent shall be given for purposes of this Section
4.1 in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such vote or consent.

                  (b) Covenants. From and after the date of this Agreement until the completion of the Shareholders Meeting called for the purpose of voting in favor of the transactions contemplated by the Stock Purchase Agreement, each Shareholder agrees not to:

                           (i) sell, transfer, exchange, pledge, assign, hypothecate, encumber, tender or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, exchange, pledge, assignment, hypothecation, encumbrance, tender or other disposition of the Subject Shares; provided that Presencia may Transfer its Subject Shares to its affiliates (as defined under Rule 405 of the Securities Act of 1933, as amended) or, if such affiliate is an individual, any such affiliate's immediate family (meaning such affiliate's spouse, parents, children, adopted children, stepchildren and grandchildren), trusts solely or primarily for the benefit of such individual or such individual's immediate family members, and corporations, partnerships, limited liability companies or other entities in which such individual or such individual's family members and/or trusts are the majority equity holders as the case may be, if and only if such transferee shall have, prior to such Transfer, executed and delivered an agreement, in form and substance reasonably satisfactory to the Purchaser, agreeing to be bound by the terms of this Agreement to the extent that Presencia is bound;

                           (ii) grant any proxies with respect to any Subject Shares,

                           (iii) deposit any such Subject Shares into a voting trust or enter into a voting or option agreement with respect to any of such Subject Shares;

                           (iv) directly or indirectly, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, an Acquisition Proposal (as defined in the Stock Purchase Agreement); or

                           (v) take any action which would make any representation or warranty of Shareholder herein untrue or incorrect or prevent, burden or materially delay the consummation of the transactions contemplated by the Stock Purchase Agreement and this Agreement.

                  (c) Representations and Warranties of each Shareholder. Each Shareholder represents and warrants to the Purchaser that:

                           (i) Capacity; No Violations. The Shareholder has the necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder, and constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and such execution and delivery and performance by the Shareholder of this Agreement will not (A) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or any material contract of the Shareholder or to which the Shareholder or the Shareholder's properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation, bylaws or other organizational documents of the Shareholder, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any material contract of the Shareholder or to which the Shareholder or the Shareholder's properties is subject or bound.

                           (ii) Subject Shares. The Shareholder is the record holder of, has sole voting and dispositive power over, and has good and valid title to, the Subject Shares free and clear of all Liens (other than any Lien created by this Agreement and, in the case of Williams, the pledges of Subject Shares to the Company to secure the promissory notes referred to in Section 2.1(i)(B)) and, except as provided by this Agreement, there are no options or rights to acquire or proxies, voting trusts or voting agreements relating to the Subject Shares to which Shareholder is a party.

                  (d) Adjustments; Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, subdivision, combination or exchange of Shares on, of or affecting the Subject Shares, or (ii) any Shareholder shall become the beneficial owner of any additional Shares or other securities of the Company, then such Shares held by Shareholder immediately following the effectiveness of the events described in clause (i) or Shareholder becoming the beneficial owner of the Shares or other securities, as described in clause (ii), shall become Subject Shares hereunder.

                  4.2 Agreement to Vote Subject Shares in Favor of the Purchaser's Designee. For so long as the Purchaser, together with its affiliates, continues to hold at least 75% of the Original Investment (as defined in the Stock Purchase Agreement), at any Shareholders Meeting at which directors are to be elected, including any adjourned or postponed meeting, and in any action by consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval is sought, each Shareholder shall vote (or cause to be voted), or, if applicable, give consent or approval with respect to, all Subject Shares in favor of approval of the Purchaser's designee for election to the Board. Any such vote shall be cast or consent shall be given for purposes of this Section 4.2 in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such vote or consent.


                                    ARTICLE V

                                  Miscellaneous


                  5.1 Amendment; Waiver. This Agreement may be amended only by a written instrument duly executed by each party hereto. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, any such waiver being effective only if contained in a writing executed by the waiving party.

                  5.2. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  5.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  5.4. Consent to Jurisdiction. In connection with any suit, claim, action or proceeding arising out of this Agreement: each party hereby consents to the in personam jurisdiction of the United States federal courts and New York state courts located in New York, New York; each party agrees that service in the manner set forth in Section 5.5 hereof shall be valid and sufficient for all purposes; and each party agrees to, and irrevocably waives any objection based on forum non conveniens or venue not to, appear in any United States federal court or New York state court located in New York, New York.

                  5.5. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) if:

         if to the Company:

         15 Princess Road,
         Lawrenceville, New Jersey 08468
         Attention: President
         Facsimile: (609) 912-0044

         with a copy to:

         Smith, Stratton, Wise, Heher & Brennan
         600 College Road East,
         Princeton, New Jersey 08540
         Attention: Richard J. Pinto, Esq.
         Facsimile: (609) 987-6651

         if to the Purchaser:

         c/o Cablevision Systems Corporation
         1111 Stewart Avenue,
         Bethpage, New York 11714
         Attention: General Counsel
         Facsimile: (516) 803-1190

         with a copy to:

         Sullivan & Cromwell
         125 Broad Street,
         New York, NY 10004
         Attention: Robert W. Downes
         Facsimile: (212) 558-3588
         if to Williams:

         c/o the Company
         15 Princess Road,
         Lawrenceville, New Jersey 08468
         Facsimile: (609) 912-0044

         with a copy to:

         Smith, Stratton, Wise, Heher & Brennan
         600 College Road East,
         Princeton, New Jersey 08540
         Attention: Richard J. Pinto, Esq.
         Facsimile: (609) 987-6651

         if to Presencia:

         Palmas #735-206
         Mexico DF 11000
         Mexico
         Attention: Eduardo Sitt

         with a copy to:

         Fried Frank Harris Shriver & Jacobson
         One New York Plaza
         New York, NY 10004
         Attention:  Joseph A. Stern, Esq.
         Facsimile: (212) 859-8589

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

                  5.6 Integration. This Agreement, the Stock Purchase Agreement (including the Exhibits thereto) and the documents, certificates and instruments referred to herein constitute the entire agreement and supersede all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

                  5.7 Severability. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

                  5.8. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors, heirs, executors and other legal representatives and permitted assigns of the parties hereto. This Agreement and the rights hereunder shall not be assignable or transferable by the Company or the Shareholders without the prior written consent of the other parties hereto.

                  5.9 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  5.10. Further Assurances. From time to time, as and when requested by any party hereto and without further consideration, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

                  5.11. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, other than the parties and their respective permitted successors and assigns, any right, benefit or remedy of any nature or kind whatsoever under or by reason of this Agreement.

                  5.12 Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies that it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against him or it, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                            PRINCETON VIDEO IMAGE, INC.

                                            By: /s/ Dennis P. Wilkinson
                                                -----------------------------
                                                Name:  Dennis P. Wilkinson
                                                Title: CEO


                                            PVI HOLDING, LLC

                                            By: /s/ William J. Bell
                                                -----------------------------
                                                Name:  William J. Bell
                                                Title: Vice Chairman

                                            SHAREHOLDERS:
                                            /s/ Brown F. Williams
                                            ---------------------------------
                                            BROWN F. WILLIAMS


                                            PRECENSIA EN MEDIOS, SA de CV

                                            By: /s/ David Sitt
                                                -----------------------------
                                                Name:  David Sitt
                                                Title: Director General

                                                                     Exhibit F-1


                  Attach Form of License Agreement

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                           PRINCETON VIDEO IMAGE, INC.
                       L-VIS(TM) SYSTEM LICENSE AGREEMENT


This Agreement is made this 4th day of February, 2001 by and between Princeton Video Image, Inc. ("PVI") and Cablevision Systems Corporation ("Cablevision").

1.       DEFINITIONS.

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         1.1 "Additional Units" has the meaning assigned to such term in Section 2.8(b).

         1.2 "Advertiser" means any Third Party for which an insertion of an Electronic Image is made by Licensees for consideration in any form; provided, however, such shall not be deemed to include cable television subscribers solely by virtue of their payment of cable subscription fees.

         1.3 "Affiliate," with respect to any person or Company, shall mean any person or Company controlled by such first person or Company. For these purposes, "control" shall refer to (a) the possession, directly or indirectly, of the power to direct the management, policies or television operations of a person or Company, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of a Company. For purposes of this Agreement, National Sports Partners (or its affiliate which operates the national "Fox Sports Net") shall be considered to be an Affiliate of Cablevision.

         1.4 "Company" means any form of organization, entity or business, whether or not conducted for profit.

         1.5 "Documentation" means all operator and user manuals, training materials, guides, specifications and other materials created or owned by PVI and provided to licensees generally to use and operate the L-VIS(TM) System.

         1.6 "Editing Agent" means any individual or Company that is responsible for actual, physical manipulation of the L-VIS(TM) System in order to make insertions of Electronic Images.

         1.7 "Electronic Image" means an image that is electronically inserted into Telecasts through use of the L-VIS(TM) System.

         1.8 "Enhancements" has the meaning assigned to such term under Section
3.4 (a).

         1.9 "Equipment" means the computer hardware and other equipment included in the L-VIS(TM) System, as identified on all Schedules B as may be executed by the parties from time to time pursuant to Section 2.8 of this Agreement.

         1.10 "Equipment Fee" means PVI's direct cost for the Equipment (as reasonably determined by PVI) from time to time.

         1.11 "General Improvements" means all material revisions, updates, upgrades and other modifications to the Software included in the L-VIS(TM) System from time to time, and the Equipment embodying and Documentation with respect to same, that PVI generally makes available to licensees without charge (other than reimbursement of PVI's reasonable expenses and/or charges for the Equipment).

         1.12 "Initial Unit" means the one L-VIS(TM) System that PVI is licensing to Licensees effective upon the date on which the Term commences, pursuant to this Agreement.

         1.13 "Licensed Affiliates" means any present and future Affiliate of Cablevision so long as it remains an Affiliate of Cablevision and agrees in writing to be bound by the terms and conditions of this Agreement.

         1.14 "Licensees" means Cablevision and its Licensed Affiliates.

         1.15 "Licensed Network" means a then current television network Affiliate of Cablevision. Current examples include Bravo Network, American Movie Classics, and MSG Network.

         1.16 "Licensed Telecast" means the Telecast of any event or content other than (i) Telecasts, intended for exclusive or primary distribution within a specified territory outside the Territory as to which PVI has entered or enters into an exclusive license, of events that originate within such specified territory without the consent of the holder of such exclusive license or (ii) Telecasts of content with respect to which Cablevision or a Licensed Affiliate is not the primary rights holder, which is both (a) to be disseminated on a Network not owned or controlled by Cablevision or a Licensed Affiliate and (b) distributed by a System Operator other than Cablevision or a Licensed Affiliate.

         1.17 "L-VIS(TM) System" means the Equipment, the Software, the Documentation and the General Improvements, modifications or improvements therein or derivatives thereof which, collectively allow real-time or post-production electronic insertion of Electronic Images into Telecasts in which video is inserted and executed "upstream", prior to distribution of the program to individual, or groups of, viewers. For the avoidance of doubt, Schedule A describes certain technology and functionality which is included as part of the L-VIS System and certain other technology and functionality which is specifically excluded from the meaning of the L-VIS System.

         1.18 "Network" shall mean a broadcast channel for the dissemination of video programming content through a television system, cable system, satellite system or other such similar broadcasting system.

         1.19 "Revenues" means all of the consideration that Licensees receive, from Advertisers attributable to the use of the Units licensed to Licensees hereunder, including without limitation advertising fees, premiums, user charges, fees, and up-front payments (to the extent non-refundable). If the exploitation of the Units licensed to Licensees hereunder is sold in combination with other goods or services, Licensees shall, in good faith, reasonably allocate the appropriate portion of such consideration as Revenue.

         1.20 "Revenue Sharing Rate" means


                  [CONFIDENTIAL TREATMENT REQUESTED]


         1.21 "Software" means the computer software, in object code form, included in the L-VIS(TM) System as of the date of the shipment of a Unit, and all General Improvements made subsequent to the date of this Agreement, if any.

         1.22 "System Operator" shall mean an entity providing a system for distributing Networks to end users, such as the Cablevision cable distribution system.

         1.23 "Telecast" means the dissemination of audio-visual content via television transmission (whether broadcast, narrow-cast, cable, satellite, closed circuit or otherwise) and, only for purposes of this Agreement, the term shall specifically include distribution of audio-visual content primarily through movie theaters. All other means of transmitting content (including, without limitation, primarily through the Internet or any similar or successor means) shall be expressly excluded from the definition of Telecast and the scope of Licensee's license hereunder.

         1.24 "Term" means the term of this Agreement, which shall commence on the date first written above.

         1.25 "Territory" means the United States of America, its territories and possessions, and Canada.

         1.26 "Third Party" means any person or Company who or which is neither a party nor an Affiliate of a party.

         1.27 "Trademarks" means all trademarks or trade names that PVI uses, from time to time, with respect to the L-VIS(TM) System.

         1.28 "Unit" means one complete L-VIS(TM) System. "Units" means the Initial Unit and the Additional Units (as defined herein), if any, collectively.

2.       LICENSE AND LEASE GRANTS.

         2.1 Grant of L-VIS(TM) System License. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.2), PVI hereby grants to Cablevision and its Licensed Affiliates a non-exclusive, non-transferable license to use the L-VIS System, including, without limitation, the Software, Equipment, Documentation and General Improvements and any technology or know-how that is owned or controlled by PVI and is necessary or useful for the exploitation thereof, solely for combined use as an L-VIS(TM) System and in connection with the Telecast of Licensed Telecasts during the Term. Licensees shall use the L-VIS(TM) System for their own use or for the use of other Licensees. Licensees shall not use the L-VIS(TM) System to provide services to non-Licensees.

         2.2 Reservation of Rights.

                  (a) All rights and licenses not expressly granted in Sections
2.1 and 2.14 are hereby expressly reserved by PVI.

                  (b) Further, notwithstanding the non-exclusive license granted to Licensees in Section 2.1, Licensees acknowledge and agree that: (i) PVI has specifically reserved the right to use the Software, Equipment and the Trademarks in conjunction with its and/or Third Parties' use of the L-VIS(TM) System in connection with the Telecast within the Territory of content or events, whether or not Licensed Telecasts, without any obligation to compensate Licensees in connection with such use; and (ii) Licensees shall have no right to use the L-VIS(TM) System in connection with the Telecast of content or events that are not Licensed Telecasts unless PVI or a Third Party licensee of PVI expressly grants Licensees such right.

         2.3 Restrictions on Use. In addition to other restrictions and limitations which may be imposed by this Agreement:

                  (a) Unless otherwise provided herein, Licensees shall not: (i) make or distribute to others copies of the Software or the Documentation aside from back-up copies of the Software; (ii) modify, adapt, merge, translate, decode, reverse engineer, decompile, disassemble or create derivative works based upon the Software, the Documentation, the Equipment, any General Improvement or any other part of the L-VIS(TM) System; (iii) use the L-VIS(TM) System or any part thereof in the construction, development, maintenance, running or execution of any application other than the Software; or (iv) market the Software, the Equipment, any General Improvement or the L-VIS(TM) System, or any part thereof, other than in connection with the insertion of Electronic Images into Licensed Telecasts, in accordance with the terms and conditions of this Agreement.

                  (b) Unless agreed to by PVI in advance, in writing, or otherwise permitted in accordance with the other terms of this Agreement, Licensees shall not: (i) sublicense, lease, sell, assign, rent or otherwise transfer to others, or otherwise dispose of, the Software, the Documentation, the Equipment, any General Improvement or any other part of the L-VIS(TM) System; (ii) use the L-VIS(TM) System for any purpose other than in connection with the Licensed Telecasts within the Territory; or (iii) transfer, assign, relicense or otherwise dispose of its rights under this Agreement.


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

         2.4 Compliance with Standards.

                  (a) Licensees shall use, and shall cause any Editing Agent to use, the L-VIS(TM) System only in accordance with PVI's reasonable and customary continuity standards, as may be in effect from time to time during the Term.

                  (b) Licensees acknowledge that any use of the L-VIS(TM) System in violation of applicable laws or regulations and commonly recognized governmental, community or industry standards would cause severe and irreparable injury to PVI's reputation and legitimate business interests. Notwithstanding anything contained in this Agreement to the contrary, and in addition to Licensee's obligations under 2.4(a), Licensees shall not knowingly use, and it shall not allow any Editing Agent to knowingly use, the L-VIS(TM) System in any manner inconsistent with any applicable laws or regulations and any commonly recognized governmental, community or industry standards, or in a manner that has not been approved by the rightsholders, sponsors, advertisers and broadcasters of the Licensed Telecast in question.

                  (c) During the Term, Licensees shall maintain, at their sole cost and expense, advertising injury insurance (or its equivalent in the Territory) with such coverage and such limits as are customarily maintained by television advertisers in the Territory.

         2.5 Obligations of Licensees.

                  (a) Licensees and/or their respective designee(s) shall be solely responsible for selling the available Electronic Image capacity for Licensed Telecasts. Licensees and PVI will cooperate and coordinate, from time to time, as the parties deem reasonably appropriate to develop and implement Licensee's commercialization plan.

                  (b) Licensees and/or their respective designee(s) shall be responsible for obtaining and maintaining any governmental authorizations (including, without limitation, any equipment export or import licenses), and for negotiating any arrangements with Telecast rightsholders, necessary to enable Licensees to use the L-VIS(TM) System as contemplated in this Agreement, including, without limitation, obtaining any and all required rights and permissions (all such authorizations, arrangements, rights and permissions, collectively, "Required Permissions").

                  (c) It is understood that Licensees may have arrangements with one or more Editing Agents for Licensed Telecasts. The license rights granted by PVI to Licensees to use the L-VIS(TM) System shall be extended to such Editing Agents solely for their use in connection with Licensed Telecasts and the provisions of Sections 2.3, 2.4, 2.6, 2.12, 2.14(b), 3.7, 3.8, 4.2, 4.4 and 5
shall apply to such Editing Agent. Each Licensee shall be responsible for compliance by its Editing Agents with such terms.

                  (d) Subject to the other terms of this Agreement, Licensees shall maintain complete editorial control over the use of the L-VIS(TM) System in connection with Licensed Telecasts, including the right to determine the location, content and appearance of the Electronic Images.


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

         2.6 Inspection Right. PVI shall have the right to inspect, at its own expense and at reasonable times and following reasonable notice, all sites where the L-VIS(TM) System is being used pursuant to this Agreement, in order to verify that such use complies in all respects with the requirements under this Agreement.

         2.7 Good Faith Incidental Telecasts. The parties acknowledge that Telecasts and related distribution of content cannot be made to conform exactly to geographic boundaries or distribution methods. As a result, a Licensee's good faith use of the L-VIS(TM) System pursuant to the license granted in Section 2.1 may result in the Telecast of Electronic Images in geographic areas not permitted under the definition of Licensed Telecasts. No such good faith, incidental Telecast by a Licensee shall constitute a breach of any obligation of the Licensee or Licensees under this Agreement, and the Licensees shall not be required to make any payment to or otherwise separately compensate PVI or any Third Party on account thereof.

         2.8 Lease of Equipment; Additional Units.

                  (a) Subject to the terms and conditions set forth in this Agreement, PVI hereby leases to such Licensee as Cablevision shall designate the Equipment which embodies the Initial Unit solely for use in conjunction with Licensees' use of the L-VIS(TM) System and solely in connection with Licensed Telecasts. The Equipment comprising the Initial Unit will be described and identified by serial number on a Schedule B that the parties will execute in conjunction with delivery of the Initial Unit.

                  (b) During the Term and so long as Licensees are not in material default under any of the terms or conditions of this Agreement, any Licensee may request, from time to time, that PVI lease to such Licensee additional Units. PVI shall exercise reasonable commercial efforts to provide Licensees with the number of additional Units (such additional Units, the "Additional Units") that Licensees request. Delivery of Additional Units shall be made in accordance with Section 2.9. Additional Schedules B shall be executed by the parties, from time to time, for all Additional Units delivered to Licensees pursuant to this Section 2.8(b).

         2.9 Delivery of Unit(s); Risk of Loss; Casualty Insurance.

                  (a) PVI shall use commercially reasonable efforts to deliver the Initial Unit as soon as practicable after the date of this Agreement. In connection with the delivery of any Additional Units, PVI shall provide Licensees with written notice of a firm delivery date at least 30 days prior to such delivery. PVI shall ship the Initial Unit and any Additional Unit(s), F.O.B. PVI's facility, Lawrenceville, New Jersey, USA, to the appropriate Licensee at the delivery location designated therefor on the applicable Schedule
B. The Licensee shall be responsible for all freight expenses and any and all import duty or tax assessed by the delivery location country relating to such shipment. PVI shall be responsible for delivery, set-up and testing the Equipment on-site.

                  (b) Upon delivery of the Initial Unit or the Additional Unit(s), as the case may be, to a Licensee, the Licensee shall assume all risks of loss, theft, destruction of and damage to the Unit(s) so delivered unless the loss or damage arises from the actions of PVI employees or contractors.

         2.10 Training.

                  (a) PVI shall provide training in the use and operation of the L-VIS(TM) System to members of Licensee's technical staff or Editing Agents, as Licensees may reasonably request from time to time, to enable such individuals to use and operate the L-VIS(TM) System properly. The dates and locations for such training shall be as mutually agreed upon by the parties. Licensees shall pay PVI for PVI's direct costs (as reasonably determined by PVI) to provide such training, including labor costs, travel, meal and lodging expenses of any PVI personnel in connection with providing such training.

                  (b) In addition, for a period not to exceed 30 days after each delivery of a Unit as reasonably requested by a Licensee, PVI shall make one of its representatives available to such Licensee at a single location to provide technical assistance in connection with the installation and operation of such Unit, should such Licensee so request. PVI shall provide such assistance at no additional cost to such Licensee, except that such Licensee shall be responsible for all expenses incurred by the PVI representative for travel, meals and lodging in connection with providing such assistance.

         2.11 Maintenance Support.

                  (a) Each Licensee shall maintain the Unit(s) it receives in good operating condition, at its sole expense. PVI shall make its technical personnel available during PVI's normal business hours for telephone consultations with Licensees' technical staff at no charge. In the event that on-site technical support is required by a Licensee during the Term, PVI shall provide such support at PVI's direct costs (as reasonably determined by PVI) for such services, including expenses of PVI's personnel for travel, meals and lodging incurred in connection with providing such services.

                  (b) At a Licensee's request, PVI shall use reasonable commercial efforts to make its technical personnel available to such Licensee, at no charge to such Licensee, during non-business hours for emergency telephone consultations during the Telecast of a specific event.

                  (c) At a Licensee's request, PVI will provide its technical personnel to render services necessary to move or operate Unit(s) for a Licensee's benefit. Such services shall be provided at PVI's direct costs for such services (as reasonably determined by PVI); provided, however, that if PVI provides Enhancements it shall be compensated for such services as provided under Section 3.4.

                  (d) Notwithstanding any provision contained in this Agreement to the contrary, after the initial Term, PVI shall only be obligated to provide maintenance, training and support services under this Agreement if it then provides support for L-VIS Systems for customers and licensees generally.

         2.12 Ownership.

                  (a) Licensees acknowledge and agree that PVI owns the L-VIS(TM) System, including all of the Software, Equipment, Documentation and any General Improvements, and


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

all copies thereof, all updates and modifications thereto made by or on behalf of PVI and all right, title and interest in and to all patents, patent rights, copyrights, Trademarks, service marks, trade secrets and confidential or proprietary information relating thereto. Except as specifically set forth in
Section 2.1 of this Agreement, Licensees acknowledge that, by virtue of this Agreement, Licensees do not have, and will not obtain, any right, title or other proprietary interest in or to any of the foregoing, except as may be provided under the Joint Collaboration and License Agreement to be entered by the parties.

                  (b) If PVI supplies Licensees with reasonable labels, plates or other markings stating that the Equipment is owned by PVI, Licensees shall affix and keep affixed the same in a prominent place on the Equipment. PVI shall have the right, at all reasonable times and following reasonable notice, to inspect the Units and observe Licensee's use of the L-VIS(TM) System. Licensees grant PVI the right to execute and file such statements or instruments, and take such other actions, to provide public notice of, and protect PVI's interest in, the Equipment, including without limitation against the rights of landlords.

                  (c) The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any improvements thereon.

         2.13 Improvements.

                  (a) From time to time as reasonably requested by Licensees, PVI shall deliver to Licensees, and provide Licensees' technical staff with any necessary training concerning, any General Improvements that exist during the Term. Licensees acknowledge and agree that PVI shall not be obligated to create any General Improvements. PVI shall provide General Improvements to Licensees without charge, except that Licensees shall reimburse PVI for its direct costs in connection with providing such General Improvements, and with the purchase, shipment, insurance, etc. of any Equipment embodying such General Improvements, promptly after PVI's presentation of an invoice for such expenses provided, that Licensees shall have, pursuant to this Agreement, a license to any improvements to the extent such improvements relate to the functionality of the L-VIS System (as described in Schedule A).

                  (b) The parties shall execute additional Schedules B, if necessary, to reflect any Equipment delivered to Licensees pursuant to this
Section 2.13.

                  (c) In the event PVI develops any non-exclusive special improvements for the L-VIS(TM) System that are not General Improvements, PVI will offer Licensees the opportunity to obtain a separate license for such special improvements on terms no less favorable than those offered to any third party (provided that Licensees are considered under this Agreement hereby to be licensed to such improvements to the extent they improve on the existing functionality of the L-VIS System).

         2.14 Grant of Trademark License.

                  (a) Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.2), PVI hereby grants to Licensees a non-exclusive, non-transferable license to use the Trademarks in connection with Licensees' exploitation of the L-VIS(TM) System under the license granted in Section 2.1.

                  (b) Licensees shall use the Trademarks only in such form and manner as shall be approved from time to time by PVI, including without limitation the identification of PVI as the owner of such Trademarks, and in accordance with all applicable laws and regulations in the Territory. Licensees shall not use the Trademarks in any manner that may jeopardize the significance, distinctiveness or validity thereof. All of Licensees' uses of the Trademark shall inure to the benefit of PVI. Licensees shall not use the Trademarks in combination with any other trademark, trade name or logo of its own or of any Third Party to create a composite trademark or logo, without the prior written consent of PVI. If any Licensee becomes aware of any infringement of the rights of PVI in the Trademarks in the Territory, such Licensee will promptly notify PVI in writing and will join and assist PVI at PVI's sole cost and expense, if such assistance is required, in taking steps as PVI may reasonably request for the protection of PVI's rights.

                  (c) PVI makes no warranty with regard to the validity of the Trademarks or the registration thereof.

3.       INITIATION FEE; EQUIPMENT FEE; ROYALTIES; ENHANCEMENT FEES; PAYMENT.

         3.1 Initiation Fee. In partial consideration of the licenses and rights granted by PVI to Licensees under this Agreement, Cablevision shall pay PVI an initiation fee of US $7,500,000 ("Initiation Fee") as follows: $2,500,000 shall be paid upon the First Closing as defined under that certain Stock and Warrant Purchase Agreement between PVI Holding, LLC, a wholly-owned indirect subsidiary of Cablevision, and PVI dated this date (the "Stock Purchase Agreement"), and $5,000,000 shall be paid upon the Second Closing as defined under the Stock Purchase Agreement (provided, that if there is no Second Closing for any reason other than solely attributable to default by Cablevision, the second $5,000,000 payment shall be considered irrevocably waived). Payment of the Initiation Fee shall be creditable against the payment of any future royalty, revenue sharing obligation, enhancement fee, equipment fee or other monetary obligation of any Licensees to PVI under this Agreement or any other agreement between the parties as they may so provide therein. The Initiation Fee payable hereunder shall also be creditable against the payment of future royalty, revenue sharing obligation, enhancement fee, equipment fee or other monetary obligation of Licensees under the Joint Collaboration and License Agreement to be entered into by the parties.

         3.2 Equipment Fee. Licensees shall pay PVI a one-time non-refundable Equipment Fee with respect to each Unit licensed to Licensees upon delivery.

         3.3 Revenue Sharing; Minimum Revenue Sharing.

                  (a) In partial consideration of the licenses and rights granted by PVI to Licensees pursuant to this Agreement, each Licensee shall pay to PVI a royalty consisting of a portion of all such Licensee's Revenues in an amount equal to the greater of (i) Revenues multiplied by the Revenue Sharing Rate, or (ii) all payments made by Advertisers in connection


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

with the insertion of Electronic Images through use of a Unit licensed to such Licensee hereunder (regardless of how such payments are characterized) multiplied by the Revenue Sharing Rate.

                  (b) Without the prior written consent of PVI, Licensees shall not accept or solicit any non-monetary consideration directly in connection with the use of the L-VIS(TM) System other than as would be reflected in Revenues, except for commercially reasonable use for demonstrations to potential Advertisers or as otherwise permitted by Section 3.4.

         3.4 Non-Revenue Use; Enhancement Fees.

                  (a) In addition to Revenue Sharing Payments, Licensees shall pay PVI a fee in connection with any insertion of Electronic Images in Licensed Telecasts for which Licensees do not receive Revenue (e.g. non-sponsored virtual first down lines, speed of pitch displays, etc. viewer enhancements) ("Enhancements"). If PVI provides services to provide insertion of any such Enhancement, Licensees shall pay PVI a fee equal to [CONFIDENTIAL TREATMENT REQUESTED] of PVI's direct costs (as reasonably determined by PVI) to provide such Enhancement to Licensees (provided that such rate shall be reduced to [CONFIDENTIAL TREATMENT REQUESTED] for the first 6 months after first use of any Enhancement by any Licensee). If Licensees insert an Enhancement without use of PVI's services, Licensees shall pay PVI a fee equal to [CONFIDENTIAL TREATMENT REQUESTED] of PVI's reasonable estimated cost to have provided services to insert such Enhancement (provided that such fee shall be waived for the first 6 months after first use of any Enhancement by any Licensee). For purposes of this provision, PVI's costs may include allocable amortization costs of equipment not already leased to Licensees hereunder which is used by PVI directly in connection with providing the Enhancement to Licensees and all direct out of pocket costs associated with such insertion, including labor, as reasonably determined by PVI, from time to time. If Enhancements are provided by PVI, Licensees shall make payment of Enhancement Fees within 30 days of invoice by PVI. If Enhancements are provided by Licensees, Licensees shall make payment of applicable fees as provided in Section 3.5.

                  (b) Notwithstanding the provisions of Sections 3.3 (b) and 3.4
(a), Licensees may use the L-VIS(TM) System to promote or advertise the businesses or programming of Cablevision or the Licensed Affiliates, without charge, provided that after the first 6 months of the initial Term, Licensees may use a maximum of 25% of the Electronic Image insertions (rounded up to the nearest whole avail) in any Licensed Event (measured by avails set by the Licensee which are actually used) for such purpose.

         3.5 Payments. Except as provided in Section 3.3(b), all revenue sharing payments and Enhancement fees due under this Agreement shall be paid quarterly, within 30 days after the end of each calendar quarter. Each such payment shall be accompanied by a statement showing, for the subject calendar quarter, the sales of Electronic Images, the amount of Revenues generated by such sales, use of Enhancements, permitted no-charge promotional use, and the amount of revenue sharing payments due on Revenues and fees due on Enhancements.

         3.6 Mode of Payment. Licensees shall make all payments required under this Agreement as directed by PVI from time to time in United States Dollars.

         3.7 Records Retention. During each year of the Term, and for a period of 24 months after each such year, Licensees shall keep complete and accurate records pertaining to Revenues and to permit PVI to confirm compliance with the terms of this Agreement and the accuracy of payment calculations hereunder.

         3.8 Audit Request. During each year of the Term and for a period of 24 months after each such year, at the reasonable request of PVI, Licensees shall permit PVI or a reputable, independent, certified public accountant or firm appointed by PVI, to examine such records as may be necessary to confirm the correctness of any payment due or made to PVI by Licensees hereunder or Licensees' compliance with the Terms of this Agreement.

         3.9 Cost of Audit. PVI shall bear any and all expenses associated with the conduct of the performance of any audit contemplated by Section 3.8; provided, however, that should any such audit disclose a ten percent or greater aggregate underpayment by Licensees to PVI for the audit period in question, or material non-compliance by Licensees with the terms of this Agreement, Licensees shall reimburse PVI for all such audit expenses.

         3.10 [CONFIDENTIAL TREATMENT REQUESTED]


4.       LIMITED WARRANTY; INTELLECTUAL PROPERTY; DISCLAIMERS; EXCLUSIONS.

         4.1 Limited Warranty.

                  (a) PVI represents and warrants that it owns all of the patent rights, copyrights and trade secrets, or has the right to grant licenses therefor, which comprise the L-VIS(TM) System, and which are necessary to grant the licenses for the L-VIS(TM) System as provided in this Agreement.

                  (b) PVI warrants that the Units will, during the Term, be free from defects and operate substantially in accordance with the Documentation, when operated as a unit with the intended software on the intended hardware and operating system environment. PVI does not warrant, however, that operation of the Units shall be uninterrupted or error free. This warranty shall not apply if errors or problems result from Licensees' negligence or improper use of the Units. Licensees shall notify PVI in writing of its claim for any such failure to conform. If any Unit, or any part thereof, fails to perform in accordance with this warranty, Licensees' exclusive remedy, and PVI's sole obligation under this warranty, shall be limited to the correction or replacement, as soon as practicable, of such Unit or part thereof which is cause of the error. If PVI is unable, after expenditure of reasonable commercial efforts, to replace the defective part or correct program errors in the L-VIS(TM) System, Licensees may, elect to continue use of the Unit with such defects and errors, as is, or terminate this Agreement. PVI's warranty obligation with


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

respect to a specific Unit shall be void if such Unit, or any portion thereof, is modified by Licensees without PVI's written consent.

         4.2 Limitation of Warranty. THE LIMITED WARRANTY PROVIDED IN SECTION
4.1 IS THE ONLY WARRANTY WITH RESPECT TO THE L-VIS(TM) SYSTEM AND THE UNITS. PVI DOES NOT MAKE, AND LICENSEES DO NOT RECEIVE, ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND ALL OTHER WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE L-VIS(TM) SYSTEM OR ANY PORTION THEREOF, THE UNITS, THE DOCUMENTATION OR ANY SERVICES FURNISHED UNDER THIS AGREEMENT ARE EXPRESSLY EXCLUDED.

         4.3 Intellectual Property Enforcement, Infringement; Indemnification.

                  (a) With respect to any claims of infringement in the Territory with respect to a patent, copyright, or trade secret which covers the L-VIS(TM) System or any portion thereof, PVI shall have the first right, but not the duty, to institute infringement actions against Third Parties. If PVI does not institute an infringement proceeding against an offending Third Party, Licensees shall have the right, but not the duty, to institute such an action, provided that PVI shall also appear as a party as licensor and shall have the right to assume control of any infringement proceeding instituted by Licensees by reimbursing Licensees for all of the costs and expenses incurred by Licensees in connection therewith.

                  (b) PVI shall defend, at its expense, any action brought against Licensees to the extent that such action is based on a claim that the use of the L-VIS(TM) System, within the scope of this Agreement, infringes any patent, trade secret or copyright, other than claims to the extent arising from Licensee's failure to obtain Required Permissions.

                  (c) PVI shall indemnify Licensees from and against any costs, damages or fees incurred, including amounts paid in settlement (provided, so long as PVI is defending such action at PVI's expense and has confirmed that such action is fully subject to PVI's indemnification obligation hereunder, that any such settlement made at PVI's expense is approved by PVI, such approval not to be unreasonably withheld), by Licensees in any action under this Section 4.3 which are attributable to claims that the use of the L-VIS(TM) System (including any General Improvements), within the scope of this Agreement, infringes any patent, trade secret or copyright, other than claims to the extent arising from Licensee's failure to obtain Required Permissions. Licensees shall notify PVI promptly in writing of any such claim, (provided that such notice shall not constitute a condition precedent to indemnification hereunder) and shall provide at PVI's expense, all available information, and reasonable assistance and authority to enable PVI to defend it. Licensees shall also permit PVI to defend, compromise or settle such claims as long as such compromise or settlement is at no cost to Licensees, includes a complete release of Licensees and does not purport to materially restrict any Licensee's future activity.

                  (d) The costs and expenses of any action under this Section
4.3 (including reasonable fees of attorneys and other professionals) shall be borne by the party instituting and maintaining, or defending, such action, as the case may be. If, however, the parties together


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

institute and maintain or defend such action, such costs and expenses shall be borne by the parties in such proportions as they may reasonably agree in writing. Each party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow the other party to institute and maintain, or defend, such action, provided such other party has the right to do so under this Section 4.3. Any award paid by Third Parties as a result of any such action (whether by way of settlement or otherwise) shall be paid to the party who instituted and maintained, or defended, such action, as the case may be. If, however, both parties did so, then such award shall be allocated between the parties in proportion to their respective injuries and contributions to the costs and expenses incurred in such action, or as they may have otherwise agreed.

                  (e) In the event that the L-VIS(TM) System, or any part thereof, becomes or in PVI's opinion is likely to become the subject of a claim of infringement, PVI may: (i) procure for Licensees, at no cost to Licensees, the right to continue to use the L-VIS(TM) System, (ii) replace or modify the L-VIS(TM) System, at no cost to Licensees, to make the L-VIS(TM) System non-infringing, provided that the same functions at comparable levels are performed by the replaced or modified system, or (iii) if the right to continue to use cannot be reasonably procured or the L-VIS(TM) System cannot be reasonably replaced or modified, terminate this Agreement.

                  (f) THIS SECTION 4.3 STATES THE ENTIRE LIABILITY OF PVI WITH RESPECT TO INFRINGEMENT OF PATENTS, TRADE SECRETS OR COPYRIGHTS BY THE L-VIS(TM) SYSTEM OR ANY PORTION THEREOF, AND PVI SHALL HAVE NO ADDITIONAL LIABILITY WITH RESPECT TO ANY ALLEGED OR PROVEN INFRINGEMENT.

         4.4 Exclusion and Disclaimer of Damages.

                  (a) PVI SHALL NOT HAVE ANY LIABILITY FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF ANTICIPATED REVENUE OR OTHER DAMAGES ARISING FROM THE LOSS OF USE OF THE L-VIS(TM) SYSTEM, EVEN IF PVI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  (b) PVI'S TOTAL LIABILITY FOR DAMAGES UNDER THIS AGREEMENT SHALL NOT IN ANY EVENT EXCEED THE TOTAL AMOUNT OF PAYMENTS RECEIVED BY PVI FROM LICENSEES UNDER THIS AGREEMENT.

                  (c) THE FOREGOING LIMITS CONTAINED IN CLAUSES (a) AND (b) ABOVE SHALL NOT APPLY TO THE EXTENT DAMAGES RESULT FROM PVI'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         4.5 Allocation of Risk. The parties acknowledge and agree that the pricing and other terms of this Agreement have been established to reflect the allocation of risk set forth in this Section 4 and elsewhere in this Agreement.

5.       CONFIDENTIAL AND PROPRIETARY INFORMATION.

         5.1 Confidential and Proprietary Information.


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

                  (a) Licensees acknowledge and agree that the L-VIS(TM) System constitutes a valuable asset of PVI and that the information contained in the L-VIS(TM) System, and any other information that PVI has disclosed or discloses to Licensees prior to the date hereof or during the Term, as the case may be, which PVI indicated or indicates at the time of disclosure is confidential, is confidential and proprietary information of PVI (all such information collectively, the "Information"). Each Licensee agrees that during the Term and for a period of five years after any termination of this Agreement, it will not, without PVI's prior written consent, directly or indirectly, (i) reveal, report, publish, disclose or transfer any Information to any Third Party other than Licensee's agent or representative, or (ii) use any Information for any purpose or for the benefit of any Third Party, except as expressly authorized in this Agreement. Each Licensee shall make reasonable efforts to notify and inform its agents, representatives and employees who have access to the L-VIS(TM) System or any Information of such Licensee's limitations, duties and obligations regarding non-disclosure and use of the Information. Licensees shall not, and shall not permit any of their respective agents, representatives or employees, to remove any proprietary or other legends or restrictive notices contained in or included in any Information. In no event shall Licensees use less care to maintain the confidentiality of the Information than they use to maintain the confidentiality of their own confidential and proprietary information.

                  (b) "Confidential and Proprietary Information" shall not include any information which (a) was rightfully in the Licensee's possession prior to receipt from PVI other than through prior disclosure by PVI; (b) now is or hereafter becomes available to the public (including, without limitation, any information filed with any governmental agency and available to the public) other than as the result of a disclosure by the Licensee in breach hereof, (c) becomes available to the Licensee on a nonconfidential basis from a source other than PVI which the Licensee does not believe is prohibited from disclosing such information to the Licensee prior to, any disclosures made by PVI to the Licensee of such information. Additionally, PVI agrees that the Licensee shall have no obligation with respect to any disclosure of Confidential and Proprietary Information to the extent it is required to be disclosed by the Licensee by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, rule or regulation, or by subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, or in connection with any judicial or other proceeding; provided that if Licensee is required to make any such disclosure of information Licensee will give reasonably prompt notice of such requirement to PVI to permit PVI to make application to contest or limit such disclosure.

         5.2 Verification. PVI shall have the right to have its representatives visit the sites where the Units are located at all reasonable times and upon reasonable notice to verify the appropriate use and protection of the Information.

         5.3 Specific Performance. Licensees acknowledge that monetary damages alone would not adequately compensate PVI in the event of a breach by Licensees of this Section 5 or Section 2.3(a), and that, in addition to all other remedies available to PVI at law or in equity, PVI shall be entitled to seek injunctive relief for the enforcement of its rights, without the posting of bond or other security, and to seek an accounting of profits made during the period of such breach.

6.       TERMINATION.

         6.1 Expiration. The Term of this Agreement shall continue to the fifth anniversary of the date on which the Term commences and shall automatically continue for successive additional 5 year periods indefinitely unless Cablevision gives written notice of its election not to so continue at least 90 days prior to the expiration of the initial 5 year period or any additional 5 year period for which the Term has been so extended.

         6.2 Breach. Either party shall have the right to terminate this Agreement if the other party is in default of any material obligation hereunder and such default has not been cured by the other party within 30 days after receipt of notice of such default (or, if such default cannot reasonably be cured within such 30-day period, if the party in default does not commence and diligently continue actions to cure such default during such 30-day period). PVI shall notify Cablevision, in addition to the relevant Licensee, of any alleged default. Either party may regard the other party as being in default under this Agreement if the other party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or has wound up or otherwise liquidated, voluntarily or otherwise.

         6.3 Effect of Termination. Upon the expiration or termination of this Agreement for any reason, Licensees shall immediately discontinue use of the L-VIS(TM) System and shall return all of the Units and all Documentation to PVI at a location designated by PVI, F.O.B. destination, freight prepaid, within 30 days after such expiration or termination. Licensees shall assume all risks of loss or damage until delivery at such location. Thereafter, Licensees shall retain no rights in or to the L-VIS(TM) System or the Documentation. In the event of termination of this Agreement by PVI for breach by Licensees, such termination shall be in addition to and not in lieu of any other remedies, at law or in equity, available to PVI. In the event of any termination of this Agreement, for any reason, by PVI, (a) PVI shall immediately refund to Cablevision the unused portion of the Initiation Fee and (b) shall immediately refund the remaining undepreciated value of the Equipment.

         6.4 Surviving Rights and Obligations. The parties' respective rights and obligations regarding insurance (specifically, Section 2.4(c)), ownership (2.12), Trademarks (2.14(b)), revenue sharing payments and records (3.4 - 3.10), limitation of remedies (4.2 and 4.4), intellectual property enforcement and infringement (4.3), confidentiality (5), termination (6.3 and 6.4) and other miscellaneous rights and obligations (7.1, 7.4, 7.6, 7.10, 7.11, 7.12 and 7.17 shall survive expiration or termination of this Agreement. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

7.       MISCELLANEOUS.

         7.1 Relationship. This Agreement shall not be construed as creating a partnership, joint venture or employment relationship between the parties, and nothing contained herein shall be construed as causing either party to be the employee, agent or representative of the other. Neither party shall make any warranties or representations, or incur any obligations whatsoever, on behalf of or in the name of the other party.

         7.2 Representations and Warranties. Each party hereby represents and warrants to the other as follows:

                  (a) Such party has the power to execute, deliver and perform this Agreement in accordance with its terms;

                  (b) Such party's execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of such party, have received all required governmental approvals and do not and will not violate any provision of law or other agreement to which such party is subject;

                  (c) Such party has obtained all governmental approvals required in connection with the execution of this Agreement and the performance of all of such party's obligations hereunder; and

                  (d) This Agreement, when executed by such party, shall constitute the valid and legally binding obligation of such party, enforceable in accordance with its terms.

         7.3 Assignment. Licensees may not grant, assign, sublicense or otherwise convey this Agreement or its rights and obligations hereunder, in whole or in part, to any Third Party, except as specifically provided otherwise in this Agreement. Any such purported assignment by Licensees shall be void. This Agreement shall be binding upon the successors and permitted assigns of the parties, and the name of a party appearing herein shall be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

         7.4 Indemnification by Licensees; No Limitation of Liability.

                  (a) In addition to the specific remedies stated in this Agreement, Licensees shall indemnify and hold PVI harmless from and against any demands, claims or liability resulting from or arising out of the Licensee's breach of its obligations under Sections 2.4(c) and 2.9(b).

                  (b) In no event shall the maximum coverage provided by any policy(ies) of insurance that Licensees are required to maintain hereunder constitute a limitation on Licensees' liability under this Agreement.

         7.5 Force Majeure. Neither party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of such party, if the party affected shall give prompt notice of any such cause to the other party. The party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for 30 days thereafter; provided, however, that if any event of force majeure prevents Licensees from materially performing their obligations under this Agreement for a period in excess of 18 months, PVI shall have the right to terminate this Agreement upon 30 days' notice to Licensees. Notwithstanding the foregoing, nothing in this Section 7.5 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

         7.6 Notices. All notices and communications required or permitted under this Agreement shall be in writing and delivered by any method providing for proof of delivery. Any notice shall be deemed to have been given on the date of receipt. Notices shall be delivered to a party at the address for such party as set forth in the Stock Purchase Agreement (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

         7.7 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving party. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach thereof.

         7.8 Severability. The provisions of this Agreement are severable, and if any one or more of these provisions is held to be invalid or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision shall be and remain binding and enforceable.

         7.9 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         7.10 Governing Law. The rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

         7.11 Compliance with Law. Nothing in this Agreement shall be deemed to permit a party to export, re-export or otherwise transfer any Unit without compliance with all applicable laws.

         7.12 Taxes. In addition to the other amounts payable under this Agreement, Licensees shall pay, or reimburse PVI for, all sales, use, value added, excise, personal property or similar taxes (other than taxes on or based upon PVI's net income) which may be levied or imposed by any taxing authority with respect to the transactions and payments contemplated by this Agreement.

         7.13 Amendment. No amendment, modification or supplementation of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of PVI and Cablevision. Each additional Schedule B executed by the parties pursuant to the terms of this Agreement shall constitute an amendment of this Agreement.

         7.14 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

         7.15 Counterparts. This Agreement and all of the Schedules hereto may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one party, but both such counterparts taken together shall constitute one and the same instrument.

         7.16 Entire Agreement. This Agreement, including all of the Schedules hereto, as may be added to or amended from time to time, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof.

         7.17 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to, or shall, confer upon any Third Party (other than the Licensed Affiliates) any legal or equitable right, benefit or remedy of any nature whatsoever.


                                      * * *

ACCEPTED AND AGREED TO                      ACCEPTED AND AGREED TO
PVI:                                        LICENSEE:
By: /s/ Lawrence L. Epstein                 By:  /s/ William J. Bell
    -------------------------------             --------------------------------
Name: Lawrence L. Epstein                   Name: William J. Bell
Title: VP, Finance/CFO                      Title: Vice Chairman
Date: February 4, 2001                      Date: February 4, 2001

                           PRINCETON VIDEO IMAGE, INC.
                            SYSTEM LICENSE AGREEMENT

                                   SCHEDULE A
                         DESCRIPTION OF LICENSED SYSTEM

The current L-VIS(TM) products, which are the subject of this Agreement, are all current television broadcast applications based on PVI's hardware and software technology in which the inserts are placed in the video upstream, prior to the distribution of the program. The inserts either are distributed to the entire audience or the inserts may be targeted or narrow-casted. In the case of targeted or narrow-casted inserts, it is only in the sense that multiple video feeds are generated upstream, each feed including the insert, going to a target audience. Inserts changed for subsequent reruns of the original programs are included in these products as long as the inserts are put in upstream. In all cases of the current products, the insert is done at the same location that the position of the insert is determined. These current products are distinguished from future PVI products not included within the license granted under this Agreement. Such future products include, inter alia, those where the position of the insertion is determined upstream and the insertion is executed downstream. These downstream insertion products may insert features into video at numerous locations, including a satellite down link, a cable head end, a neighborhood distribution site, at individual homes, or even individual receivers within a home. PVI has already developed technology and intellectual property relating to this general class of downstream insertion products. PVI anticipates that the implementation and expansion of these downstream insertion products will be one of the subjects of a separate agreement with Licensees. The L-VIS Equipment, Software and Documentation licensed under this Agreement shall be deemed to include any future systems created by PVI, only to the extent that such future systems materially implement the above-described functionality of upstream insertion.

                           PRINCETON VIDEO IMAGE, INC.
                            SYSTEM LICENSE AGREEMENT

                                   SCHEDULE B
                              EQUIPMENT CERTIFICATE

                                       FOR

                                  INITIAL UNIT

Delivery Location: __________

Description:

                  One L-VIS(TM) System comprised of the following:

                       Component                            Serial No.


ACCEPTED AND AGREED TO                      ACCEPTED AND AGREED TO
PVI:                                        LICENSEES:
By: _______________________________         By: ________________________________
Name:______________________________         Name: ______________________________
Title: ____________________________         Title: _____________________________
Date: _____________________________         Date: ______________________________

                                                                     Exhibit F-2


   Attach Term Sheet regarding the Joint Collaboration and License Agreement

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                                   Term Sheet

                    Joint Collaboration and License Agreement

         This will confirm the business understanding and intent of Princeton Video Image, Inc. ("PVI") and Cablevision Systems Corporation (or an affiliate to be designated by Cablevision Systems Corporation) ("Cablevision") (PVI and Cablevision, collectively, "we" or "us"). Subject to the signing of a mutually satisfactory definitive agreement, the parties intend to collaborate to develop technology, including the computer hardware, software and documentation, television set-top box interfaces, equipment and related technology, to create virtual, in-content, interactive and targeted advertising and enhancement products for downstream real-time insertion of images into video at multiple distribution locations including, without limitation, via a cable head-end, a satellite uplink facility, a neighborhood distribution site, at individual homes, or individual receivers within a home (the "Project"). The Project's primary goal will be to create such virtual, in-content, interactive and targeted advertising and enhancement products specifically for use with television distribution (the "Primary Goal").

         We further agree to collaborate to develop additional products and applications relating to or flowing from the Project including, without limitation, (i) instant replay and virtual camera angle applications similar to the application and function of EyeVision, (ii) enhancements to provide viewer control of actual or virtual camera angles, (iii) improvements to delivery of multiple camera angles to set top boxes, and (iv) other products and applications as may be mutually agreed upon ("Additional Projects"). With regard to PVI's existing relationship with Revolution Co., LLC, PVI shall use its reasonable efforts to obtain all necessary rights and permissions from Revolution Co., LLC [CONFIDENTIAL TREATMENT REQUESTED] in support of and for use in connection with the Additional Projects.

         We agree to negotiate in good faith and with reasonable diligence to establish a definitive collaboration and cross license agreement to implement the terms set forth herein. Our negotiations will be based upon the following principles and terms:

Page -2-

Definitions                       Capitalized terms herein not otherwise defined
                                  shall have the meanings described under the L-VIS(TM) System License Agreement dated this date between the parties (the "L-VIS
                                  Agreement").

                                   "Content Provider" shall mean an entity
                                  owning or controlling video programming
                                  content.

                                  "Network" shall mean a broadcast channel for the dissemination of video programming content through a television system, cable system, satellite system or other such similar broadcasting system.

                                  "Net Revenues" means Revenues received, net of any payments Cablevision or its Licensed Affiliate makes to non-Affiliate Networks or Content Providers to obtain rights to insert Electronic Images in order to obtain Revenue, provided that only Revenues obtained for actual insertion of Electronic Images shall be included, and that any other ancillary revenues, including, without limitation, revenues related to "e-Commerce" or "T-Commerce" transactions, shall be excluded.

                                  "System Operator" shall mean an entity
                                  providing a system for distributing Networks to end users, such as the Cablevision cable distribution system.

Collaboration                     We will agree upon a development collaboration
                                  plan with stated goals, activities, time lines, testing and benchmarks where we will each commit to devote resources and personnel reasonably available to us in a manner to be determined. We will negotiate and agree upon our respective commitment of assets and resources to the collaboration.


Cross-Licenses                    Each of us will grant to the other
                                  non-exclusive licenses of intellectual
                                  property we own or control necessary and appropriate to the advancement of the Project and Additional Projects.


License to PVI                    Cablevision will grant to PVI the exclusive
                                  perpetual worldwide [CONFIDENTIAL TREATMENT
                                  REQUESTED] right to use, sublicense or
                                  otherwise commercialize, for all purposes,

Page -3-

                                  any technology and intellectual property rights jointly developed under or as part of the Project and Additional Projects, which Cablevision jointly owns and controls with PVI, subject to retained rights.

                                  Cablevision shall further grant to PVI a non-exclusive perpetual worldwide
                                  [CONFIDENTIAL TREATMENT REQUESTED] right to use, sublicense or otherwise commercialize any technology and intellectual property which Cablevision solely owns or controls, to the extent necessary to allow PVI to exploit the development of the Projects and Additional Projects.

License to Cablevision            PVI will grant to Cablevision and each of its
                                  Licensed Affiliates the non-exclusive
                                  perpetual worldwide right to use any
                                  technology, intellectual property and products developed under or as part of the Project and Additional Projects, which PVI owns or controls solely or jointly with Cablevision, or which PVI is otherwise entitled to license or sublicense, upon terms described below.

                                  Unless otherwise specifically agreed, licenses to technology and intellectual property developed under or as part of, and products emanating from, the Project or Additional Projects, and not directly relating to the Primary Goal, [CONFIDENTIAL TREATMENT REQUESTED].

                                  Technology and intellectual property developed under or as part of, and products emanating from, the Project or Additional Projects, relating to the Primary Goal, shall be licensed upon the following terms:

                                  With respect to Cablevision's and its Licensed Affiliates' rights as a System Operator where Cablevision or its Licensed Affiliate performs downstream insertion of Electronic Images into programming content owned or controlled by any rightsholders (whether or not Affiliates of Cablevision) the following terms shall apply:

                                  (1)      Cablevision and its Licensed
                                           Affiliates shall pay PVI the royalty
                                           or revenue sharing rate set forth
                                           below multiplied by the amount of Net
                                           Revenues.

                                  (2)      Cablevision and its Licensed
                                           Affiliates will have an initial
                                           6-month grace period to use licensed
                                           technology for promotion of
                                           Cablevision and/or its

Page -4-


                                           Licensed Affiliates, before royalty
                                           obligations commence. The initial
                                           6-month grace period shall
                                           commence, with respect to each
                                           product, from the time such product
                                           is first used by Cablevision or a
                                           Licensed Affiliate.

                                  (3) Subsequently, Cablevision shall have a perpetual [CONFIDENTIAL TREATMENT REQUESTED] right to use up to 25% of Electronic Image avails (rounded up to the nearest whole avail) for the benefit of Cablevision and/or its Licensed Affiliates.

                                  (4)      PVI may not charge (and agrees to
                                           waive, if it charges generally)
                                           [CONFIDENTIAL TREATMENT REQUESTED],
                                           to any Network or Content Provider
                                           for the delivery of enabled
                                           programming content to
                                           Cablevision or its Licensed
                                           Affiliates for downstream
                                           insertion of Electronic Images.

                                  (5) At the request of Cablevision or any of its Licensed Affiliates, PVI shall convey a [CONFIDENTIAL TREATMENT REQUESTED] perpetual non-exclusive license to any Network or Content Provider solely for the delivery of enabled programming content to Cablevision or its Licensed Affiliates for downstream insertion of Electronic Images.

                                  (6)      [CONFIDENTIAL TREATMENT REQUESTED].



                                  With respect to Cablevision's and its Licensed Affiliates' rights as a Content Provider or Network, where Cablevision or its Licensed Affiliate enables programming content for downstream insertion of Electronic Images by a System Operator (whether or not an Affiliate of Cablevision):

                                  (1)      PVI will provide all necessary
                                           equipment requested by Cablevision or
                                           any of the Licensed Affiliates at
                                           [CONFIDENTIAL TREATMENT REQUESTED].

Page -5-


                                  (2)      PVI will provide any requested
                                           services to enable programming
                                           content [CONFIDENTIAL TREATMENT
                                           REQUESTED].

                                  (3)      PVI shall not charge any System
                                           Operator a higher royalty or other
                                           fee for Electronic Image insertion
                                           based on the fact that Cablevision or
                                           its Licensed Affiliate is the Content
                                           Provider or Network being distributed
                                           over such System Operator's system
                                           than it charges for such insertion
                                           with respect to any other Content
                                           Provider or Network distributed over
                                           such system. [CONFIDENTIAL TREATMENT
                                           REQUESTED].


Royalty rate                      The royalty or revenue sharing rate shall be


                                  [CONFIDENTIAL TREATMENT REQUESTED]


                                  Revenue from insertion of Electronic Images by Cablevision or its Licensed Affiliates under the L-VIS Agreement and under the joint collaboration and licensing agreement contemplated hereby shall count towards the amount of cumulative Revenues above, as well as under the L-VIS Agreement.

                                  Any license fees prepaid under related
                                  agreements shall be creditable against
                                  equipment costs, services costs, royalties, and other monetary obligations incurred as set forth herein.

Limitation of Licensed            For the purposes hereof, the definition of
System Operator Affiliates        Licensed Affiliate shall not include any
                                  entity, in its role as System Operator, that Cablevision acquires, if, after giving effect to such acquisition and together with all prior acquisitions of such entities after the date of the definitive agreement, such acquisition adds a net total of more than 10 million acquired subscribers (after discounting for any subscribers sold).


Inventions                        Each party (including the Licensed Affiliates)
                                  will own intellectual property developed by its own employees. Intellectual property developed jointly will be owned jointly.
                                  Cablevision and PVI will coordinate patent prosecution and

Page -6-


                                  maintenance of joint inventions with the related technology owned independently. All inventions and joint inventions shall be cross-licensed as provided above.

The collaboration, licenses and all other terms and conditions governing our relationship and the Project will be embodied in a mutually acceptable definitive agreement with other reasonable and customary terms and conditions. The definitive agreement must be approved and signed by each of us before taking effect.

                                  Exhibit G-1

Section 3.3(a)  Subsidiaries.

         1. Princeton Video Image Europe, N.V. ("PVI Europe"), with 90% of the outstanding capital stock owned by the Company; Interactive Media, N.V. owns the remaining 10% of the outstanding capital stock of Princeton Video Image Europe, N.V.

                  Warrants to be issued to the General Manager of PVI Europe for the purchase of [CONFIDENTIAL TREATMENT REQUESTED] of the common stock of PVI Europe, pursuant to his employment arrangement, will provide that if PVI Europe has not commenced an initial public offering of its stock by [CONFIDENTIAL TREATMENT REQUESTED], the Company will grant to the General Manager warrants to purchase [CONFIDENTIAL TREATMENT REQUESTED] of the Company's Common Stock, and the warrants to purchase shares of PVI Europe will be cancelled.

                  Section 2 of the Shareholders Agreement, dated July 18, 2000, by and among Princeton Video Image, Inc., Interactive Media, S.A., and Princeton Video Image Europe, N.V. (the "PVI Europe Shareholders Agreement"), grant each party a right of first refusal to purchase, on the terms of the proposed sale, the shares which the other party proposes to sell. Section 3 of the PVI Europe Shareholders Agreement grants a "bring along right" giving the Company the option of requiring Interactive to sell its shares to the same party to whom PVI Europe agrees to sell its shares. Section 4 of the PVI Europe Shareholders Agreement grants a right of co-investment to the shareholders preventing PVI Europe from selling any shares, other than in connection with an initial public offering, unless PVI Europe offers each shareholder the opportunity to purchase its proportionate share of such shares on terms and conditions, including price, not less favorable to each shareholder than those on which PVI Europe proposes to sell such shares to any other purchaser.

         2. Princeton Video Image Latin America, L.L.C., the merger subsidiary under the Reorganization Agreement, a wholly-owned subsidiary. There are no Rights attendant to any shares of the PVI Latin America L.L.C. interests.

         3. Upon the closing of the Reorganization Agreement, the Company will become the direct and indirect holder of 100% of the equity interest in Publicidad Virtual, S.A. de C.V. There will be no Rights attendant to the shares of Publicidad Virtual after closing.

                                   Exhibit G-2

Section 3.3(b)  Other Entities.

         Under the Revolution Company, L.L.C. Operating Agreement, dated January 27, 2001, the Company owns a [CONFIDENTIAL TREATMENT REQUESTED] interest in Revolution Company, L.L.C., a Delaware Limited Liability Company, with CBS Technology Corporation owning [CONFIDENTIAL TREATMENT REQUESTED] and Core Digital Technologies, Inc. owning [CONFIDENTIAL TREATMENT REQUESTED]. The Company has executed the Operating Agreement, and the Company understands that the other members have approved the form of and are expected to execute the Operating Agreement in the immediate future.

         The Company owns 1,692,333 shares [CONFIDENTIAL TREATMENT REQUESTED] of Pineapplehead, Ltd., an Australian Company, as of June 30, 2000.

                                    Exhibit H

See Exhibit C, Schedule of Exceptions, pertaining to Section 3.4(c), Rights to Acquire Stock.

                                   Exhibit I-1

Section 3.7(a)  List of Intellectual Property Rights.


         U.S. Patents.

         Patent No. 5,264,933, which relates to basic pattern recognition video insertion technology, was issued on November 23, 1993, will expire on January 28, 2012 and was assigned to the Company on January 22, 1992.

         Patent No. 5,543,856, which relates to the use of remote insertion of images that might be useful in a narrow casting application, was issued on August 6, 1996, will expire on October 27, 2013 and was assigned to the Company on October 22, 1993.

         Patent No. 5,627,915, which relates to a pattern recognition system using templates, was issued on May 6, 1997, will expire on January 31, 2015 and was assigned to the Company on January 30, 1995.

         Patent No. 5,808,695, which relates to a method of tracking scene motion for live video insertion systems, was issued on September 15, 1998 and will expire on December 29, 2015 and was assigned to the Company on December 27, 1995.

         Patent No. 5,892,554, which relates to inserting live and moving objects into scenes, was issued to the Company on April 6, 1999, will expire on November 28, 2015, and was assigned to the Company on March 31, 1998.

         Patent No. 5,953,076, which relates to techniques for occlusion processing, was issued on September 14, 1999 and will expire on June 12, 2016.

         Patent No. 6,100,925, which relates to techniques for combining camera sensors with image processing, was issued on August 8, 2000, and will expire on November 25, 2017.

         U.S. Trademarks.

         L-VIS (TM), C-TRAK (TM)

         Foreign Patents and Trademarks.

         Australia, Patent No. 687,086, issued 6/4/98.

         Spain, Patent No. 0746942

         France, Patent No. 0746942

         UK, Patent No. 0746942

         Italy, Patent No. 0746942

         Japan, Patent No. 3058691

         Luxemberg, Patent No. 0746942

         Mexico, Patent No. 188,649

         Netherlands, Patent No. 0746942

         New Zealand, "downstream case" issued 1/97, expires 8/24/2014

         Peru, Patent No. 858

         Russia, Patent No. 2144279

         Australia, Patent No. 698648

         EU, Patent No. 0792068

         Greece, Patent No. 3032500

         Sweden, Patent No. 792,063

         Argentina, Patent No. AR 25289SV1

         Greece, Patent No. 3031285

         Mexico, Patent No. 183,569

         Sweden, Patent No. 595,808

         Mexico, Patent No. 194066

         EU, Patent No. 0796541

         Greece, Patent No. 3030996

         Mexico, Patent No. 196502

         Sweden, Patent No. 796,541

         Argentina, Patent No. AR 002498


Applications.
------------

      Chile, Applications No. 1996-153

      EU, Application No. 96905244.8

      Venezuela, Application No. SN 145-96

      Brazil, Application No. SN P19405641-2

      Canada, Application No. 2,175,038

      Chile, Application No. 1575-94

      China, Application No. 94 1 93937.5

      Germany, Application No. 69409407.2-08

      EU, EP Application No. 94924588.0, priority date of 10/27/93, grant issued 2/19/98; validated in 10 European countries.

      Korea, Application No. SN 96-702,186

      Singapore, Application No. 9604188-4

      Belgium, Validation of 3780.107.1, unknown status

      Germany, Application No. 6942155472

      Spain, validation application of 3780-107.1EP, Patent No. 072068

      France, validation application of 3780-107.1EP, Patent No. 072068

      Italy, Application No. 19816BE/2000

      Netherlands, validation application of 3780-107.1EP, Patent No. 072068

      Chile, Application No. 1224.93

      EU, EPO Application No. 9191562.8 (EP 3780-109)

      Germany, validation of EP 3780-109, EPO Application No. 9191562.8

      Spain, validation of EP 3780-109, EPO Application No. 9191562.8

      France, validation of EP 3780-109, EPO Application No. 9191562.8

      UK, validation of EP 3780-109, EPO Application No. 9191562.8

      Italy, validation of EP 3780-109, EPO Application No. 9191562.8

      Japan, Application No. 518234/91

      Netherlands, Certification of Domicile on EP 3780-109, EPO Application No. 9191562.8

      Singapore, application "Television Displays Having Selected Inserted Displays", coincides with EP 3780-109, EPO Application No. 9191562.8

      Argentina, Application based on U.S. Patent 5,892,554

      Brazil, Application No. 9609169

      Chile, SN 1067-96

      EU, EPO Application No. 96921559.9

      Japan, Application based on U.S. Patent 5,892,554

      Peru, SN 00457.96

      Brazil, Application No. 9608944.

      Germany, validation of EPO Application No. 96921560.7 (Patent No. 0796541)

      Spain, validation of EPO Application No. 96921560.7 (Patent No. 0796541)

      France, validation of EPO Application No. 96921560.7 (Patent No. 0796541)

      UK, validation of EPO Application No. 96921560.7 (Patent No. 0796541)

      Italy, validation of EPO Application No. 25686BE/99

      Japan, Application No. 9-503,299

      Netherlands, validation of EPO Application No. 96921560.7 (Patent No. 0796541)

      Brazil, application based on U.S. Application No. PCT/US97/04083

      EU, EPO Application No. 97915980.3

      Japan, Application No. 09-538866, laid open as No. 2000-509236

      Mexico, Application No. 988,955

      U.S., Application No. 09/171,941

      Brazil, Application No. 9714971-3

      EU, EPO Application No. 97949613.0

      Japan, Application No. 10-524822

      Mexico, Application No. 99-4772

      U.S., Application No. 09/308,949, Motion Tracking Using Image-Texture Templates

      EU, Application No. PCT/US97/21608, Motion Tracking Using Image-Texture Templates

      U.S., Application No. 09/331,332, Set Top Device Enhanced for Targeted Electronic Insertion Into Video

      EU, Application No. PCT/US97/23396, Set Top Device Enhanced for Targeted Electronic Insertion Into Video

      Brazil, Application No. 9714970-6

      China, Application No. 97180124.X

      EU, EPO Application No. 97948522.4

      Japan, Application No. 10-524821

      Mexico, Application No. 99-4800

      U.S., Application No. 09/230,099

      U.S., Application No. PCT/US97/23386

      Brazil, Application No. SN 9714949-7

      EU, EPO Application No. 97952519.3

      Japan, Application No. 10-528931

      Mexico, Application No. 99-5800.

      U.S., Application No. 09/331332

      EU, Application No. PCT/US99/01399, Event Linked Insertion of Indicia Into Video

      Argentina, Application No. P99 01 03639

      Brazil, Application No. P19907194-0

      Chile, Application No.1999-1844

      EU, filed

      Mexico, SN 7169

      Japan, filed by Mikio Hatta

      U.S., SN 09/600,768

      U.S., Provisional Application No. 60/115,666

      U.S., Provisional Application No. 60/129,812, Method and Apparatus to Overlay Comparative Time Determined Positional Data in a Video Display (inactive provisional)

      U.S., Application No. 09/551,824, Method and Apparatus to Overlay Comparative Time Determined Positional Data in a Video Display

      EU, PCT/US00/10012, Method and Apparatus to Overlay Comparative Time Determined Positional Data in a Video Display (European counterpart)

      U.S., Application No. 09/734,710 (from Provisional 60/170,394) 2-D/3-D Recognition/Tracking Algorithm for Soccer Application

      EU, PCT/US00/3367, 2 -D/3-D Recognition/Tracking Algorithm for Soccer Application (European counterpart)

      U.S., SN 60/170,398, System and Method of Real Time Insertion Into Video With Occlusion on Arean Containing Multiple Colors (inactive provisional)

      U.S., Application No. 09/734,709, System and Method of Real Time Insertion Into Video With Occlusion on Arean Containing Multiple Colors (from provisional SN 60/170,398)

      U.S., Application No. 09/230,099, Image Insertion In Video Streams Using a Combination of Physical Sensors and Pattern Recognition

      EU, Application No. PCT/US97/21607, Image Insertion In Video Streams Using a Combination of Physical Sensors and Pattern Recognition

      U.S. Application No. 09/171,941, Audio Enhanced Electronic Insertion of Indicia Into Video

      EU, Application No. PCT/US97/04083, Audio Enhanced Electronic Insertion of Indicia Into Video

      EU, Application No. PCT/US96/10166, System and Method of Real Time Insertions Into Video Using Adaptive Occlusion With a Synthetic Reference Image

      EU, Application No. PCT/US96/10163, System and Method for Inserting Static and Dynamic images Into a Live Video Broadcast

      EU, Application No. PCT/US96/10164, Method for Tracking Scene Motion for Live Video Insertion Systems

      EU, Application No. PCT/US96/01125, Live Video Insertion System Including Template Matching

      EU, Application No. PCT/US94/08863, Downstream Control of Electronic Billboard

      EU, Application No. PCT/US91/05174, Television Displays Having Selected Inserted Indicia

                                   Exhibit I-2

Section 3.7(c) Claims against the Company of Infringement of Intellectual Property Rights.

         See Exhibit C, Schedule of Exceptions, pertaining to Section 3.9, Litigation.

                                   Exhibit I-3

Section 3.7(c)  Third Party Infringement of Intellectual Property Rights

         See Exhibit C, Schedule of Exceptions, pertaining to Section 3.9, Litigation.

         The DVC Group, located in Morristown, New Jersey, may be proposing to use, market or sell a product or service for streaming internet insertions; such use, marketing or sale may violate or conflict with Intellectual Property Rights owned or controlled by the Company. (DVC claiming under Patent No. 6061659).

                                   Exhibit I-4

Section 3.7(d)  Agreements to Indemnify Third Parties.

         None.

                                   Exhibit I-5

Section 3.7(e)  Licensed Rights to the Company.

         David Sarnoff Research Center, Inc. David Sarnoff Research Center, Inc. ("Sarnoff") has granted the Company a non-exclusive worldwide license to practice Sarnoff's technology related to the electronic recognition of landmarks, including an exclusive license covering the specific fields of television advertising and television sports. The Company has also been granted a non-exclusive license for use of the Sarnoff technology in all other fields relating to sports or advertising, including video production, local video insertion, private networks, medical and scientific applications and uses by the United States Department of Defense or any other United States government agency. The grant does not include an expiration date.

         General Electric Company. General Electric Company ("GE") granted the Company a five-year non-exclusive, worldwide license relating to all GE patents on equipment for electronic recognition of selected landmarks; altering images in television programs for advertising purposes; or any purpose in television programs the principal focus of which is sports, as of July 1996. The license expires July 23, 2001.

         Theseus Research, Inc. Theseus Research, Inc. ("Theseus") has granted the Company a non-exclusive, worldwide license to use and sell Theseus' patented technology for the warping of images in real time. The license expires upon the expiration of the last of the patents included in the technology.

                                   Exhibit I-6

Section 3.7(f)  Licensed Rights to Third Parties.

         Amended and Restated Territory System License Agreement dated as of December 27, 2000 by and between the Company and Virtual Media Lab, Inc.

         Territory System License Agreement dated as of December 20, 2000 by and between Princeton Video Image, Inc. and Al Fajer Information & Services.

         Amendment Agreement dated January 1, 1999 between the Company and Publicidad Virtual, S.A. de C.V. amending the License Agreement dated March 1, 1994.

         License Agreement dated as of March 1, 1994 between the Company and Publicidad Virtual, S.A. de C.V.

         Territory System License Agreement dated August 31, 1999, between the Company and Sistemas de Publicidad Virtual, S.L.

         License Agreement to PVI Europe, dated July 12, 2000 between the Company and PVI Europe.

         Agreement between the Company and CBS News dated November 1, 1999 (Agreement grants use of an of L-VIS(R) system).

         Letter Agreement, dated July 19, 1999, extended by amendment dated February 22, 2000, between the Company and CanWest Global Communications Corporation (Agreement grants use of an L-VIS(R) system).

                                    Exhibit J


Section 3.14(a)  Material Contracts and Commitments.

         See Exhibit C, Schedule of Exceptions, Section 3.4(c), regarding commitments to issue shares of the Company's Common Stock or warrants to purchase shares of the Company's Common Stock for services provided to the Company.

         See Exhibit C, Schedule of Exceptions, Section 3.17(a) and (d), regarding material changes since June 30, 2000, with specific regard to transactions entered by the Company and changes to employment arrangements with officers of the Company.

         See Exhibit C, Schedule of Exceptions, Section 3.19, regarding transactions with officers and directors of the Company.

         See Exhibits I-5 and I-6, regarding agreements pertaining to Intellectual Property matters.


1) Employment Agreement dated January 24, 1997 between the Company and Brown F Williams.

2)       Employment Agreement dated March 4, 1997 between the Company and Samuel
A. McCleery.

3) Employment Agreement, dated as of February 5, 1998, between the Company and Lawrence Epstein.

4) Employment Agreement dated November 23, 1998 between the Company and Dennis P. Wilkinson.

5) Employment Agreement dated September 30, 1999, between the Company and Paul Slagle.

6)       1993 Employee Stock Option Plan, as amended.

7) Lease Agreement dated July 16, 1997, amended June 1, 1999, between the Company and Princeton South at Lawrenceville One.

8) Lease Agreement dated July 26, 2000 between the Company and Global Workplaces, for New York office space.

9) Guaranty of Rent by the Company for lease contract entered into between Perifund C.V.A. and Princeton Video Image Europe, N.V. dated December 18, 2000.

10) Letter Agreement dated November 5, 1998 between the Company and CBS Sports, a division of CBS Broadcasting, Inc.

11) Binding Letter of Intent between NFL International, a division of NFL Enterprises L.P., and the Company, executed on January 6, 1999 and restated by letter agreement dated April 21, 2000.

12) Agreement dated August 9, 1999, between the Company and CBS Sports, a division of CBS Corporation.

13) Form of Subscription Agreement dated October 20, 1999 between the Company and various subscribers.

14) SmallCaps Online Group LLC Advising Agreement dated December 1, 2000 by and between the Company and SmallCaps Online Group LLC.

15) Letter Agreement between the Company and First Union Securities dated August 23, 2000.

16) Agreement between the Company and Bartlit Beck Herman Palenchar & Scott dated November 1, 1999.

17) Agreement between the Company and Digital Video Arts, Ltd. dated March 22, 2000.

18) Joint Development and Marketing Agreement between the Company and Engage Technologies, Inc. dated December 15, 2000 (superseding and replacing the agreement dated May 23, 2000).

19) Agreement between the Company and ScholarShop, Inc. d/b/a Food for Thought, signed November 17, 2000.

20)      Agreement between the Company and RealNetworks, Inc. dated April 28,
2000.

21)      Letter Agreement between the Company and RespondTV dated April 11,
2000.

22) Capitalized Lease Agreement with Associates Commercial Corp. dated September 30, 1999.

23) Paine Webber Letter of Credit dated September 25, 1997 for approximately $60,000; security deposit for leased property.

24)      Agreement between the Company and Endeavor, dated January 11, 2001.

                                    Exhibit K

Section 7(c) Shares and Rights included in the denominator of the Warrants.*

NATURE OF SHARES AND RIGHTS                                                     NUMBER
---------------------------                                                     ------
Current outstanding shares of Common Stock                                      10,089,995

Current outstanding options (vested, unvested, in-the-$, out-of-the-$)           3,047,807

Current outstanding warrants (vested, unvested, in-the-$, out-of-the-$)          1,307,130

Shares to be issued to Presencia en Medios, SA de CV  ("Presencia") pursuant     2,678,353
to the Reorganization Agreement, dated as of December 28, 2000 (the
"Reorganization Agreement"), by and among the Company, Presencia and certain other parties

Warrants to be issued to Presencia pursuant to the Reorganization Agreement      1,036,825

Warrants to be issued to Allen & Company Incorporated upon the consummation        200,000
of the Reorganization Agreement

Warrants to be issued to Presencia pursuant to the Amendment Agreement, dated      500,000
as of February 4, 2001, by and between the Company, Presencia and certain other parties

Shares to be received by the Purchaser pursuant to this Agreement                4,000,000

* In addition to the above, the parties agreed to include an additional 50,000 shares of Common Stock in the denominator of the Warrants.

                                    Exhibit L

Section 7  Negative Covenants.

         Company actions not prohibited by the negative covenants: See Exhibit C, Schedule of Exceptions, Section 3.17(d), with regard to actions taken by the Board of Directors on February 2, 2001 pertaining to employment arrangements, the grant of options, and other matters.

                                   Schedule I

         Attach Form of Board Approval

                           PRINCETON VIDEO IMAGE, INC.

                             CABLEVISION RESOLUTIONS

                  WHEREAS, the Board of Directors (the "Board") of Princeton Video Image, Inc. (the "Corporation") has reviewed the proposed Stock and Warrant Purchase Agreement (the "Agreement") pursuant to which PVI Holding, LLC or any other direct or indirect subsidiary or affiliate of Cablevision Systems Corporation (the "Purchaser") proposes, among other things, to acquire 4,000,000 shares of the Corporation's common stock, no par value, (the "Common Stock" ) of which approximately 2,000,000 shares (the "First Shares") will be purchased on the First Closing Date (as defined in the Agreement) and the balance (the "Second Shares" and together with the First Shares, the "Shares") on the Second Closing Date (as defined in the Agreement) and (iii) warrants (the "Warrant") to purchase up to 11,471,908 shares of Common Stock (the "Warrant Shares") at the exercise prices set forth in the Warrant, all for an aggregate purchase price of $10 million (the "Purchase Price"), to be paid on the terms set forth in the Agreement; and

                  WHEREAS, as required by the Agreement, the Corporation and the Purchaser will enter into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which the Purchaser will have the right to require the Corporation to register the shares of Common Stock acquired by the Purchaser; and

                  WHEREAS, as required by the Agreement, the Corporation, the Purchaser, and certain shareholders of the Corporation will enter into a Shareholders Agreement (the "Shareholders Agreement"); and

                  WHEREAS, as required by the Agreement, the Corporation and the Purchaser will enter into a License Agreement (the "License Agreement") and a Joint Collaboration and License Agreement (the "Joint Collaboration Agreement"); and

                  WHEREAS, the Purchaser requires that certain parties to the Reorganization Agreement dated as of December 28, 2000 among the Corporation, Presencia en Medios, S.A. ("Presencia") and others waive certain rights provided to them by the Reorganization Agreement and become parties to the Shareholders Agreement; and

                  WHEREAS, the Board has reviewed the proposed Amendment Agreement (the "Amendment Agreement") pursuant to which, in consideration of the matters set forth in the previous paragraph hereto, certain sections of the Reorganization Agreement will be amended and Presencia will receive warrants (the "Presencia Warrant") to purchase 500,000 shares of the Corporation's common stock (the "Presencia Warrant Shares"); and

                  WHEREAS, as required by the Agreement, the Corporation shall create a wholly-owned subsidiary which shall be incorporated in the State of Delaware (the "Merger Subsidiary"); and

                  WHEREAS, as required by the Agreement, the Corporation shall merge with and into the Merger Subsidiary; and

                  WHEREAS, the Agreement requires the Corporation to obtain the approval of its shareholders to certain aspects of the transactions contemplated by the Agreement and the other Transaction Documents (as defined in the Agreement) (collectively, the "Transactions"); and

                  WHEREAS, the Board has reviewed, inter alia, the potential effects of the Transaction on the financial condition and prospects of the Corporation, the alternatives to the Transaction available to the Corporation and the fairness opinion delivered by First Union Securities, Inc.; and

                  WHEREAS, the directors believe that the Transactions are in the best interests of the Corporation, its stockholders, creditors and other constituencies; and

                  WHEREAS, upon the First Closing (as defined in the Agreement), the Purchaser will be an "interested stockholder" of the Corporation within the meaning of the New Jersey Shareholders Protection Act, N.J.S. 14A:10A-1, et. seq. (the "Act"); and

                  WHEREAS, the Act prohibits an interested stockholder (as such term is defined in the Act) from engaging in a "business combination" (as such term is defined in the Act) with the Corporation for five years following the interested stockholder's "stock acquisition date" (as such term is defined in the Act) unless the business combination is approved by the Board prior to that stock acquisition date and prohibits an interested stockholder from engaging in a "business combination" with the Corporation at any time unless the business combination: (a) is approved by the Board prior to that stock acquisition date, or (b) after such five year period, is approved by the affirmative vote of the holders of two-thirds of the voting stock of the Corporation not beneficially owned by the interested stockholder at a meeting called for such purpose or (c) meets certain requirements set forth in subsection c of Section 5 of the Act; and

              WHEREAS, in the exercise of its good faith business judgment, the Board reasonably believes that it may be in the best interests of the Corporation, its shareholders and its other constituencies to engage in a business combination with the Purchaser or an affiliate or associate of the Purchaser; and

              WHEREAS, in the exercise of its good faith business judgment the Board reasonably believes that it would be harmful to the Corporation, its shareholders and its other constituencies if the Board failed to take action to avoid precluding the Corporation from engaging in a business combination with the Purchaser or an affiliate or associate of the Purchaser and is adopting these resolutions to avoid restricting the Corporation from engaging in such business combinations; and

              WHEREAS, the Board, after considering all of the factors set forth above and after consulting with its legal counsel, has determined in its good faith business judgment that it is in the best interests of the Corporation, its shareholders and its other constituencies that certain business combinations with the Purchaser or an affiliate or associate of the Purchaser be, to the maximum extent permitted by law, approved as required by the Act;

              NOW, THEREFORE, it is hereby

THE TRANSACTION

               RESOLVED, that the Corporation issue and sell to the Purchaser, on the terms and conditions set forth in the Agreement, the First Shares, the Second Shares, the Warrant and the Warrant Shares and that upon issuance and payment in compliance with the terms of the Agreement and the Warrant (as to the Warrant Shares), the First Shares, the Second Shares and the Warrant Shares will be duly and validly issued, fully paid and nonassessable.

               RESOLVED, that the Corporation issue and sell to Presencia, on the terms and conditions set forth in the Amendment Agreement and the Presencia Warrant, the Presencia Warrant and the Presencia Warrant Shares and that upon issuance and payment in compliance with the terms of the Presencia Warrant, the Presencia Warrant Shares will be duly and validly issued, fully paid and nonassessable.

              RESOLVED, that each of the Chairman of the Board, President, the Vice Presidents, Secretary, Treasurer, or any other officer of the Corporation and any other person delegated by the Chairman of the Board or the President of the Corporation or any one or more of them (each an "Authorized Person") be and hereby is authorized and directed on behalf of the Corporation and in its name to execute, deliver and perform the Agreement, the Registration Rights Agreement, the Shareholders Agreement, the License, the Joint Collaboration Agreement, the Warrant, the Amendment Agreement and the Presencia Warrant with such changes and in such form as he or she determines to be necessary or appropriate and to take all actions and execute all other documents required thereby, the taking of such actions and the execution of such documents to be conclusive evidence of such determination.

              RESOLVED, that the Corporation hereby reserves for issuance of the First Shares and the Second Shares 4,000,000 shares of Common Stock.

              RESOLVED, that the Corporation hereby reserves for issuance upon exercise of the Warrant and the Presencia Warrant 11,471,908 shares of Common Stock and 500,000 shares of Common Stock, respectively, which number of shares shall be increased or decreased from time to time to reflect adjustments pursuant to the terms of the Warrant and the Presencia Warrant, respectively, in the number of shares of Common Stock issuable upon exercise thereof.

THE DELAWARE REINCORPORATION

               RESOLVED, that the form of Certificate of Incorporation and bylaws for the Merger Subsidiary presented to the Board is hereby approved.

               RESOLVED, that each Authorized Person is authorized and directed on behalf of the Corporation and in its name to take all actions and execute all documents which he or she determines to be necessary or appropriate to cause the formation of the Merger Subsidiary under the laws of Delaware and to cause the Corporation to become the sole stockholder of the Merger Subsidiary, the taking of such actions and the execution of such documents to be conclusive evidence of such determination.

               RESOLVED, that the Corporation become a Delaware corporation by merging with and into the Merger Subsidiary (the "Merger").

               RESOLVED, that each Authorized Person is authorized and directed on behalf of the Corporation and in its name to take such actions and execute, deliver and perform such documents (including without limitation an agreement of merger) as he or she determines to be necessary or appropriate for the purpose of effecting the Merger, the taking of such actions and the execution of such documents to be conclusive evidence of such determination.

                  RESOLVED, that in the event that the requisite number of shareholders of the Corporation entitled to vote in respect thereof vote in favor of effecting the Merger, each Authorized Person is authorized and directed on behalf of the Corporation and in its name to execute and file with such state agencies such documents (including without limitation a certificate of merger) as he or she determines to be necessary or appropriate for the purpose of effecting the Merger, the execution and filing of such documents to be conclusive evidence of such determination.

THE SHAREHOLDERS MEETING

               RESOLVED, that a Special Meeting of Shareholders of the Corporation be and hereby is called to be held at the offices of the Corporation in Lawrenceville, New Jersey, on such date as the Board shall subsequently determine for the purpose of considering and approving the sale and issuance of the Second Shares, the Warrant and the Warrant Shares and the Merger and to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

               RESOLVED, that the Board recommend to the shareholders that they approve (i) the sale and issuance of the Second Shares, the Warrant and the Warrant Shares upon exercise of the Warrant and (ii) the Merger.

               RESOLVED, that each Authorized Person be and hereby is authorized with the advice of counsel to prepare, file with the Securities and Exchange Commission, and mail to shareholders as of the record date, which shall be such date as the Board shall subsequently determine, a copy of the notice of Special Meeting of Shareholders, Proxy Statement and proxy for said meeting.

              RESOLVED, that Brown F. Williams, Lawrence Epstein and Samuel A. McCleery be, and each of them, with full authority to act without the other, hereby is, designated as a proxy to vote at the Special Meeting of Shareholders all proxies received by the Board upon the Transaction, the Merger and such other business as may properly come before the meeting or any adjournment or adjournments thereof.

              RESOLVED, that Richard J. Pinto or any other representative of Smith, Stratton, Wise, Heher & Brennan and representatives of The American Stock Transfer and Trust Company be and hereby are appointed to serve as inspectors of the election at the Special Meeting of Shareholders.

THE NEW JERSEY SHAREHOLDERS PROTECTION ACT

              RESOLVED, that, in addition to the Transactions, all business combinations (as such term is defined in the Act) between the Corporation on the one hand and the Purchaser or an affiliate or an associate of the Purchaser (as such terms are defined in the Act) on the other hand shall be, and hereby are, ratified and approved in all respects on and as of the date hereof notwithstanding that such business combination shall be entered into subsequent to the Purchaser's stock acquisition date (as such term is defined in the Act); provided, that any such business combination shall be approved by a vote of a majority of the directors of the Corporation serving as directors at the time that such business combination is submitted to the Board for approval (excluding for purposes of determining such a majority vote any Purchaser Director (as such term is defined in the Agreement)).

              RESOLVED, that the considerations set forth in the preamble to these resolutions are an integral part hereof and that any court determining the applicability or validity of these resolutions shall, to the maximum extent possible, interpret these resolutions so as to give the full effect thereto intended by the Board of the Corporation as evidenced by such preamble.

              RESOLVED, that the foregoing resolutions regarding the Act may not be amended, modified, supplemented, rescinded, revoked or annulled without the unanimous consent of the entire Board of the Corporation (including the Purchaser Directors, if any, then serving on the Corporation's Board).

GENERAL

              RESOLVED, that each Authorized Officer be and hereby is authorized to execute and deliver any and all contracts, deeds, and writings of any nature and to do any other act or thing in the name and on behalf of the Corporation that he or she determines to be necessary or appropriate to carry out the foregoing resolutions, the taking of such actions and the execution of such documents to be conclusive evidence of such determination.

                                   Schedule II

         Attach Approvals and Waivers with Respect to the Mexican Affiliate

              FORM OF SIDE AGREEMENT REGARDING MEXICAN TRANSACTION

The signatories hereunder (other than PVI Holding, LLC, a Delaware limited liability company (the "Purchaser")) are parties to the Reorganization Agreement, dated as of December 28, 2000 (the "Agreement"), as amended in the Amendment Agreement, dated as of February 4, 2000 (the "Amendment Agreement", together with the Agreement, the Reorganization Agreement"), by and among Presencia en Medios, SA de CV, a Mexican corporation ("Presencia"), Eduardo Sitt, David Sitt, Roberto Sonabend, Presence in Media LLC, a Delaware limited liability company, Virtual Advertisement LLC, a Delaware limited liability company, PVI LA, LLC, a Delaware limited liability company, Princeton Video Image, Inc. (the "Company"), a New Jersey corporation and Princeton Video Image Latin America, LLC, a New Jersey limited liability company.

Notwithstanding anything to the contrary in the Reorganization Agreement or any side letters or agreements by or between any of the parties thereof, including without limitation, the letter from Lawrence L. Epstein of the Company, dated December, 2000, for good consideration:

(a) each of the undersigned hereby consents to the terms of the Stock and Warrant Purchase Agreement, dated as of February 4, 2001 (the "Purchase Agreement"), between the Company and the Purchaser;

(b) each of the members of the Seller Group hereby irrevocably waives its right to equity participation under Sections 7.3 and 7.4 of the Reorganization Agreement for the benefit of each of the Company and the Purchaser in relation to:

         (i) the issue of the Shares and the issue and exercise of the Warrants (each as defined in the Purchase Agreement);

         (ii) any shares of Common Stock proposed to be issued or issued pursuant to the Purchaser's preemptive rights under Section
                  6.2 of the Purchase Agreement; and

         (iii) the application of any anti-dilution provision under Section 6 of the Warrant Certificate in the form attached as Exhibit B to the Purchase Agreement; and

(c) the Company hereby irrevocably waives its rights under Section 8.4 of the Reorganization Agreement for the benefit of the Purchaser for the limited purpose of allowing the members of the Seller Group to vote in favor of the Proposals at the Shareholders Meeting (each as defined in the Purchase Agreement).

Furthermore, each of the parties to the Reorganization Agreement:


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


         (i) represents and warrants for the benefit of the Purchaser as of the date hereof that:

                  (A) it has not assigned or transferred, directly or indirectly, any PVI Stock, PVI Warrants or rights under the Reorganization Agreement since the execution of the Reorganization Agreement; and

                  (B) other than the documents set forth in Exhibit A attached hereto, the Reorganization Agreement is the only agreement among the parties with respect to the subject matter therein and has not been amended since its execution; and

         (ii) agrees not to amend or assign or transfer, directly or indirectly, any of its rights under the Reorganization Agreement or the PVI Warrants prior to the Second Closing without the prior written consent of the Purchaser; provided that Precensia does not require the prior written consent of the Purchaser in relation to any such transfer or assignment to its affiliates (as defined under Rule 405 of the Securities Act of 1933, as amended) or, if such affiliate is an individual, any such affiliate's immediate family (meaning such affiliate's spouse, parents, children, adopted children, stepchildren and grandchildren), trusts solely or primarily for the benefit of such individual or such individual's immediate family members, and corporations, partnerships, limited liability companies or other entities in which such individual or such individual's family members and/or trusts are the majority equity holders as the case may be, if and only if such transferee shall have, prior to such transfer or assignment, executed and delivered an agreement, in form and substance satisfactory to the Purchaser, agreeing to be bound by the terms of this Agreement to the extent that Precensia is bound.

         Unless stated to the contrary, all terms with initial capital letters are defined in accordance with the Reorganization Agreement.

         THIS SIDE AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK.

         This side agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.


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

IN WITNESS WHEREOF, the parties hereto have executed this side agreement as of February 4, 2001.

                                       PRESENCIA EN MEDIOS, SA DE CV


                                       By:/s/ David Sitt
                                          _______________________________
                                            Name:  David Sitt
                                            Title: Director General


                                       /s/ By Power of Attorney David Sitt
                                       __________________________________
                                       EDUARDO SITT


                                       /s/ David Sitt
                                       __________________________________
                                       DAVID SITT


                                       /s/ Roberto Sonabend
                                       __________________________________
                                       ROBERTO SONABEND


                                       PRESENCE IN MEDIA LLC


                                       By: /s/ David Sitt
                                          ________________________________
                                            Name:  David Sitt
                                            Title: Director General


                                       VIRTUAL ADVERTISEMENT LLC


                                           /s/ David Sitt
                                       By: _____________________________
                                            Name: David Sitt
                                            Title: Director General

                                       PVI LA, LLC

                                       By: /s/ David Sitt
                                          _______________________________
                                            Name:  David Sitt
                                            Title: Director General


                                       PRINCETON VIDEO IMAGE, INC.

                                       By: /s/ Dennis P. Wilkinson
                                          _______________________________
                                            Name:  Dennis P. Wilkinson
                                            Title: CEO



                                       PRINCETON VIDEO IMAGE LATIN
                                       AMERICA, LLC

                                       By: /s/ Dennis P. Wilkinson
                                          _______________________________
                                            Name:  Dennis P. Wilkinson
                                            Title: CEO

Agreed:

PVI HOLDING, LLC


By: /s/ William J. Bell
   ___________________________
     Name:  William J. Bell
     Title: Vice Chairman


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

                                                                       Exhibit A


Letters dated December 15, 2000 and December 2000 to Sections 4.26 and 7.3 of the Reorganization Agreement, respectively.

Letter dated February 4, 2001 regarding incurrence of working capital debt by Publicidad Virtual, S.A. de C.V.


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

                                  Schedule III

Section 3.21(a)  Employee Benefit Plans.

                  Bonus Plan

                  Amended 1993 Stock Option Plan

                  Medical & Dental

                  Long term Disability

                  Short Term Disability

                  401K Plan

                  Group Life Policy

                  Life AD&D Insurance

                  Flexible Benefits (Dependent Care and Medical)